                                                                     EXHIBIT 4.2
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                                CREDIT AGREEMENT

                                     among

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                         AS AGENT AND AN ISSUING BANK,
                       THE SEVERAL FINANCIAL INSTITUTIONS
                         FROM TIME TO TIME PARTY HERETO

                                      and

                            HEALTHCOR HOLDINGS, INC.
                                      and
                                HEALTHCOR, INC.,
                                  as Borrowers



                            Dated as of May 16, 1996





********************************************************************************

                               TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
ARTICLE I - Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.2    Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE II - Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.1    Revolving Credit Commitments  . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.2    Revolving Credit Notes  . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.3    Repayment of Revolving Credit Loans . . . . . . . . . . . . . . . . . . .  18
         Section 2.4    Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.5    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.6    Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.7    Reduction or Termination of Revolving Credit Commitments  . . . . . . . .  19

ARTICLE III - Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.1    Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.2    The Term Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.3    Repayment of Term Loans . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.4    Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.5    Prepayments from Excess Cash Flow . . . . . . . . . . . . . . . . . . . .  21
         Section 3.6    Request for Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.7    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE IV - Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.1    Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.2    Participation by Banks  . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.3    Procedure for Issuing Letters of Credit . . . . . . . . . . . . . . . . .  22
         Section 4.4    Reimbursements; Payments Constitute Revolving Credit Loans  . . . . . . .  22
         Section 4.5    Letter of Credit Fee  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 4.6    Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.7    Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.8    Letter of Credit Documents  . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE V - Borrowing Procedure; Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 5.1    Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 5.2    Conversions and Continuations . . . . . . . . . . . . . . . . . . . . . .  24
         Section 5.3    Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 5.4    Voluntary Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 5.5    Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.6    Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . . . . . . .  26

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                 Page
                                                                                                 ----
         Section 5.7    Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.8    Withholding Tax Exemption . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.9    Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE VI - Yield Protection and Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 6.1    Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 6.2    Limitation on Types of Loans  . . . . . . . . . . . . . . . . . . . . . .  29
         Section 6.3    Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.4    Treatment of Eurodollar Loans . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.5    Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.6    Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.7    Additional Costs in Respect of Letters of Credit  . . . . . . . . . . . .  31

ARTICLE VII - Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 7.1    Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 7.2    Lockbox Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 7.3    Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 7.4    Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE VIII - Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 8.1    Initial Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 8.2    All Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE IX - Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 9.1    Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 9.2    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 9.3    Corporate Action; No Breach . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 9.4    Operation of Business . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 9.5    Litigation and Judgments  . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 9.6    Rights in Properties; Liens . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 9.7    Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 9.8    Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 9.9    Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 9.10   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 9.11   Use of Proceeds; Margin Securities  . . . . . . . . . . . . . . . . . . .  40
         Section 9.12   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 9.13   Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 9.14   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 9.15   Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                 Page
                                                                                                 ----
         Section 9.16   Compliance with Laws; Environmental Liabilities . . . . . . . . . . . . .  41
         Section 9.17   Fraud and Abuse . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 9.18   Self Referral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE X - Positive Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 10.1   Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 10.2   Maintenance of Existence; Conduct of Business . . . . . . . . . . . . . .  43
         Section 10.3   Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 10.4   Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 10.5   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 10.6   Inspection Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 10.7   Keeping Books and Records . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.8   Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.9   Compliance with Agreements  . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.10  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.11  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.12  Security Agreements; Guaranties . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.13  Delivery of Post-Closing UCC Searches and Corporate Documents . . . . . .  45
         Section 11.1   Funded Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 11.2   Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 11.3   Mergers, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 11.4   Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 11.5   Loans and Investments . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 11.6   Limitation on Issuance of Subsidiaries' Capital Stock . . . . . . . . . .  51
         Section 11.7   Transactions With Affiliates  . . . . . . . . . . . . . . . . . . . . . .  51
         Section 11.8   Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 11.9   Sale and Leaseback  . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 11.10  Prepayment of Funded Debt . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 11.11  Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 11.12  Environmental Protection  . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 11.13  Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 11.14  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE XII - Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 12.1   Funded Debt to EBITDAA Ratio  . . . . . . . . . . . . . . . . . . . . . .  52
         Section 12.2   Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 12.3   Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 12.4   Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 12.5   Unleveraged Nonreimbursed Capital Expenditures  . . . . . . . . . . . . .  53





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
                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                 Page
                                                                                                 ----
ARTICLE XIII - Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 13.1   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 13.2   Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 13.3   Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 13.4   Performance by the Agent  . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE XIV - The Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 14.1   Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . .  57
         Section 14.2   Rights of Agent as a Bank . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 14.3   Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 14.4   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 14.5   Independent Credit Decisions  . . . . . . . . . . . . . . . . . . . . . .  60
         Section 14.6   Several Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 14.7   Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE XV - Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 15.1   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 15.2   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 15.3   LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 15.4   No Duty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 15.5   No Fiduciary Relationship . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 15.6   No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . .  62
         Section 15.7   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 15.8   Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 15.9   ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 15.10  Amendments, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 15.11  Maximum Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 15.12  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 15.13  GOVERNING LAW; VENUE; SERVICE OF PROCESS  . . . . . . . . . . . . . . . .  67
         Section 15.14  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 15.15  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 15.16  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 15.17  Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 15.18  Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . .  68

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (the "Agreement"), dated as of May 16, 1996, is among HEALTHCOR HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("Holdings"), HEALTHCOR, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company," with Holdings and the Company being hereinafter collectively referred to as the "Borrowers"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as an issuing bank (in such capacity, together with its successors in such capacity, an "Issuing Bank") and as agent for itself, the Issuing Banks and the other Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                R E C I T A L S:

         A. Holdings and Texas Commerce Bank National Association ("TCB") previously entered into that certain Credit Agreement dated as of May 1, 1995, as amended by that certain Letter Agreement dated as of March 31, 1996 (the "Holdings Credit Agreement"), pursuant to which TCB made certain term loans to Holdings in the aggregate principal amount of $19,846,514.00 (the "Existing Term Loans").

         B. The Company and TCB previously entered into that certain Third Amended and Restated Credit Agreement dated as of May 1, 1995, as amended by that certain Letter Agreement dated as of March 31, 1996 (the "Company Credit Agreement"), pursuant to which TCB made a revolving credit loan available to the Company in a principal amount not to exceed $5,000,000.00 outstanding at any time (the "Existing Revolving Loan").

         C. Holdings and the Company have requested the Banks to (i) refinance and increase the outstanding indebtedness of Holdings under the Existing Term Loans; and (ii) to make a revolving credit loan in the form of advances and letters of credit available to the Company in an aggregate principal amount not to exceed $10,000,000.00 outstanding at any time, a portion of the proceeds of which shall be used to repay the indebtedness of the Company outstanding under the Existing Revolving Loan.

         D. The Banks are willing to make such extensions of credit to the Borrowers upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:





CREDIT AGREEMENT - Page 1

                                   ARTICLE I

                                  Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

                 "Acquired Company" means, as of any date of calculation of EBITDAA, a Subsidiary acquired by a Company, or a Person all or substantially all of the assets of which have been acquired by a Company, and in each case having an Initial Report Date on or after the last day of the fifth (5th) calendar month prior to such date of calculation of EBITDAA.

                 "Acquired EBITDA" means, for each Acquired Company, either of the following as approved by the Required Banks: (i) two times EBITDA for such Acquired Company for the six (6) month period ended on the date of calculation, or (ii) EBITDA for such Acquired Company for the twelve (12) month period ended on the date of calculation, or (iii) if EBITDA for such Acquired Company is calculated for a period ended on the date of calculation which is longer than six (6) months but shorter than twelve (12) months, the annualized amount of such EBITDA; in each case calculated as of the Initial Report Date for such Acquired Company, multiplied by (b) the EBITDA Factor for such Acquired Company.

                 "Additional Costs" has the meaning specified in Section 6.1.

                 "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the Eurodollar Rate for such Eurodollar Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

                 "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent or more of any class of voting stock of such Person; or (c) five percent or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent, any Issuing Bank or any Bank be deemed an Affiliate of the Borrower or any of its Subsidiaries.

                 "Alternate Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of





CREDIT AGREEMENT - Page 2

         1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in Houston, Texas; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent determines (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                 "Alternate Base Rate Loans" means Loans, the interest rates on which are determined on the basis of the rates referred to in the definition of "Alternate Base Rate" in this Section 1.1.

                 "Applicable Commitment Fee Rate" means, for any day, a per annum percentage rate that is subject to adjustment (upwards or downwards, as appropriate) based on the Funded Debt to EBITDAA Ratio. Effective as of the last day of each calendar month (each an "Adjustment Date") the Applicable Commitment Fee Rate shall be adjusted to reflect the Applicable Commitment Fee Rate prescribed below for the Funded Debt to EBITDAA Ratio as demonstrated by the Compliance Certificate delivered for that month:

         =======================================================================
                                                           APPLICABLE COMMITMENT
                FUNDED DEBT TO EBITDAA RATIO                     FEE RATE
         =======================================================================
         Less than .75 to 1.00                                     .250%
         -----------------------------------------------------------------------
         Greater than or equal to .75 to 1.00, but less
         than 1.50 to 1.00                                         .250%
         -----------------------------------------------------------------------
         Greater than or equal to 1.5 to 1.00, but less
         than 2.25 to 1.00                                         .250%
         -----------------------------------------------------------------------
         Greater than or equal to 2.25 to 1.00                     .375%
         =======================================================================


         The Applicable Commitment Fee Rate shall be .375% from the date hereof until the first Adjustment Date after the date hereof that the Compliance Certificate demonstrates a change in the Funded Debt to EBITDAA Ratio to an amount so that another Applicable Commitment Fee Rate shall be applied. After each adjustment of the Applicable





CREDIT AGREEMENT - Page 3

         Commitment Fee Rate in accordance herewith, the new Applicable Commitment Fee Rate shall apply until the next Adjustment Date that the Compliance Certificate demonstrates a change in the Funded Debt to EBITDAA Ratio to an amount so that another Applicable Commitment Fee Rate shall be applied. Upon the request of the Agent, the Borrowers must demonstrate to the reasonable satisfaction of the Required Banks the required applicable ratio in order to obtain an adjustment to a lower Applicable Commitment Fee Rate. If the Borrowers fail to furnish to the Agent any Compliance Certificate by the date required by this Agreement, then the maximum Applicable Commitment Fee Rate shall apply until the Borrowers furnish the required Compliance Certificate to the Agent.

                 "Applicable Lending Office" means for each Bank and each Type of Loan, the Lending Office of such Bank (or of an Affiliate of such Bank) designated for such Type of Loan below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Loans of such Type are to be made and maintained.

                 "Applicable Margin" means, for any day, the margin of interest over the Eurodollar Rate or Alternate Base Rate, as the case may be, that is applicable when any Applicable Rate based on the Eurodollar Rate or the Alternate Base Rate is determined under this Agreement. The Applicable Margin is subject to adjustment (upwards or downwards, as appropriate) based on the Funded Debt to EBITDAA Ratio. Effective as of the last day of each calendar month (each an "Adjustment Date") the Applicable Margin for each type of Loan shall be adjusted to reflect the Applicable Margin prescribed below for the Funded Debt to EBITDAA Ratio as demonstrated by the Compliance Certificate delivered for that month:

          ===============================================================================
                  FUNDED DEBT TO                   EURODOLLAR RATE   ALTERNATE BASE RATE
                   EBITDAA RATIO                  APPLICABLE MARGIN    APPLICABLE RATE
          ===============================================================================
          Less than .75 to 1.00                         1.25%                  0%
          -------------------------------------------------------------------------------
          Greater than or equal to .75 to               1.75%                  0%
          1.00, but less than 1.50 to 1.00
          -------------------------------------------------------------------------------
          Greater than or equal to 1.50 to              2.25%               .250%
          1.00, but less than 2.25 to 1.00
          -------------------------------------------------------------------------------
          Greater than or equal to 2.25 to 1.00         2.75%               .750%
          ===============================================================================


         The Applicable Margin shall be .750% with respect to the Alternate Base Rate and 2.75% with respect to the Eurodollar Rate from the date hereof until the first Adjustment Date after the date hereof that the Compliance Certificate demonstrates a change in the Funded Debt to EBITDAA Ratio to an amount so that another Applicable Margin shall be applied. After each adjustment of the Applicable Margin for each Type of Loan in





CREDIT AGREEMENT - Page 4
         accordance herewith, the new Applicable Margin for each Type of Loan shall apply to all Loans of each such Type thereafter outstanding or made until the next Adjustment Date that the Compliance Certificate demonstrates a change in the Funded Debt to EBITDAA Ratio to an amount so that another Applicable Margin shall be applied. Upon the request of the Agent, the Borrowers must demonstrate to the reasonable satisfaction of the Required Banks the required applicable ratio in order to obtain an adjustment to a lower applicable margin for each Type of Loan. If the Borrowers fail to furnish to the Agent any Compliance Certificate by the date required by this Agreement, then the maximum Applicable Margin shall apply to all Loans of each such Type thereafter outstanding or made until the Borrowers furnish the required Compliance Certificate to the Agent.

                 "Applicable Rate" means: (a) during the period that a Loan is an Alternate Base Rate Loan, the Alternate Base Rate plus the Applicable Margin; and (b) during the period that a Loan is a Eurodollar Loan, the Adjusted Eurodollar Rate plus the Applicable Margin.

                 "Assignee" has the meaning assigned to it in Section 15.7(b).

                 "Assigning Bank" has the meaning assigned to it in Section 15.7(b).

                 "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Agent pursuant to Section 15.7, in substantially the form of Exhibit "J" hereto.

                 "Assignments of Life Insurance" shall have the meaning specified in Section 7.1(f).

                 "Borrower Security Agreements" means the Security Agreements of the Borrowers in favor of the Agent for the benefit of the Agent, the Banks and the Issuing Banks, in substantially the form of Exhibit "D-1" hereto, as the same may be amended, supplemented, or modified.

                 "Business Day" means (a) a day other than Saturday, Sunday or day on which commercial banks in Houston, Texas are not authorized or required to close, and, (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the Eurodollar interbank market.

                 "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For





CREDIT AGREEMENT - Page 5
         purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                 "Closing Date" means May 16, 1996, which shall be the date of the closing of the transactions contemplated by this Agreement and delivery of the items required to be delivered pursuant to Section 8.1.

                 "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

                 "Collateral" has the meaning specified in Section 7.1.

                 "Commitments" means, as to each Bank, its Revolving Credit Commitment and its Term Loan Commitment.

                 "Companies" means Holdings and (a) all of its affiliated entities including, without limitation, those entities described on
         Schedule 1 hereto, (b) Subsidiaries of any other present or future Company formed or acquired after the date of this Agreement, and (c) the successors and assigns of each of the foregoing entities.

                 "Company Credit Agreement" has the meaning specified in the Recitals hereto.

                 "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Companies.

                 "Continue," "Continuation," and "Continued" shall refer to the continuation pursuant to Section 5.2 of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

                 "Contribution and Indemnification Agreement" has the meaning specified in Section 8.1(q).

                 "Convert," "Conversion," and "Converted" shall refer to a conversion pursuant to Section 5.2 or Article VI of one Type of Loan into another Type of Loan.

                 "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

                 "Default Rate" means the lesser of (i) the Maximum Rate, or
         (ii) the sum of the Applicable Rate in effect from day to day, plus four percent (4%).

                 "Dollars" and "$" mean lawful money of the United States of America.





CREDIT AGREEMENT - Page 6

                 "EBITDA" means, for any Person for any period, the sum of the following for such period determined in accordance with GAAP on a consolidated basis: (a) net income before provision for income taxes, plus (b) Interest Expense, plus (c) depreciation, amortization and other non-cash charges to the extent actually deducted in arriving at net income, minus (d) extraordinary income, plus (e) extraordinary losses, minus (f) depreciation, relating to the Rockwell Project.

                 "EBITDA Factor" means, for each Acquired Company as of any date of calculation of EBITDAA, the percentage set forth below corresponding to the Initial Report Date for such Acquired Company, relative to such date of calculation of EBITDAA:

         =======================================================================
                       INITIAL REPORT DATE           EBITDA FACTOR
         =======================================================================
         Same as date of calculation of                  1.000
         EBITDAA
         -----------------------------------------------------------------------
         Last day of first calendar month prior
         to date of calculation of EBITDAA                .667
         -----------------------------------------------------------------------
         Last day of second calendar month
         prior to date of calculation of
         EBITDAA                                          .500
         -----------------------------------------------------------------------
         Last day of third calendar month prior
         to date of calculation of EBITDAA                .417
         -----------------------------------------------------------------------
         Last day of fourth calendar month
         prior to date of calculation of
         EBITDAA                                          .333
         -----------------------------------------------------------------------
         Last day of fifth calendar month prior
         to date of calculation of EBITDAA                .167
         =======================================================================

                 "EBITDAA" means, as of any date, the sum of (a) two times EBITDA for the Companies on a consolidated basis for the six (6) month period ended on such date, plus (b) the Acquired EBITDA for all Acquired Companies.

                 "Eligible Assignee" means any commercial bank, savings and loan association, savings bank or other financial institution having capital and surplus of at least $100,000,000 and reasonably acceptable to the Agent.

                 "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.





CREDIT AGREEMENT - Page 7

                 "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

                 "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

                 "Eurodollar Loans" means Loans the interest rates on which are determined on the basis of the rates referred to in the definition of "Adjusted Eurodollar Rate" in this Section 1.1.

                 "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which the Reference Bank or any of its Affiliates is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the first day of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for a number of days comprised therein and in an amount comparable to the principal amount of the Eurodollar Loan to which such Interest Period relates.

                 "Event of Default" has the meaning specified in Section 13.1.

                 "Excess Cash Flow" means, for any Person for any period, the sum of the following determined in accordance with GAAP on a consolidated basis: (a) net income, plus (b) depreciation, amortization, non-cash taxes and other non-cash charges to the extent actually deducted in arriving at net income for such period, minus (c) other non-cash gains, minus (d) total scheduled principal payments on long term debt during such period, minus (e) optional principal prepayments on the Term Loans during such period, minus (f) Interest Expense paid in cash for such period, minus (f) Unleveraged Nonreimbursed Capital Expenditures made during such period, minus (g) total scheduled payments made in respect of Capital Lease Obligations.

                 "Existing Revolving Loan" has the meaning specified in the Recitals hereto.

                 "Existing Term Loans" has the meaning specified in the Recitals hereto.





CREDIT AGREEMENT - Page 8

                 "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to TCB on such day on such transactions as determined by the Agent.

                 "Fee Letter" means the letter agreement dated April 24, 1996, between the Agent and Holdings.

                 "Fixed Charge Coverage Ratio" means, as of any date, the ratio determined on a consolidated basis of (a) EBITDAA, less (i) two times cash taxes paid by the Companies during the six (6) month period ended on such date less, (ii) two times the Unleveraged Nonreimbursed Capital Expenditures for the six (6) month period ended on such date, plus (iii) two times the amount of capital expenditures made during the six (6) month period ended on such date that were paid in cash by the companies in connection with the Rockwell Project and reimbursed in advance by Medicare to (b) the sum of (i) the total scheduled principal payments and mandatory principal prepayments (excluding the amount of any mandatory principal prepayments made pursuant to Section
         3.5 of this Agreement) on long-term debt and Capital Lease Obligations of the Companies (including any payment obligations or debt that are not subordinated to the Obligations in form and substance satisfactory to Lender in its sole discretion and that would arise in connection with any mandatory redemption of equity or conversion of equity to debt) during the twelve (12) month period beginning on such date, plus
         (ii) two times the Interest Expense of the Companies for the six (6) month period ended on such date.

                 "Funded Debt" means at any time (without duplication): (a) all obligations of the Companies, or any of them, for borrowed money and all obligations of the Companies, or any of them, evidenced by bonds, notes, debentures, or other similar instruments, including without limitation the indebtedness of the Borrowers pursuant to this Agreement, (b) all Capital Lease Obligations of the Companies, or any of them, (c) all debt or other obligations of others Guaranteed by the Companies, or any of them, (d) all reimbursement obligations of the Companies, or any of them (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (e) all obligations of the Companies, or any of them, to pay the deferred purchase price of property or services, except trade accounts payable of the Companies, or any of them, arising in the ordinary course of business that are not past due by more than ninety (90) days, (f) all obligations secured by a Lien existing on property owned by the Companies, or any of them, whether or not the obligations secured thereby have been assumed by the Companies, or any of them, or are non-recourse to the





CREDIT AGREEMENT - Page 9
         credit of the Companies, or any of them, and (g) all other debt of the Companies, or any of them.

                 "Funded Debt to EBITDAA Ratio" means, at any time, the ratio of Funded Debt to EBITDAA.

                 "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

                 "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

                 "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Guaranties" means (i) the guaranties of the respective Guarantors in favor of the Agent for the benefit of the Agent, the Issuing Banks and the Banks, each in substantially the form of Exhibit "E-1" hereto, as the same may be amended, supplemented or modified,
         (ii) the guaranties, each in substantially the form of Exhibit "E-1" hereto, hereafter executed by any Companies formed or acquired after the date of this Agreement, as the same may be amended, supplemented or modified, and (iii) the guaranties of each of the Borrowers with respect to the Obligations of the other Borrower, each in substantially the form of Exhibit "E-2" hereto, as the same may be amended, supplemented or modified.

                 "Guarantors" means the Companies other than the Borrowers.





CREDIT AGREEMENT - Page 10

                 "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

                 "Health Care Regulators" means all federal and state governmental regulators and accreditation agencies and their respective official intermediaries and/or carriers, including without limitation the Texas Department of Health, and the Health Care Financing Administration and its intermediary and/or carrier.

                 "Holdings Credit Agreement" has the meaning specified in the Recitals hereto.

                 "Holdings Pledge Agreement" means that certain pledge agreement in favor of the Agent for the benefit of the Agent, the Issuing Banks and the Banks, in substantially the form of Exhibit "F-1" hereto, as the same may be amended, supplemented or modified.

                 "HOME" means HealthCor Oxygen and Medical Equipment, Inc. (formerly known as Permian Medical, Inc. and successor in interest by merger to Colfax Medical Service and Supply, Inc., L.M. Supply & Service, Inc. and Arlington Diversified Medical Equipment, Inc.), a Texas corporation.

                 "HOME Holdings" means HealthCor Oxygen and Medical Equipment Holdings, Inc. (formerly known as HealthCor Oxygen and Medical Equipment, Inc.), a Texas corporation.

                 "HOME Holdings Pledge Agreement" means that certain pledge agreement in favor of the Agent for the benefit of the Agent, the Issuing Banks and the Banks, in substantially the form of Exhibit "F-2" hereto, as the same may be amended, supplemented or modified.

                 "HOME Pledge Agreement" means that certain pledge agreement in favor of the Agent for the benefit of the Agent, the Issuing Banks and the Banks, in substantially the form of Exhibit "F-3" hereto, as the same may be amended, supplemented or modified.

                 "Initial Report Date" for an Acquired Company means either (a) the last day of the calendar month in which the stock or assets of such Acquired Company are acquired by a Company, or (b) the last day of the calendar month immediately preceding the calendar month in which the stock or assets of such Acquired Company are acquired by a Company, or (c) if the requisite financial information cannot be determined for the dates or periods set forth in clause (a) or clause
         (b) above, then the last day of another preceding calendar month approved by the Required Banks.

                 "Interest Expense" means for any Person for any period of calculation thereof, all interest (whether accrued as a liability and payable in cash or imputed) on debt, liabilities or other obligations of such Person during such period.





CREDIT AGREEMENT - Page 11

                 "Interest Period" means with respect to any Eurodollar Loans, each period commencing on the date such Loan is made or converted from an Alternate Base Rate Loan or, in the case of each subsequent, successive Interest Period applicable to a Eurodollar Loan, the last day of the next preceding Interest Period with respect to such Loan, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the applicable Borrower may select as provided in Section 5.1, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period for a Eurodollar Loan which would otherwise extend beyond the maturity date of the Note evidencing such Eurodollar Loan shall end on the maturity date of such Note; (c) no more than four (4) Interest Periods shall be in effect at the same time; (d) no Interest Period shall have a duration of less than one
         (1) month and, if the Interest Period would otherwise be a shorter period, Eurodollar Loans shall not be available hereunder, and (e) no Interest Period for any Loans may extend beyond a principal repayment date unless, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans having Interest Periods that end after such principal payment date shall be equal to or less than the Loans to be outstanding hereunder after such principal payment date.

                 "Issuing Bank" means, with respect to any Letter of Credit, TCB or any of its Affiliates or, with the approval of the Agent, any other Bank which chooses to be an Issuing Bank hereunder, in its capacity as issuer of each Letter of Credit.

                 "L/C Application" has the meaning specified in Section 4.1.

                 "L/C Documents" has the meaning specified in Section 4.1.

                 "LC Participation" means, with respect to any Bank at any time, the amount of the participating interest held by such Bank in respect of a Letter of Credit.

                 "Letter of Credit" means any standby letter of credit issued by an Issuing Bank for the account of the Company pursuant to Article IV.

                 "Letter of Credit Liabilities" means, at any time, the aggregate face amounts of all outstanding Letters of Credit.

                 "Letter of Credit Request Form" means a certificate, in substantially the form of Exhibit "C" hereto, properly completed and signed by the Company requesting issuance of a Letter of Credit.





CREDIT AGREEMENT - Page 12

                 "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

                 "Loan Documents" means this Agreement and all promissory notes, security agreements, pledge agreements, deeds of trust, fee letters, assignments, guaranties, letters of credit, letter of credit applications and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

                 "Loan Request Form" means a certificate, in substantially the form of Exhibit "B-1" hereto, properly completed and signed by the Company with respect to Revolving Credit Loans or Holdings with respect to Term Loans, requesting a Loan.

                 "Loans" means the Revolving Credit Loans and the Term Loans.

                 "Maximum Rate" means, at any time and with respect to any Bank, the maximum rate of interest under applicable law that such Bank may charge the Borrowers. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrowers at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069-1.04, Vernon's Texas Civil Statutes.

                 "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Holdings or any ERISA Affiliate and which is covered by Title IV of ERISA.

                 "Notes" means the Revolving Credit Notes and the Term Notes.

                 "Notice of Continuation or Conversion" means a certificate, in substantially the form of Exhibit "B-2" hereto, properly completed and signed by the applicable Borrower requesting the conversion of a Loan from one Type into another Type or the continuation of a Eurodollar Loan.

                 "Obligated Party" means any Guarantor or any other Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.





CREDIT AGREEMENT - Page 13

                 "Obligations" means all obligations, indebtedness, and liabilities of the Borrowers to the Agent, the Issuing Banks and the Banks, or any of them, arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of the Borrowers under this Agreement and the other Loan Documents (including, without limitation, all of the Company's contingent reimbursement obligations in respect of Letters of Credit), and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

                 "Operating Lease" means any lease (other than a lease constituting a Capital Lease Obligation) of real or personal property.

                 "Payor" has the meaning assigned to it in Section 5.6.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                 "Permitted Debt" has the meaning specified in Section 11.1.

                 "Permitted Liens" has the meaning specified in Section 11.2.

                 "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

                 "Pharmacy" means HealthCor Pharmacy, Inc., a Texas corporation.

                 "Pharmacy Pledge Agreement" means that certain pledge agreement in favor of the Agent for the benefit of the Agent, the Issuing Banks and the Banks, in substantially the form of Exhibit "F-4" hereto, as the same may be amended, supplemented or modified.

                 "Plan" means any employee benefit or other plan established or maintained by Holdings or any ERISA Affiliate and which is covered by Title IV of ERISA.

                 "Pledge Agreements" means the Holdings Pledge Agreement, the HOME Holdings Pledge Agreement, the HOME Pledge Agreement and the Pharmacy Pledge Agreement.

                 "Preferred Stock Purchase Agreements" means Holdings' Convertible Preferred Stock Purchase Agreement dated October 18, 1989, as amended, and Series B Convertible Preferred Stock Purchase Agreement dated June 1, 1992, as amended.

                 "Principal Office" means the principal office of the Agent, presently located at 707 Travis, Houston, Texas 77002.





CREDIT AGREEMENT - Page 14

                 "Prohibited Transaction" means any transaction set forth in
         Section 406 of ERISA or Section 4975 of the Code.

                 "Quarterly Payment Date" means the first day of each February, May, August and November of each year, the first of which shall be the first such day after the date of this Agreement.

                 "Reference Bank" means Texas Commerce Bank National
         Association.

                 "Register" has the meaning assigned to it in Section 15.7(d).

                 "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                 "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                 "Reportable Event" means any of the events set forth in
         Section 4043 of ERISA.

                 "Required Banks" means at any time while no Loans or Letter of Credit Liabilities are outstanding, Banks having at least 75% of the aggregate amount of the Commitments and, at any time while Loans or Letter of Credit Liabilities are outstanding, Banks holding at least 75% of the outstanding aggregate principal amount of the Loans and LC Participations.

                 "Required Payment" has the meaning assigned to it in Section
         5.6.

                 "Reserve Requirement" means, for any Eurodollar Loan for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans.





CREDIT AGREEMENT - Page 15

                 "Revolving Credit Commitment" means, as to each Bank, the obligation of such Bank to make Revolving Credit Loans and purchase participations in Letters of Credit pursuant to Section 4.1 in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Revolving Credit Commitment," or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced pursuant to Section 2.7 or terminated pursuant to Section 2.7 or 13.2 and (b) reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to Section 15.7.

                 "Revolving Credit Loan" means, as to each Bank, the loans to be made by such Bank pursuant to Section 2.1.

                 "Revolving Credit Note" means a promissory note of the Company payable to the order of a Bank, in substantially the form of Exhibit "A-1" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

                 "Revolving Credit Termination Date" means 10:00 A.M. Houston, Texas time on June 30, 1999, or such earlier date and time on which the Revolving Credit Commitments terminate as provided in this Agreement.

                 "RICO" means the Racketeer Influenced and Corrupt Organization Act of 1970, as amended from time to time.

                 "Rockwell Project" means that certain software consulting and design project conducted pursuant to a consulting agreement with Rockwell International.

                 "Security Agreements" means (i) the Security Agreements in favor of the Agent for the benefit of the Agent, the Issuing Banks and the Banks, each in the form of Exhibit "D-1" hereto for each Borrower or Exhibit "D-2" hereto for each Guarantor, as the same may be amended, supplemented or modified, and (ii) the Security Agreements, each in substantially the form of Exhibit "D-2" hereto, hereafter executed by any Companies formed or acquired after the date of this Agreement, as the same may be amended, supplemented or modified.

                 "Subsidiary" means any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Holdings or one or more of the Subsidiaries or by Holdings and one or more of the Subsidiaries.

                 "Term Loan" means as to each Bank, the term loan to be made by such Bank pursuant to Section 3.1.





CREDIT AGREEMENT - Page 16

                 "Term Loan Commitments" means, as to each Bank, the obligation of such Bank to make a Term Loan hereunder in the principal amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Term Loan Commitment" or on the signature pages of an Assignment and Acceptance, as the case may be.

                 "Term Loan Maturity Date" means 10:00 a.m. Houston, Texas time on June 30, 2001.

                 "Term Note" means a promissory note of Holdings payable to the order of a Bank, in substantially the form of Exhibit "A-2" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

                 "Termination Date" means, with respect to the Revolving Credit Commitments, the Revolving Credit Termination Date, and with respect to the Term Loan Commitments, May 16, 1996.

                 "Type" means any type of Loan (i.e., Alternate Base Rate Loan or Eurodollar Loan).

                 "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

                 "Unleveraged Nonreimbursed Capital Expenditures" means, for any period of determination, the total capital expenditures of the Companies less increases in long term debt directly associated with those expenditures less any reimbursements of such expenditures paid in cash by Medicare during such period.

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof," "herein," and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

                                   ARTICLE II

                             Revolving Credit Loans

         Section 2.1 Revolving Credit Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more Revolving Credit Loans to the Company from time to time from the date hereof to and including the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Revolving Credit Commitment as then in effect, provided that the aggregate amount of all Revolving Credit Loans at any time outstanding shall not exceed





CREDIT AGREEMENT - Page 17
the aggregate amount of the Revolving Credit Commitments minus the outstanding Letter of Credit Liabilities. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Company may borrow, repay, and reborrow hereunder the amount of the Revolving Credit Commitments by means of Alternate Base Rate Loans and Eurodollar Loans and, until the Revolving Credit Termination Date, the Company may Convert Loans of one Type into Loans of another Type. Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

         Section 2.2 Revolving Credit Notes. The obligation of the Company to repay each Bank for Revolving Credit Loans made by such Bank and interest thereon shall be evidenced by a Revolving Credit Note executed by the Company, payable to the order of such Bank, in the principal amount of such Bank's Revolving Credit Commitment, and dated the date hereof or such later date as may be required with respect to transactions contemplated by Section 15.7.

         Section 2.3 Repayment of Revolving Credit Loans. The Company shall repay the unpaid principal amount of all Revolving Credit Loans on the Revolving Credit Termination Date.

         Section 2.4 Interest. The unpaid principal amount of the Revolving Credit Loans shall bear interest at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate, or (b) the Applicable Rate. If at any time the Applicable Rate for any Revolving Credit Loan shall exceed the Maximum Rate, thereby causing the interest accruing on such Revolving Credit Loan to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Revolving Credit Loan shall not reduce the rate of interest on such Revolving Credit Loan below the Maximum Rate until the aggregate amount of interest accrued on such Revolving Credit Loan equals the aggregate amount of interest which would have accrued on such Revolving Credit Loan if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Revolving Credit Loans shall be due and payable as follows:

                 (i) in the case of Alternate Base Rate Loans, on the fifth (5th) day of each calendar month;

                 (ii) in the case of each Eurodollar Loan, on the last day of the Interest Period with respect thereto and in the case of an Interest Period with a duration greater than three months, on the last day of each third month during such Interest Period;

                 (iii) upon the payment or prepayment of any Revolving Credit Loan or the Conversion of any Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, or Converted); and

                 (iv)     on the Revolving Credit Termination Date.

Notwithstanding the foregoing, any outstanding principal of any Revolving Credit Loan and (to the fullest extent permitted by law) any other amount payable by the Company under this





CREDIT AGREEMENT - Page 18

Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

         Section 2.5 Use of Proceeds. The proceeds of Revolving Credit Loans shall be used by the Company for general corporate purposes, including support of working capital, issuance of Letters of Credit for all Subsidiaries and to refinance the outstanding indebtedness of the Company to TCB under the Existing Revolving Loan.

         Section 2.6 Commitment Fee. The Company agrees to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Credit Commitment for the period from and including the date of this Agreement to and including the Revolving Credit Termination Date, at the Applicable Commitment Fee Rate based on a 360 day year and the actual number of days elapsed. For the purposes of calculating the commitment fee hereunder, the Revolving Credit Commitment shall be deemed utilized by the amount of all outstanding Revolving Credit Loans and Letters of Credit. Accrued commitment fee shall be payable in arrears on each Quarterly Payment Date and on the Revolving Credit Termination Date.

         Section 2.7 Reduction or Termination of Revolving Credit Commitments. Subject to the terms of Section 5.4 regarding prepayments, the Company shall have the right to terminate in whole or reduce in part the unused portion of the Revolving Credit Commitments upon at least three Business Days' prior notice (which notice shall be irrevocable) to the Agent specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided, however, the aggregate Revolving Credit Commitments shall never be reduced below an amount equal to the outstanding Letter of Credit Liabilities. Each partial reduction shall be in the amount of $100,000 or an integral multiple thereof and the Company shall simultaneously prepay the amount by which the unpaid principal amount of the Revolving Credit Loans plus the outstanding Letter of Credit Liabilities exceeds the Revolving Credit Commitments (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. The Commitments may not be reinstated after they have been terminated or reduced.

                                  ARTICLE III

                                   Term Loans

         Section 3.1 Term Loans. Subject to the terms and conditions of this Agreement, each Bank agrees to make a Term Loan to Holdings in the amount of its Term Loan Commitment in a single advance on or before May 16, 1996.

         Section 3.2 The Term Notes. The obligation of Holdings to repay the Term Loans and interest thereon shall be evidenced by the Term Notes, each of which shall be executed by Holdings and payable to the order of a Bank, in the principal amount of such Bank's Term Loan





CREDIT AGREEMENT - Page 19

Commitment and dated the date hereof or such later date as may be required with respect to transactions contemplated by Section 15.7.

         Section 3.3 Repayment of Term Loans. Holdings shall repay the unpaid principal amount of the Term Loans in eighteen consecutive quarterly installments in the following amounts on the first day of each February, May, August and November during each year set forth below, and a final installment in the amount of all outstanding principal of the Term Loans shall be due and payable on June 30, 2001.

                      Year                             Payment
                      ----                             -------
                      1997                            $  750,000
                      1998                            $1,000,000
                      1999                            $1,250,000
                      2000                            $1,500,000
                      2001                            $1,750,000

         Section 3.4 Interest. The unpaid principal amount of the Term Loans shall bear interest at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate, or (b) the Applicable Rate. If at any time the Applicable Rate for any Term Loan shall exceed the Maximum Rate, thereby causing the interest accruing on such Term Loan to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Term Loan shall not reduce the rate of interest on such Term Loan below the Maximum Rate until the aggregate amount of interest accrued on such Term Loan equals the aggregate amount of interest which would have accrued on such Term Loan if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Term Loans shall be due and payable as follows:

                 (i) in the case of Alternate Base Rate Loans, on each Quarterly Payment Date;

                 (ii) in the case of each Eurodollar Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period with a duration greater than three months, on the last day of each third month during such Interest Period;

                 (iii) upon the payment or prepayment of any Term Loan or the Conversion of any Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, or Converted); and

                 (iv)     on the Term Loan Maturity Date.

Notwithstanding the foregoing, any outstanding principal of any Term Loan and (to the fullest extent permitted by law) any other amount payable by the Borrowers under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.





CREDIT AGREEMENT - Page 20

         Section 3.5 Prepayments from Excess Cash Flow. If for any fiscal year, commencing with the fiscal year ending December 31, 1996, there shall be any Excess Cash Flow for such fiscal year, fifty percent (50%) of such Excess Cash Flow shall be applied toward prepayment of installments of the Term Loans in the inverse order of maturity. Such application of prepayments shall be made first to Alternate Base Rate Loans and second to Eurodollar Loans. Each such prepayment shall be made on or before the date that is seven (7) Business Days after the earlier of (a) the date on which the financial statements referred to in subsection 10.1(a) are required to be delivered to the Agent and the Banks and (b) the date on which such financial statements are actually delivered.

         Section 3.6 Request for Term Loans. The Term Loans shall be made on at least one Business Days prior notice from Holdings to the Agent by means of a Loan Request Form containing the information required therein.

         Section 3.7 Use of Proceeds. The proceeds of the Term Loans shall be used by Holdings to (i) refinance the outstanding indebtedness of Holdings to TCB under the Existing Term Loans, (ii) to finance the acquisition of substantially all of the assets of I Care of Arkansas, Inc. and the outstanding capital stock of certain Affiliates thereof, and (iii) for general corporate purposes.

                                   ARTICLE IV

                               Letters of Credit

         Section 4.1 Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Banks agree to issue one or more Letters of Credit for the account of the Company from time to time from the date hereof to and including the Revolving Credit Termination Date; provided, however, that the outstanding Letter of Credit Liabilities shall not at any time exceed the lesser of (1) $1,000,000, or (2) an amount equal to the aggregate amount of the Revolving Credit Commitments minus the sum of the outstanding Revolving Credit Loans. Each Letter of Credit shall have an expiration date not beyond the Revolving Credit Termination Date, shall be payable in Dollars must be satisfactory in form and substance to the applicable Issuing Bank, and shall be issued pursuant to such documents and instruments (including, without limitation, such Issuing Bank's standard application for issuance of letters of credit as then in effect [each an "L/C Application"]) as such Issuing Bank may require (collectively, the "L/C Documents"). No Letter of Credit shall require any payment by the Issuing Bank to the beneficiary thereunder pursuant to a drawing prior to the third Business Day following presentment of a draft and any related documents to the Issuing Bank.

         Section 4.2 Participation by Banks. By the issuance of any Letter of Credit (which shall include any letters of credit issued by TCB for the account of the Company under the Company Credit Agreement that are outstanding on the Closing Date) and without any further action on the part of the applicable Issuing Bank or any of the Banks in respect thereof, each Issuing Bank hereby grants to each Bank and each Bank hereby agrees to acquire from each Issuing Bank a participation in each such Letter of Credit and the related Letter of Credit





CREDIT AGREEMENT - Page 21

Liabilities, effective upon the issuance thereof without recourse or warranty, equal to such Bank's pro rata part (based on the Revolving Credit Commitments) of such Letter of Credit and Letter of Credit Liabilities. Each Issuing Bank shall provide a copy of each Letter of Credit to each other Bank promptly after issuance. This agreement to grant and acquire participations is an agreement between each Issuing Bank and the Banks, and neither the Company nor any beneficiary of a Letter of Credit shall be entitled to rely thereon. The Company agrees that each Bank purchasing a participation from any Issuing Bank pursuant to this Section 4.2 may exercise all its rights to payment against the Company including the right of setoff, with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

         Section 4.3 Procedure for Issuing Letters of Credit. Each Letter of Credit shall be issued on at least three Business Days prior notice from the Borrower to the applicable Issuing Bank (with a copy to the Agent) by means of a Letter of Credit Request Form describing the transaction proposed to be supported thereby and specifying the information required therein. Such Issuing Bank shall notify each Bank of the contents of each such notice on the day such notice is received by such Issuing Bank if received by 11:00 a.m. Houston, Texas time on a Business Day and otherwise on the next succeeding Business Day. Upon fulfillment of the applicable conditions precedent contained in Article VIII, such Issuing Bank shall make the applicable Letter of Credit available to the Company or, if so requested by the Company, to the beneficiary of the Letter of Credit.

         Section 4.4 Reimbursements; Payments Constitute Revolving Credit Loans. Each payment by an Issuing Bank pursuant to a drawing under a Letter of Credit shall constitute and be deemed an Alternate Base Rate Loan by each Bank to the Company under such Bank's Revolving Credit Note and this Agreement as of the day and time such payment is made by such Issuing Bank and in the amount of such Bank's pro rata share of such payment; provided, however, if the applicable conditions precedent contained in Section 8.2 are not satisfied on the date such payment is made, the Company shall pay to the Agent for the account of the Issuing Bank, prior to 10:00 a.m. Houston, Texas time on the Business Day immediately following the date such payment is made by the Issuing Bank, the amount of such payment, together with interest thereon at the Alternate Base Rate plus the Applicable Margin from the date such payment is made by the Issuing Bank. If the Company fails to reimburse the Issuing Bank for such drawing prior to 10:00 a.m. Houston, Texas time on the Business Day following the date such payment is made by the Issuing Bank, such amount shall bear interest at the Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Promptly on the Business Day immediately following the date each payment is made by an Issuing Bank pursuant to a drawing under a Letter of Credit and after receipt of notice from the Issuing Bank of the Company's failure to reimburse the Issuing Bank for such payment and the amount of such payment, each Bank will make available to the Agent for the account of the Issuing Bank at the Principal Office in immediately available funds, such Bank's pro rata share of such payment.

         Section 4.5 Letter of Credit Fee. The Company shall pay to the Agent for the account of the Banks (to be shared ratably) a nonrefundable letter of credit fee payable on the date each





CREDIT AGREEMENT - Page 22

Letter of Credit is issued, renewed or extended in an amount equal to the greater of (i) one and one-half percent (1-1/2%) per annum of the face amount of such Letter of Credit, for the period during which such Letter of Credit will remain outstanding, based on a 360 day year and the actual number of days elapsed, or (ii) $500.00. Such letter of credit fee shall be payable upon the issuance of each such Letter of Credit, as a condition to such issuance. A nonrefundable fee in the amount of one-eighth of one percent (1/8%) per annum of the average daily face amount of such Letter of Credit shall be payable by the Company to the applicable Issuing Bank for its own account. In addition to the foregoing fees, the Company shall pay or reimburse the applicable Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

         Section 4.6 Obligations Absolute. The obligations of the Borrowers under this Agreement and the other Loan Documents (including without limitation the obligation of the Company to reimburse the applicable Issuing Bank for draws under any Letter of Credit) shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including without limitation the following circumstances:

                 (a) Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

                 (b) The existence of any claim, set-off, counterclaim, defense or other rights which the Company, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Issuing Bank, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;

                 (c) Any statement, draft, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                 (d) Payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; or

                 (e) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         Section 4.7 Limitation of Liability. The Company assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank, the Agent, any Bank nor any of their officers or directors shall have any responsibility or liability to the Company or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to





CREDIT AGREEMENT - Page 23
take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Issuing Bank, (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages, (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect, (d) the payment by the Issuing Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit, or
(e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 4.8 Letter of Credit Documents. Certain additional provisions regarding the obligations, liabilities, rights, remedies and agreements of the Company and the Issuing Bank relative to the Letters of Credit shall be set forth in the L/C Documents.

                                   ARTICLE V

                         Borrowing Procedure; Payments

         Section 5.1 Borrowing Procedure. The Borrowers shall give the Agent notice of each requested Loan by means of a Loan Request Form containing the information therein required on the requested date of each Alternate Base Rate Loan and at least three Business Days before the requested date of each Eurodollar Loan. The Agent at its option may accept telephonic requests for Loans, provided that such acceptance shall not constitute a waiver of the Agent's right to delivery of a Loan Request Form in connection with subsequent Loans. Any telephonic request for a Loan by any Borrower shall be promptly confirmed by submission of a properly completed Loan Request Form to the Agent. Each Revolving Credit Loan shall be in a minimum principal amount of $100,000 or an integral multiple thereof. The aggregate principal amount of Eurodollar Loans having the same Interest Period shall be at least equal to $1,000,000. The Agent shall notify each Bank of the contents of each such notice. Not later than 12:00 P.M. Houston, Texas time on the date specified for each Loan hereunder, each Bank will make available to the Agent at the Principal Office in immediately available funds, for the account of the Borrower, its pro rata share of each Loan. After the Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Agent will make each Loan available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office. All notices under this Section shall be irrevocable and shall be given not later than 10:00 A.M. Houston, Texas, time on the day which is not less than the number of Business Days specified above for such notice.

         Section 5.2 Conversions and Continuations. The Borrowers shall have the right from time to time to Convert all or part of a Loan of one Type into a Loan of another Type or to





CREDIT AGREEMENT - Page 24

Continue Eurodollar Loans as Eurodollar Loans by giving the Agent written notice at least three Business Days before Conversion or Continuation by means of a Notice of Conversion or Continuation containing the information required therein; provided that (i) Eurodollar Loans may only be Converted on the last day of the Interest Period, and (ii) except for Conversions into Alternate Base Rate Loans, no Conversions shall be made while a Default has occurred and is continuing. The Agent shall promptly notify each Bank of the contents of each such notice. All notices under this Section shall be irrevocable and shall be given not later than 10:00 A.M. Houston, Texas time on the day which is not less than the number of Business Days specified above for such notice. If the applicable Borrower shall fail to give the Agent the notice as specified above for Continuation or Conversion of a Eurodollar Loan prior to the end of the Interest Period with respect thereto, such Eurodollar Loan shall be Converted automatically into an Alternate Base Rate Loan on the last day of the then current Interest Period for such Eurodollar Loan.

         Section 5.3 Method of Payment. All payments of principal, interest, and other amounts to be made by the Borrowers under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 10:00 A.M., Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Each Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by such Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that such Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 5.6 hereof). Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 5.4 Voluntary Prepayment. The Borrowers may, upon at least one Business Day's prior notice to the Agent in the case of Alternate Base Rate Loans and at least three Business Days' prior notice to the Agent in the case of Eurodollar Loans, prepay the Loans in whole at any time or from time to time in part without premium or penalty (except as set forth in Section 6.5) but with accrued interest to the date of prepayment on the amount so prepaid, provided that (a) Eurodollar Loans may be prepaid only on the last day of the Interest Period for such Loans, and (b) each partial prepayment shall be in the principal amount of $1,000,000 or an integral multiple thereof. Otherwise, the applicable Borrower shall pay to the Agent on demand for the account of the Banks, any loss or expense that the Banks incur because of such prepayment. All notices under this Section shall be irrevocable and shall be given not later than 10:00 A.M. Houston, Texas, time on the day which is not less than the number of Business Days specified above for such notice.





CREDIT AGREEMENT - Page 25

         Section 5.5 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan shall be made by the Banks under Section 2.1 and
3.1 or deemed made by the Banks under Section 4.4, each payment of commitment fee under Section 2.6 and letter of credit fee under Section 4.5 shall be made for the account of the Banks, and each termination or reduction of the Revolving Credit Commitments under Section 2.7 shall be applied to the Revolving Credit Commitments of the Banks, pro rata according to the respective unused Revolving Credit Commitments and each Letter of Credit shall be deemed participated in by the Banks, pro rata according to the amounts of their respective Revolving Credit Commitments; (b) the making, Conversion, and Continuation of Loans of a particular Type (other than Conversions provided for by Section 6.4) shall be made pro rata among the Banks holding Loans of such Type according to the amounts of their respective Commitments; (c) each payment and prepayment of principal of or interest on Loans by the Borrowers of a particular Type shall be made to the Agent for the account of the Banks holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks; and (d) Interest Periods for Loans of a particular Type shall be allocated among the Banks holding Loans of such Type pro rata according to the respective principal amounts held by such Banks.

         Section 5.6 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or a Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or such Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

         Section 5.7      Withholding Taxes.

                 (a) Each of the Borrowers agrees to pay to each Bank that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

                          (i) to any payment to any Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank hereunder as provided in Section 15.8 hereof) and on the date of any change in the Applicable Lending Office of such Bank, either entitled to submit a Form 1001 (relating to such Bank





CREDIT AGREEMENT - Page 26
                 and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of the Loans),

                          (ii) to any U.S. taxes imposed solely by reason of the failure of such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. taxes.

         For the purposes of this Section 5.8(a), (A) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, and (B) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates).

                 (b) Within 30 days after paying any amount to the Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrowers shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

         Section 5.8 Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrowers and the Agent two duly completed copies of Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments from the Borrowers under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrowers and the Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, in each case certifying that such Bank is entitled to receive payments from the Borrowers under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it





CREDIT AGREEMENT - Page 27
and such Bank advises the Borrowers and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

         Section 5.9 Computation of Interest. Interest on the Loans and all other amounts payable by either of the Borrowers hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                                   ARTICLE VI

                        Yield Protection and Illegality

         Section 6.1      Additional Costs.

                 (a) Each of the Borrowers shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to such Borrower and its making or maintaining of any Eurodollar Loans hereunder or its obligation to make any of such Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                          (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any Eurodollar Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                          (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including any Eurodollar Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof); or

                          (iii) imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

         Each Bank will notify the Borrowers of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 6.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any





CREDIT AGREEMENT - Page 28
         law, rule, or regulation or be in any way disadvantageous to such Bank, provided that such Bank shall have no obligation to so designate an Applicable Lending Office located outside the United States of America. Each Bank will furnish the Borrowers with a certificate (which absent manifest error, shall be conclusive) setting forth the basis and the amount of each request of such Bank for compensation under this Section 6.1(a). If any Bank requests compensation from the Borrowers under this Section 6.1(a), the Borrowers may, by notice to such Bank (with a copy to the Agent) suspend the obligation of such Bank to make or Continue making, or Convert Loans into, Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 hereof shall be applicable).

                 (b) Without limiting the effect of the foregoing provisions of this Section 6.1, in the event that, by reason of any Regulatory Change that becomes effective after date hereof, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrowers (with a copy to the Agent), the obligation of such Bank to make or Continue making, or Convert Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section
         6.4 hereof shall be applicable).

                 (c) Determinations and allocations by any Bank for purposes of this Section 6.1 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Eurodollar Loans or of making or maintaining Eurodollar Loans or on amounts receivable by it in respect of Eurodollar Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

         Section 6.2 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Loans for any Interest Period therefor:

                 (a) The Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section
         1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for Eurodollar Loans as provided in this Agreement; or

                 (b) Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section
         1.1 hereof on the basis of which the rate of interest for such





CREDIT AGREEMENT - Page 29

         Loans for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrowers prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Loans or to Convert Alternate Base Rate Loans into Eurodollar Loans and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Alternate Base Rate Loans in accordance with the terms of this Agreement.

         Section 6.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans hereunder or (b) maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Borrowers (with a copy to the Agent) thereof and such Bank's obligation to make or maintain Eurodollar Loans and to Convert Alternate Base Rate Loans into Eurodollar Loans hereunder shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 6.4 hereof shall be applicable).

         Section 6.4 Treatment of Eurodollar Loans. If the Eurodollar Loans of any Bank are to be Converted pursuant to Section 6.1 or 6.3 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Alternate Base Rate Loans on the last day(s) of the then current Interest Period(s) for the Eurodollar Loans (or, in the case of a Conversion required by Section 6.1(b) or 6.3 hereof, on such earlier date as such Bank may specify to the Borrowers with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 6.1 or 6.3 hereof which gave rise to such Conversion no longer exist:

                 (a) To the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Alternate Base Rate Loans;

                 (b) All Loans which would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made as or Converted into Alternate Base Rate Loans and all Loans of such Bank which would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Alternate Base Rate Loans; and

If such Bank gives notice to the Borrowers (with a copy to the Agent) that the circumstances specified in Section 6.1 or 6.3 hereof which gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section 6.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Bank's Alternate Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding





CREDIT AGREEMENT - Page 30

Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

         Section 6.5 Compensation. The Borrowers shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

                 (a) Any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to Section 13.2) on a date other than the last day of an Interest Period for such Loan; or

                 (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article VIII to be satisfied) to borrow, Convert, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, or prepayment, specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

         Section 6.6 Capital Adequacy. If after the date hereof, any Bank shall have determined that the adoption or implementation of any applicable law, rule, or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Bank (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority, has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten (10) Business Days after demand by such Bank (with a copy to the Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction; provided, however, the Borrowers shall not be required to compensate any such Bank for any such reduction for any period prior to the date upon which such Bank gives notice to the Borrowers that an event or change resulting in a reduced rate of return on the Bank's capital has occurred. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

         Section 6.7 Additional Costs in Respect of Letters of Credit. If as a result of any Regulatory Change there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or the commitments to issue or participate in Letters of Credit hereunder, and the result shall be to increase the cost to an Issuing Bank or any





CREDIT AGREEMENT - Page 31

Bank of issuing, maintaining or participating in any Letter of Credit or its commitment to issue or participate in Letters of Credit hereunder or reduce any amount receivable by an Issuing Bank or any Bank hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of the Issuing Bank's or such Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Issuing Bank or such Bank, the Borrowers agree to pay such Issuing Bank or such Bank, from time to time as specified by such Issuing Bank or such Bank, such additional amounts as shall be sufficient to compensate such Issuing Bank or such Bank for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by such Issuing Bank or such Bank, submitted by such Issuing Bank or such Bank to the Borrowers, shall be conclusive as to the amount thereof, provided that the determination thereof is made on a reasonable basis.

                                  ARTICLE VII

                                    Security

         Section 7.1 Collateral. To secure full and complete payment and performance of the Obligations, the Borrowers shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section 7.1 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

                 (a) Each of the Companies shall grant to the Agent for the benefit of the Agent, the Banks and the Issuing Banks a first priority security interest in all of its accounts, accounts receivable, equipment, machinery, fixtures, inventory, chattel paper, documents, instruments, and general intangibles, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to the Security Agreements, provided that such security interest may be subject in priority to certain Permitted Liens. The Agent may file and cause to be filed such documents and instruments, including without limitation, Uniform Commercial Code financing statements, as the Agent, in its sole discretion, deems necessary or desirable to evidence and perfect its Liens and security interests in the Collateral described in the Security Agreements.

                 (b) The Borrowers shall cause each Person that becomes a Company after the date hereof to grant to the Agent for the benefit of the Agent, the Banks and the Issuing Bank a first priority security interest in all of its accounts, accounts receivable, equipment, machinery, fixtures, inventory, chattel paper, documents, instruments, and general intangibles, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to a Security Agreement, provided that such security interest may be subject in priority to certain Permitted Liens. The Agent may file and cause to be filed such documents and instruments, including without limitation, Uniform Commercial Code financing statements, as the Agent, in its sole discretion, deems necessary or desirable to evidence and perfect its Liens and security interests in the Collateral described in each such Security Agreement.





CREDIT AGREEMENT - Page 32

                 (c) Holdings shall pledge and grant to the Agent for the benefit of the Agent, the Banks and the Issuing Banks a continuing first priority security interest in one hundred percent (100%) of the issued and outstanding capital stock of each of its Subsidiaries, whether now existing or hereafter formed or acquired, and all products and proceeds thereof, pursuant to the Holdings Pledge Agreement. The Agent shall retain possession of the certificates evidencing the capital stock of the Subsidiaries, together with stock powers duly executed in blank by Holdings.

                 (d) HOME Holdings shall grant to the Agent for the benefit of the Agent, the Issuing Banks and the Banks a continuing first priority security interest in one hundred percent (100%) of the capital stock of each of its Subsidiaries, whether now existing or hereafter formed or acquired, pursuant to the HOME Holdings Pledge Agreement. The Agent shall retain possession of the certificates evidencing the capital stock of such Subsidiaries, together with stock powers duly executed in blank by HOME Holdings.

                 (e) HOME shall grant to the Agent for the benefit of the Agent, the Issuing Banks and the Banks a continuing first priority security interest in one hundred percent (100%) of the capital stock of each of the Subsidiaries, whether now existing or hereafter formed or acquired, pursuant to the HOME Pledge Agreement. The Agent shall retain possession of the certificates evidencing the capital stock of such Subsidiaries, together with stock powers duly executed in blank by HOME.

                 (f) Pharmacy shall grant to Agent for the benefit of the Agent, the Issuing Banks and the Banks a continuing first priority security interest in 100% of the capital stock of each of the Subsidiaries, whether now existing or hereafter formed or acquired, pursuant to the Pharmacy Pledge Agreement. The Agent shall retain possession of the certificates evidencing the capital stock of such Subsidiaries, together with stock powers duly executed in blank by Pharmacy.

                 (g) A Life insurance policy issued on the life of S. Wayne Bazzle in the amount of $2,000,000.00 and a life insurance policy issued on the life of Cheryl C. Bazzle in the amount of $1,500,000 shall be collaterally assigned to the Agent for the benefit of the Agent, the Issuing Banks and the Banks pursuant to assignments of life insurance policy as collateral, each in form and substance satisfactory to the Agent (the "Assignments of Life Insurance").

                 (h) Each of the Companies shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as the Agent, in its sole discretion, deems necessary or desirable to evidence and perfect its liens and security interests in the Collateral.

         Section 7.2 Lockbox Accounts. Each Borrower shall (and shall cause each other presently existing Company and each Company formed or acquired in the future to) (a) establish and maintain one or more lockboxes and/or accounts (the "Lockbox Accounts") with the Agent (the maintenance of which shall be subject to such rules and regulations as the Agent shall from





CREDIT AGREEMENT - Page 33
time to time specify), (b) grant security interests to the Agent for the benefit of the Agent, the Issuing Banks and the Banks in each such Lockbox Account and the related deposit accounts by executing one or more, as appropriate, assignments in substantially the form of Exhibit "G" hereto, and
(c) promptly notify all of their respective accounts receivable obligors hereafter to direct all payments on such accounts receivable directly into one of the Lockbox Accounts. At any time while a Default does not exist and will not occur as a result of any withdrawal, then (and at all other times to the extent required by applicable law), the Companies may have full access to their respective Lockbox Accounts and may withdraw from their respective Lockbox Accounts in the amounts then remaining in excess of the minimum deposit required to keep such account active. While a Default exists, the Agent may, without prior notice or demand, take and apply against the Obligations for the pro rata benefit of the Banks any and all funds then or thereafter on deposit in any one or more Lockbox Accounts.

         Section 7.3 Guaranties. Each Borrower shall, and shall cause (a) the presently existing Companies jointly and severally (without limit) to guarantee full payment and performance of the Obligations, and (b) each Company formed or acquired in the future to execute and deliver to the Agent on demand a guarantee of the full payment and performance of the Obligations, pursuant to the respective Guaranties.

         Section 7.4 Setoff. If an Event of Default shall have occurred and is continuing, the Agent, Issuing Banks and each Bank are hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being hereby expressly waived by the Borrowers), to set off and apply any and all deposits (general, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent, Issuing Banks or such Bank to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement, the Notes, or any other Loan Document, irrespective of whether or not the Agent, the Issuing Banks or such Bank shall have made any demand under this Agreement, the Notes or any other Loan Document and although such obligations may be unmatured. As further security for the Obligations, each Borrower hereby grants to the Agent for the benefit of the Agent, the Banks and the Issuing Banks a security interest in all money, instruments and other property of each such Borrower now or hereafter held by the Agent. In addition to the right of setoff and as further security for the Obligations, each Borrower hereby grants to the Agent for the benefit of the Agent, the Banks and the Issuing Banks a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of such Borrower now or hereafter on deposit with or held by the Lender and all other sums at any time credited or owing from the Agent, the Banks or the Issuing Banks to the Borrowers. The rights and remedies of the Agent, Issuing Banks and each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent, Issuing Banks and the Banks may have.





CREDIT AGREEMENT - Page 34

                                  ARTICLE VIII

                              Conditions Precedent

         Section 8.1 Initial Loans. The obligation of each Bank to make its initial Loan or of any Issuing Bank to issue the initial Letter of Credit is subject to the condition precedent that the Agent shall have received on or before the day of such Loan or issuance all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

                 (a) Resolutions. Resolutions of the Board of Directors of each of the Companies certified by a Secretary or an Assistant Secretary of such Company which authorize the execution, delivery, and performance by such Company of the Loan Documents to which such Company is or is to be a party;

                 (b) Incumbency Certificate. A certificate of incumbency of each of the Companies certified as of the Closing Date by the Secretary or an Assistant Secretary of such Company certifying the names of the officers of such Company authorized to sign this Agreement and each of the other Loan Documents to which such Company is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

                 (c) Articles or Certificate of Incorporation. The articles or certificate of incorporation, as applicable, of each of the Companies certified by the Secretary of State of such Company's jurisdiction of incorporation as of a current date acceptable to the Agent;

                 (d) Bylaws. The bylaws of each of the Companies certified as of the Closing Date by the Secretary or an Assistant Secretary of such Company;

                 (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of each of the Companies as to the existence and good standing of such Company, each dated a current date acceptable to the Agent;

                 (f) Revolving Credit Notes. The Revolving Credit Notes executed by the Company;

                 (g)      Term Notes.  The Term Notes executed by Holdings;

                 (h) Security Agreements. The Security Agreements executed by the respective Companies;

                 (i) Guaranties. The Guaranties executed by each Borrower and each Guarantor;





CREDIT AGREEMENT - Page 35

                 (j) Holdings Pledge Agreement. The Holdings Pledge Agreement executed by Holdings;

                 (k) HOME Holdings Pledge Agreement. The HOME Holdings Pledge Agreement executed by HOME Holdings;

                 (l) HOME Pledge Agreement. The HOME Pledge Agreement executed by HOME;

                 (m) Pharmacy Pledge Agreement. The Pharmacy Pledge Agreement executed by Pharmacy;

                 (n) Stock Certificates. The original stock certificates evidencing the stock pledged pursuant to the Pledge Agreements, together with stock powers duly executed in blank;

                 (o) Financing Statements. Uniform Commercial Code financing statements executed by the Companies and covering such Collateral as the Agent may request;

                 (p) Assignments of Deposit Accounts. Assignments of deposit accounts, executed by the appropriate parties in accordance with Section 7.2;

                 (q) Assignments of Life Insurance Policies. The Assignments of Life Insurance, executed by the appropriate parties, in accordance with Section 7.1(f);

                 (r) Contribution and Indemnification Agreement. The Contribution and Indemnification Agreement (herein so called) in substantially the form of Exhibit "H" hereto, executed by the Companies;

                 (s) Amendments to Preferred Stock Purchase Agreements. Amendments to the Preferred Stock Purchase Agreements, in form and substance satisfactory to the Agent and the Required Banks, extending the date specified in Section 11(a)(i) of the Preferred Stock Purchase Agreements to a date no earlier than October 15, 2001;

                 (t) Asset Audit. An audit of the Companies' assets shall have been completed, the results of which shall be satisfactory to the Agent;

                 (u) Material Adverse Change. No material adverse change shall have occurred since the date of the most recent financial statements delivered by Holdings to the Agent, in the financial condition, business, operations, or prospects of the Borrowers or in their assets, liabilities and properties and there shall be no material threatened or pending litigation adversely affecting their property;





CREDIT AGREEMENT - Page 36

                 (v) Insurance Policies. Copies of all insurance policies required by Section 10.5, together with insurance certificates evidencing such policies and showing the Agent as an additional insured and loss payee;

                 (w) UCC Searches. The results of Uniform Commercial Code searches showing all financing statements and other documents or instruments on file against the Companies in such jurisdictions as the Agent shall determine;

                 (x) Lien Releases. Executed UCC-3 Termination Statements or Assignments and other Lien releases that release or assign to the Agent all Liens held by holders of Funded Debt not constituting Permitted Debt and all other Liens that do not constitute Permitted Liens;

                 (y) Opinion of Counsel. A favorable opinion of legal counsel to the Companies, as to the matters set forth in Exhibit "I" hereto, and such other matters as the Agent may reasonably request;

                 (z) Fees. Evidence that the fees referred to in the Fee Letter shall have been paid in full;

                 (aa) Attorneys' Fees and Expenses. Evidence that the costs, fees and expenses (including attorneys' fees) referred to in the Fee Letter and in Section 15.1, to the extent incurred, shall have been paid in full by the Borrower.

         Section 8.2 All Loans. The obligation of each Bank to make any Loan or of any Issuing Bank to issue any Letter of Credit (including the initial Loan or issuance) is subject to the following additional conditions precedent:

                 (a) Request for Loan or Letter of Credit. The Agent or the Issuing Bank shall have received, in accordance with Section 5.1 or 4.3, as the case may be, a Loan Request Form or Letter of Credit Request Form, dated the date of such Loan or Letter of Credit, executed by an authorized officer of the applicable Borrower;

                 (b) No Default. No Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit, as the case may be;

                 (c) Representations and Warranties. All of the representations and warranties contained in Article IX hereof and in the other Loan Documents shall be true and correct on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date; and

                 (d) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.





CREDIT AGREEMENT - Page 37

                                   ARTICLE IX

                         Representations and Warranties

         To induce the Agent, the Issuing Banks and the Banks to enter into this Agreement, each Borrower represents and warrants to the Agent, the Issuing Bank and the Banks that:

         Section 9.1 Corporate Existence. Each Company (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties. Such Borrower has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party. Each Guarantor has the corporate power and authority to execute, deliver, and perform its obligations under its Guaranty and the other Loan Documents to which it is or may become a party.

         Section 9.2 Financial Statements. Holdings has delivered to the Agent audited consolidated financial statements of the Companies as at and for the fiscal year ended December 31, 1995, and unaudited consolidated and consolidating financial statements of the Companies for the three (3)-month period ended March 31, 1996. Such financial statements are true and correct, have been prepared in accordance with GAAP (subject to year end adjustments and disclosures in the case of unaudited interim financial statements), and fairly and accurately present, on a consolidated and consolidating basis, the financial condition of the Companies as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. None of the Companies has any material obligations or liabilities (direct, indirect, contingent or liquidated), liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as scheduled or referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of any of the Companies since the effective date of the most recent financial statements referred to in this Section.

         Section 9.3 Corporate Action; No Breach. The execution, delivery, and performance by each Company of this Agreement and the other Loan Documents to which such Company is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action on the part of such Company and do not and will not
(a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws of such Company, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, which violation or conflict could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of any Company, the Collateral taken as a whole, or the ability of the Companies to pay and perform the Obligations, or (iii) any





CREDIT AGREEMENT - Page 38
material agreement or instrument to which such Company is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such material agreement or instrument, or result in the creation or imposition of any Lien (except as provided in Article VII) upon any of the revenues or assets of such Company.

         Section 9.4 Operation of Business. Each Company possesses all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and no Company is in violation of any valid rights of others with respect to any of the foregoing, which violation would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of any Company, the Collateral taken as a whole, or the abilities of the Companies to pay and perform the Obligations. Without in any way limiting the foregoing, (a) each Borrower is (and each Company is, except to the extent that it would not have a material adverse effect on the business, condition [financial or otherwise], operations, prospects, or properties of such Company) an accredited, licensed, registered, or certified, as the case may be, healthcare provider with the appropriate Healthcare Regulators where the nature and extent of its business require, and (b) each Company has obtained and possesses all requisite licenses and permits from and has registered with all of the appropriate Governmental Authorities as necessary for such Company to distribute or dispense drugs or controlled substances, to the extent such Company does so, including without limitation, the Drug Enforcement Agency of the United States Department of Justice and the Texas Department of Public Safety.

         Section 9.5      Litigation and Judgments.  Except as disclosed on
Schedule 2 hereto, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of such Borrower, threatened against or affecting any Company, that would, if adversely determined, have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of any Company or the ability of the Companies to pay and perform the Obligations. There are no outstanding judgments against any Company.

         Section 9.6 Rights in Properties; Liens. Each Company has good and indefeasible title to or valid leasehold interests in its properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 9.2, and none of the properties, assets, or leasehold interests of any Company is subject to any Lien, except the Permitted Liens.

         Section 9.7 Enforceability. This Agreement constitutes, and the other Loan Documents, when delivered, shall constitute the legal, valid, and binding obligations of the respective Companies that are party thereto, enforceable against the respective Companies in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

         Section 9.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the





CREDIT AGREEMENT - Page 39
execution, delivery, or performance by the Companies of the respective Loan Documents to which they are or may become a party or for the validity or enforceability thereof.

         Section 9.9 Debt. The Companies have no Funded Debt, except as disclosed on Schedule 3 hereto.

         Section 9.10 Taxes. Each Company has filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and has paid all of its liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, except where failure to pay state taxes does not and will not have a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of any Company, the Collateral taken as a whole, or the ability of the Companies to pay and perform the Obligations. Such Borrower knows of no pending investigation of any Company by any taxing authority or of any pending but unassessed tax liability of any Company.

         Section 9.11 Use of Proceeds; Margin Securities. None of the Companies is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 9.12 ERISA. Each Company is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. No Company or ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan.
Each Company and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. No Company or ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         Section 9.13 Disclosure. No statement, information, report, representation, or warranty made by the Company in this Agreement or in any other Loan Document or furnished to the Agent, any Issuing Bank or any Bank in connection with this Agreement or any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to such Borrower which has a material adverse effect, or which might in the future have a material adverse effect, on the business, condition (financial or otherwise), operations, prospects, or properties of any Company that has not been disclosed in writing to the Agent, the Issuing Banks and the Banks.





CREDIT AGREEMENT - Page 40

         Section 9.14 Subsidiaries. Such Borrower has no Subsidiaries other than those listed on Schedule 1 hereto, and Schedule 1 sets forth the jurisdiction of incorporation of each Subsidiary and the percentage of such Borrower's ownership of the outstanding voting stock of each Subsidiary. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid, and is nonassessable.

         Section 9.15 Agreements. No Company is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction the compliance with which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Company, or the ability of the Company to pay and perform its obligations under the Loan Documents to which it is a party. No Company is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 9.16 Compliance with Laws; Environmental Liabilities. No Company is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, including without limitation any Environmental Laws. No Company is aware of, nor has any Company received notice of, any conditions or circumstances associated with the currently or previously owned or leased properties or operations of any Company that has given or could reasonably be expected to give rise to any Environmental Liabilities of any Company, and no Lien arising under any Environmental Law has attached to any property or revenues of any Company.

         Section 9.17 Fraud and Abuse. None of the Companies, and to such Borrower's knowledge, none of the officers, directors, agents, and employees of any of the respective Companies, have engaged in any activities that are prohibited under 42 U.S.C. Section 1320a-7b, known as the anti-kickback statute, or the regulations promulgated thereunder, or related or similar state or local statutes or regulations (including, but not limited to, Texas Health & Safety Code Section 161.091), including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another; (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or knowingly and willfully offering or paying such remuneration as an inducement (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid, or other government program or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid, or other government program. The investments set forth on
Schedule 2 and Schedule 6 hereto conform to a safe harbor promulgated under 42 U.S.C. Section 1320a-7b.





CREDIT AGREEMENT - Page 41

         Section 9.18 Self Referral. None of the Companies, and to such Borrower's knowledge none of the officers, directors, agents, and employees of any of the respective Companies, have engaged in any activities that are prohibited under 42 U.S.C. Section 1395nn, known as the self-referral or Stark statute, or the regulations promulgated thereunder, or related or similar state or local statutes or regulations. The Companies' respective businesses currently are conducted in a manner that will not violate 42 U.S.C. Section 1395nn as amended and to be effective January 1, 1995. The ownership interests set forth on Schedule 2 and Schedule 6 hereto in entities to which the Borrower or its employees make referrals do not constitute a violation of 42 U.S.C.
Section 1395nn.

                                   ARTICLE X

                               Positive Covenants

         Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder or any Issuing Bank has any obligation to issue Letters of Credit hereunder, such Borrower will perform and observe the following positive covenants:

         Section 10.1 Reporting Requirements. The Borrowers will furnish to the Agent, the Issuing Banks and each Bank:

                 (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1996, a copy of the annual audit report of the Companies for such fiscal year containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by and accompanied by the unqualified opinion of, independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP and presents fairly the financial conditions and results of operations of the Companies;

                 (b) Monthly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each calendar month, a copy of an unaudited financial report of the Companies as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP to fairly and accurately present (subject to year-end audit adjustments and disclosures) the financial condition and results of operations of the Companies, on a consolidated and consolidating basis, at the date and for the periods indicated therein;





CREDIT AGREEMENT - Page 42

                 (c) Compliance Certificate; Accounts Receivable Report. Concurrently with the delivery of each of the financial statements referred to in subsection 10.1(a), and within forty-five (45) days after the end of each fiscal quarter, a compliance certificate of the chief financial officer or chief executive officer of the Companies in substantially the form of Exhibit "K" hereto;

                 (d) Accounts Receivable Report. Concurrently with the delivery of each of the financial statements referred to in subsection 10.1(b), an accounts receivable report in form and detail satisfactory to the Agent and the Required Banks;

                 (e) Acquisition Agreements. Promptly, and in any event within three (3) days after the execution thereof, copies of each letter of intent or purchase contract or agreement executed by any Company for the purchase of stock of any Person or substantially all of the assets of any Person if permitted under this Agreement;

                 (f) Regulatory Noncompliance. Promptly, notice of any investigation or claim in respect of any Company's status as a provider by or before any Health Care Regulator that is not resolved in favor of such Company in the exit interview or that results in notification to any Company that it is out of compliance;

                 (g) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting any Company seeking $100,000 or more in damages or which, if determined adversely to such Company, could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of such Company;

                 (h) Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrowers have taken and propose to take with respect thereto;

                 (i) Notice of Material Adverse Change. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any matter that is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of any Company;

                 (j) General Information. Promptly, such other information concerning the Companies as the Agent or any Bank may from time to time reasonably request.

         Section 10.2 Maintenance of Existence; Conduct of Business. Such Borrower will preserve and maintain, and will cause each Company to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, except where the failure to do so does not and will not have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of any Company, the Collateral taken as a





CREDIT AGREEMENT - Page 43
whole, or the ability of the Companies to pay and perform the Obligations. Without in any way limiting the foregoing, the Borrower will preserve and maintain, and will cause each Company to preserve and maintain its status as an approved provider with all the Health Care Regulators and other applicable Governmental Authorities where the failure to do so would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties. Such Borrower will conduct, and will cause each Company to conduct, its business in an orderly and efficient manner in accordance with good business practices.

         Section 10.3 Maintenance of Properties. Such Borrower will maintain, keep, and preserve, and cause each Company to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.

         Section 10.4 Taxes and Claims. Such Borrower will pay or discharge, and will cause each Company to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither such Borrower nor any Company shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established; provided, further that with respect to taxes in an aggregate amount in excess of $100,000, the conditions of Permitted Liens as described in Section 11.2 shall exist and notice shall have been given to the Agent and the Banks.

         Section 10.5 Insurance. Such Borrower will maintain, and will cause each of the Companies to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which such Borrower and the Companies operate, provided that in any event such Borrower will maintain and cause each Company to maintain property and casualty insurance coverage for each Company of at least $1,000,000 per incident and $2,000,000 maximum coverage and medical malpractice liability coverage for each Company of at least $1,500,000 per incident and $3,000,000 maximum coverage. Each insurance policy covering Collateral or general liability shall, within ten (10) Business Days following the Closing Date, name the Agent as loss payee or as an additional insured, as applicable, and shall provide that such policy will not be cancelled or reduced without thirty (30) days' prior written notice to the Agent. The Borrowers shall at all times keep and maintain the insurance coverage on the lives of S. Wayne and Cheryl C. Bazzle described in Section 7.1.

         Section 10.6 Inspection Rights. At any reasonable time and from time to time, the Borrowers will permit, and will cause each Company to permit, representatives of the Agent, the Issuing Bank and each Bank to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.





CREDIT AGREEMENT - Page 44

         Section 10.7 Keeping Books and Records. Such Borrower will maintain, and will cause each Company to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP (subject to year-end adjustments and disclosures) shall be made of all dealings and transactions in relation to its business and activities.

         Section 10.8 Compliance with Laws. Such Borrower will comply, and will cause each Company to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

         Section 10.9 Compliance with Agreements. Such Borrower will comply, and will cause each Company to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

         Section 10.10 Further Assurances. Such Borrower will, and will cause each Company to, execute and deliver such further agreements and instruments and take such further action as may be requested by the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of the Agent for the benefit of the Agent, the Issuing Banks and the Banks in the Collateral.

         Section 10.11 ERISA. Such Borrower will comply, and will cause each Company to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

         Section 10.12 Security Agreements; Guaranties. Such Borrower shall cause each Person that becomes a Company after the date hereof to execute and deliver to the Agent a Security Agreement and a Guaranty within thirty (30) days after the date such Person becomes a Company. Contemporaneously with the execution and delivery of such Security Agreement and Guaranty, such Borrower shall cause all outstanding capital stock of such Company to be pledged to the Agent pursuant to a Pledge Agreement and deliver to the Agent such other documents as the Agent may reasonably request.

         Section 10.13 Delivery of Post-Closing UCC Searches and Corporate Documents. Within ten (10) Business Days after the Closing Date, such Borrower shall deliver or cause to be delivered to the Agent (a) UCC searches showing all financing statements and other documents or instruments on file against McDuffie's Rentals, Inc., RTA Homecare, Inc., RTA Infusion, Inc., Specialty Medical Equipment, Inc. and Superior Medical Equipment, Inc. (collectively, the "New Companies") in such jurisdictions as the Agent shall determine, (b) certificates of the appropriate government officials of the state of incorporation of each of the New Companies as to the existence and good standing of such Company, and (c) the articles or certificate of incorporation, as applicable, of each of the New Companies certified by the Secretary of State of such Company's jurisdiction of incorporation. In the event that such post-Closing UCC searches show any Liens that do not constitute Permitted Liens hereunder, but that the Agent and the Required Banks otherwise agree may remain outstanding, the parties hereto hereby agree to amend Schedule 4 attached hereto to include any such Liens thereon. In the event that such UCC searches show any Liens that are not Permitted Liens and that are not otherwise acceptable to





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
the Agent and the Required Banks, the Borrowers shall deliver to the Agent within thirty (30) days of the Closing Date, UCC-3 Termination Statements or other releases that release all such Liens.


                                   ARTICLE XI

                               Negative Covenants

         Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder or any Issuing Bank has any obligation to issue Letters of Credit hereunder, such Borrower will perform and observe the following negative covenants:

         Section 11.1 Funded Debt. Such Borrower will not incur, create, assume, or permit to exist, and will not permit any Company to incur, create, assume, or permit to exist, any Funded Debt, except the following (herein referred to as "Permitted Debt"):

                 (a) Funded Debt to the Agent, the Banks and the Issuing Banks pursuant to the Loan Documents;

                 (b) Funded Debt in an aggregate amount not to exceed $2,000,000 at any time outstanding subordinated in payment to the Obligations in the manner, to the extent and pursuant to documentation satisfactory to the Agent and the Required Banks;

                 (c) The Company's Convertible Series A and Series B Preferred Stock, $.01 par value;

                 (d) Funded Debt of any Company to any other Company, so long as each such Company shall have executed and delivered to the Agent a Security Agreement, Uniform Commercial Code Financing Statements, assignment of deposit accounts, and a Guaranty in accordance with Article VII, shall be a party to the Contribution and Indemnification Agreement, and shall have delivered to the Agent Uniform Commercial Code Lien searches and tax and judgment Lien searches for all appropriate names and jurisdictions as the Agent may require;

                 (e) Funded Debt of any Company under any seller note or any guarantee of a seller note incurred in connection with any acquisition permitted under this Agreement;

                 (f) Purchase money indebtedness of any Company representing the purchase price of equipment, that is secured by the asset purchased; provided that the principal amount of such indebtedness does not exceed the purchase price of the equipment acquired and the Lien does not attach to any other asset of any Company; capital leases so long as such leases do not cover any property other than the property acquired in connection therewith, together with renewals and extensions thereof; and





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
                 (g)      Existing Funded Debt described on Schedule 3 hereto.

         Section 11.2 Limitation on Liens. Such Borrower will not incur, create, assume, or permit to exist, and will not permit any Company to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following (herein referred to as "Permitted Liens"):

                 (a) Liens on the property described on Schedule 4 hereto to secure Permitted Debt;

                 (b) Liens in favor of the Agent for the benefit of the Agent, the Banks and the Issuing Banks to secure the Obligations;

                 (c) Capital leases so long as such leases do not cover any property other than the property acquired in connection therewith, together with renewals and extensions thereof;

                 (d) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                 (e) The following to the extent no Lien has been filed in any jurisdiction or agreed to: Liens for taxes, assessments, or other governmental charges which are not yet due and payable;

                 (f) The following to the extent no Lien has been filed in any jurisdiction or agreed to: Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business; and landlord's Liens for rental not yet due and payable and which, to the extent the same encumbers any of the Collateral, has been waived or subordinated to the extent required by the Security Agreements;

                 (g) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Funded
         Debt), or leases made in the ordinary course of business, not in excess of 10% of the aggregate amount due thereunder;

                 (h) The following so long as the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, any thereof covering any





CREDIT AGREEMENT - Page 47

         Collateral must be subordinate to all Liens in favor of the Agent, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: Claims and Liens for taxes due and payable; claims and Liens upon, and defects of title to, real or personal property (other than any of the Collateral), including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; and adverse judgments on appeal;

                 (i) Liens on the capital stock of any Subsidiary acquired after the date of this Agreement in a transaction permitted hereunder, securing all or part of the purchase price thereof to the seller, so long as either (i) the indebtedness secured thereby is subordinated to the Obligations in the manner and to the extent satisfactory to the Agent and the Required Banks and such Subsidiary shall have executed and delivered to the Agent a Security Agreement, Uniform Commercial Code financing statements, and assignment of deposit accounts, and a Guaranty in accordance with Article VII and an addendum to the Contribution and Indemnification Agreement by which such Subsidiary is made a party thereto, and shall have delivered to the Agent Uniform Commercial Code Lien searches and tax and judgment Lien searches for all appropriate names and jurisdictions as the Agent may require, or
         (ii) the indebtedness secured thereby was incurred in connection with an acquisition, no portion of the purchase price of which was financed with funds advanced by the Banks pursuant to this Agreement;

                 (j) Liens securing indebtedness for the purchase price of equipment; provided that any such Lien shall attach only to the asset purchased; and

                 (k) Financing Statements filed in connection with operating lease transactions described in Uniform Commercial Code search reports previously furnished to the Agent.

         Section 11.3 Mergers, Etc. Such Borrower will not, and will not permit any Company to, form any new Subsidiary, become a party to a merger or consolidation, or purchase or otherwise acquire or commit to purchase or acquire all or any part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate; provided, however, that each Company shall be permitted to (a) form a new Subsidiary which shall have executed and delivered to the Agent a Security Agreement, Uniform Commercial Code financing statements, an assignment of deposit accounts, and a Guaranty in accordance with Article VII and an addendum to the Contribution and Indemnification Agreement by which such Subsidiary is made a party thereto, (b) subject to the provisions of subsection
(c) of this Section and Section 11.5, merge or consolidate with any Person if the surviving Person shall have executed and delivered to the Agent a Security Agreement, Uniform Commercial Code financing statements, an assignment of deposit accounts, and a Guaranty in accordance with Article VII and an addendum to the Contribution and Indemnification Agreement by which such Person is made a party thereto and shall have delivered to the Agent Uniform Commercial Code Lien searches and tax and judgment Lien searches for all appropriate names and jurisdictions as the Agent may require, (c) purchase or acquire or commit to purchase or acquire assets of or any





CREDIT AGREEMENT - Page 48
shares or other evidence of beneficial ownership of any Person to the extent permitted by Section 11.5, provided that each Subsidiary so acquired shall have executed and delivered to the Agent a Security Agreement, Uniform Commercial Code financing statements, an assignment of deposit accounts, and a Guaranty in accordance with Article VII and an addendum to the Contribution and Indemnification Agreement by which such Subsidiary is made a party thereto and shall have delivered to the Agent Uniform Commercial Code Lien searches and tax and judgment Lien searches for all appropriate names and jurisdictions as the Agent may require.

         Section 11.4 Restricted Payments. Such Borrower will not declare or pay any dividends or make any other payment or distribution (whether in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of the Companies to purchase or otherwise acquire any capital stock of another Company, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock, except for the following:

                 (a) Any loan, advance, extension of credit, capital contribution, or distribution (which includes, with respect to the equity securities issued by any Company, the retirement, redemption, or purchase of such shares or the declaration or payment of any dividend by that Company) by any Company to any other Company so long as each of the Companies shall have executed and delivered to the Agent a Security Agreement, Uniform Commercial Code financing statements, an assignment of deposit accounts, and a Guaranty in accordance with Article VII, shall be a party to the Contribution and Indemnification Agreement and shall have delivered to the Agent all Uniform Commercial Code, tax and judgment lien searches required by the Agent; and

                 (b) Repurchase by any Company of any of its stock owned by any employee of such Company (other than S. Wayne Bazzle or Cheryl
         C. Bazzle) whose employment is terminated by such employee or such Company for any reason.

         Section 11.5 Loans and Investments. Such Borrower will not make, and will not permit any Company to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase or own, or permit any Company to purchase or own, any stock, bonds, notes, debentures, or other securities of, any Person, except for the following:

                 (a) Expense accounts for directors, officers, and employees of the Companies in the ordinary course of business not to exceed (a) $10,000 in the aggregate outstanding at any time for any one director, officer, or employee of the Companies, other than S. Wayne Bazzle and Cheryl C. Bazzle, (b) $15,000 in the aggregate outstanding at any time for S. Wayne Bazzle, and (c) $15,000 in the aggregate outstanding at any time for Cheryl C. Bazzle;

                 (b) Investments in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition;





CREDIT AGREEMENT - Page 49

                 (c) Certificates of deposit issued by commercial banks organized under the laws of the United States of America or any state thereof and having (i) combined capital, surplus, and undivided profits of not less than $100,000,000 and (ii) a commercial paper rating from Moody's Investors Service, Inc., or Standard & Poor's Corporation of at least P-1 and A-1, respectively;

                 (d) Eurodollar investments with financial institutions having (i) combined capital, surplus, and undivided profits of not less than U.S. $100,000,000, and (ii) a commercial paper rated at least P-1 or A-1 by Moody's Investors Service, Inc., or Standard & Poor's Corporation, respectively, or, if any institution does not have a commercial paper rating, a comparable bond rating of at least A or BAA-1 by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

                 (e) Extensions of credit in connection with trade receivables and overpayments of trade payables, in each case resulting from transactions in the ordinary course of business;

                 (f) Any loan, advance, extension of credit, capital contribution, or distribution (which includes, with respect to the equity securities issued by any Company, the retirement, redemption, or purchase of such shares or the declaration or payment of any dividend by that Company) by any Company to any other Company so long as each of the Companies shall have executed and delivered to the Agent a Security Agreement, Uniform Commercial Code financing statements, an assignment of deposit accounts, and a Guaranty in accordance with Article VII, shall be a party to the Contribution and Indemnification Agreement and shall have delivered to the Agent all Uniform Commercial Code, tax and judgment lien searches required by the Agent;

                 (g)      Investments in the Companies listed on Schedule 2;

                 (h) Acquisition of assets of any Person, so long as (a) the provisions of Section 10.1(e) of the Agreement have been complied with, (b) the total consideration - cash and noncash - for each such acquisition paid or to be paid by the Companies is not more than $3,000,000, (c) the total consideration - cash and noncash - for such acquisition and all other acquisitions of assets of or any shares or other beneficial ownership of any Person during the six (6) month period then ended paid or to be paid by the Companies is not more than $3,000,000 in the aggregate, and (d) no Default is then continuing or would result from such acquisition; and

                 (i) Acquisition of any new Subsidiary, so long as (a) such Subsidiary has executed and delivered to the Agent a Security Agreement, Uniform Commercial Code financing statements, an assignment of deposit accounts, and a Guaranty in accordance with Article VII and an addendum to the Contribution and Indemnification Agreement by which such Subsidiary is made a party thereto, and has delivered to the Agent Uniform Commercial Code lien searches and tax and judgment lien searches for all appropriate names and jurisdictions as the Agent may require, (b) the provisions of Section 10.1(e)





CREDIT AGREEMENT - Page 50
         of the Agreement have been complied with, (c) the total consideration
         - cash and noncash - for each such acquisition paid or to be paid by the Companies is not more than $3,000,000, (d) the total consideration
         - cash and noncash - for such acquisition and all other acquisitions of assets of or any shares or other beneficial ownership of any Person during the six (6) month period then ended paid or to be paid by the Companies is not more than $3,000,000, in the aggregate and (e) no Default is then continuing or would result from such acquisition.

         Section 11.6 Limitation on Issuance of Subsidiaries' Capital Stock. Such Borrower will not, and will not permit any of the Companies to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or (c) any option, warrant, or other right to acquire any of its capital stock; provided, however, that the following shall be permitted so long as no Default exists or would occur as a result thereof: (i) options for the purchase of common stock issued to employees of the Companies, (ii) Holdings may issue common stock, warrants for common stock, or debt convertible into common stock to a seller in connection with an acquisition permitted by Section 11.5, (iii) the issuance and sale of stock to the HealthCor Employee Stock Ownership Plan, and (iv) the issuance and sale of stock in connection with an initial public offering of the stock of Holdings if all amounts outstanding under the Term Notes are prepaid in full with the proceeds of such offering.

         Section 11.7 Transactions With Affiliates. Such Borrower will not enter into, and will not permit any Company to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of such Borrower or such Company, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of such Borrower or such Subsidiary.

         Section 11.8 Disposition of Assets. Such Borrower will not and will not permit any Company to, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except dispositions of inventory in the ordinary course of business.

         Section 11.9 Sale and Leaseback. Such Borrower will not enter into, and will not permit any Company to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

         Section 11.10 Prepayment of Funded Debt. Such Borrower will not prepay, and will not permit any Company to prepay, any Funded Debt, except the Obligations.

         Section 11.11 Nature of Business. Such Borrower will not and will not permit any Company to, engage in any business not reasonably related to the businesses in which they are engaged on the date hereof.





CREDIT AGREEMENT - Page 51
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         Section 11.12    Environmental Protection.  Such Borrower will not,
and will not permit any Company to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a release or threatened release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which such Borrower or any Company would be responsible.

         Section 11.13 Accounting. Such Borrower will not, and will not permit any Company to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to the Agent, or (b) in tax reporting treatment, except as required by law and disclosed to the Agent.

         Section 11.14 Compensation. Such Borrower will not pay, and will not permit any Company to pay, to S. Wayne Bazzle or Cheryl C. Bazzle, or either of them, any cash compensation (including salary, bonus and other cash compensation) which would cause the combined cash compensation of S. Wayne Bazzle and Cheryl C. Bazzle to be greater than $750,000 during any fiscal year of Borrower.

                                  ARTICLE XII

                              Financial Covenants

         Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder or any Issuing Bank has any obligation to issue Letters of Credit hereunder, such Borrower will perform and observe the following financial covenants:

         Section 12.1 Funded Debt to EBITDAA Ratio. Such Borrower will at all times maintain or cause to be maintained a Funded Debt to EBITDAA Ratio of not greater than 3.00 to 1.00.

         Section 12.2 Consolidated Net Worth. Such Borrower will at all times maintain or cause to be maintained Consolidated Net Worth in an amount not less than the sum of (a) $16,500,000, plus (b) eighty percent (80%) of the consolidated net income of the Companies (to the extent positive) for each fiscal year (which for the 1996 fiscal year shall be limited to the net income of the Companies after the Closing Date), plus (c) one hundred percent (100%) of the net proceeds received by the Companies from the sale or issuance of equity securities.

         Section 12.3 Fixed Charge Coverage Ratio. Such Borrower will at all times maintain or cause to be maintained a Fixed Charge Coverage Ratio of not less than 1.20 to 1.00.

         Section 12.4 Capital Expenditures. Such Borrower will not permit the aggregate capital expenditures of the Companies to exceed $10,000,000 during any fiscal year.





CREDIT AGREEMENT - Page 52
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         Section 12.5     Unleveraged Nonreimbursed Capital Expenditures.  Such
Borrower will not permit the aggregate Unleveraged Nonreimbursed Capital Expenditures of the Companies to exceed $2,500,000 during any fiscal year.

                                  ARTICLE XIII

                                    Default

         Section 13.1 Events of Default. Each of the following shall be deemed an "Event of Default":

                 (a) Either Borrower shall fail to pay (i) any principal of the Obligations when due, or (ii) any interest or other part of the Obligations within five (5) days after the date due.

                 (b) Any representation or warranty made or deemed made by either Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                 (c) Either Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Article XI, or Article XII of this Agreement.

                 (d) Either Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations and the covenants contained in Articles XI and XII of this Agreement) and such failure shall continue for a period of thirty (30) days after notice thereof to such Borrower or such Borrower or Obligated Party otherwise has notice thereof.

                 (e) Either Borrower, any Company, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                 (f) An involuntary proceeding shall be commenced against either Borrower, any Company, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now





CREDIT AGREEMENT - Page 53
         or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

                 (g) Either Borrower, any Company, or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) against any of its assets or properties.

                 (h) A final judgment or judgments for the payment of money in excess of One Hundred Thousand Dollars ($100,000) in the aggregate shall be rendered by a court or courts against either Borrower, any of the Companies, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and such Borrower or the relevant Company or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                 (i) Either Borrower, any Company, or any Obligated Party shall fail to pay when due (after the lapse of any applicable grace periods) any principal of or interest on any Funded Debt in excess of One Hundred Thousand Dollars ($100,000) (other than the Obligations), or the maturity of any such Funded Debt shall have been accelerated, or any such Funded Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Funded Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                 (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by either Borrower, any Company, any Obligated Party or any of their respective shareholders, or either Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and Lien upon any of the Collateral purported to be covered thereby.

                 (k) Any of the following events shall occur or exist with respect to any Company or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute





CREDIT AGREEMENT - Page 54
         proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject any Company to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Hundred Thousand Dollars ($100,000).

                 (l) S. Wayne Bazzle and Cheryl C. Bazzle, or either of them, shall transfer, assign, sell, or convey in any manner all or any portion of the equity securities of Holdings owned or held by S. Wayne Bazzle and Cheryl C. Bazzle, or either of them; except as a result of an initial public offering of the stock of Holdings if all amounts outstanding under the Term Notes are repaid in full with the proceeds of such offering.

                 (m) There shall occur a material change or changes in the management of the Companies, or any of them. Without in any way limiting the foregoing, a material change in management shall be deemed to have occurred if S. Wayne Bazzle or Cheryl C. Bazzle ceases to be actively involved in the management of the Companies.

                 (n) Any Company shall fail to be an accredited, licensed, registered or certified health care provider, as the case may be, as represented and warranted pursuant to Section 9.4.

                 (o) The mandatory redemption date for the Preferred Stock (as set forth in the Restated Certificate of Incorporation of Holdings) or the date specified in Section 11(a)(i) of either of the Preferred Stock Purchase Agreements shall be amended, modified or changed to a date earlier than October 15, 2001.

         Section 13.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Banks, shall) do any one or more of the following:

                 (a) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of the Borrowers under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

                 (b) Termination of Commitments. Terminate the Commitments and the obligation of the Issuing Banks to issue Letters of Credit hereunder without notice to the Borrowers.





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                 (c)      Judgment.  Reduce any claim to judgment.

                 (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself, the Issuing Banks and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

                 (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under Subsection (e) or (f) of Section 13.1, the Commitments of all of the Banks and the obligation of the Issuing Banks to issue Letters of Credit shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of the Borrowers under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

         Section 13.3 Letters of Credit. If any Event of Default shall occur and be continuing, the Company shall, if requested by the Agent for the Required Banks, immediately deposit with and pledge to the Agent cash or cash equivalent investments in an amount equal to the outstanding Letter of Credit Liabilities as security for the Obligations. Furthermore, in order to continue to secure the full and complete payment and performance of the Obligations arising in connection with the Letter of Credit Liabilities that continue to be outstanding after acceleration of the other Obligations or the exercise of other rights after the occurrence of an Event of Default, the Lender may do either or both of the following: (a) segregate such Collateral or accounts and other property as the Lender may in its sole discretion select, and (b) retain and deposit into one or more cash collateral accounts any proceeds received by the Lender from the foreclosure of Collateral, exercise of rights of offset or banker's lien, or exercise of other rights.

         Section 13.4 Performance by the Agent. If either Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of such Borrower. In such event, such Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent, any Issuing Bank nor any Bank shall have any liability or responsibility for the performance of any obligation of the Borrowers under this Agreement or any of the other Loan Documents.





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                                  ARTICLE XIV

                                   The Agent

         Section 14.1 Appointment, Powers and Immunities. In order to expedite the various transactions contemplated by this agreement, the Banks and the Issuing Banks hereby irrevocably appoint and authorize TCB to act as their Agent hereunder and under each of the other Loan Documents. TCB consents to such appointment and agrees to perform the duties of the Agent as specified herein. The Banks and the Issuing Banks authorize and direct the Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Agent for the Banks and the Issuing Banks, together with such rights and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized to act as the Agent on behalf of itself, the other Banks and the Issuing Banks:

                 (a) To receive on behalf of each of the Banks and the Issuing Banks any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Bank and/or Issuing Bank its share of all payments so received as provided in this Agreement;

                 (b) To receive all documents and items to be furnished under the Loan Documents;

                 (c) To act as nominee for and on behalf of the Banks and the Issuing Banks in and under the Loan Documents;

                 (d) To arrange for the means whereby the funds of the Banks are to be made available to the Borrower;

                 (e) To distribute to the Banks and the Issuing Banks information, requests, notices, payments, prepayments, documents and other items received from the Borrowers, the other Obligated Parties, and other Persons;

                 (f) To execute and deliver to the Borrowers, the other Obligated Parties, and other Persons, all requests, demands, approvals, notices, and consents received from the Banks and the Issuing Banks;

                 (g) To the extent permitted by the Loan Documents, to exercise on behalf of each Bank and Issuing Bank all rights and remedies of the Banks and the Issuing Banks upon the occurrence of any Event of Default;

                 (h) To accept, execute, and deliver the Security Agreements, the Pledge Agreements and any other security documents as the secured party, including, without limitation all UCC financing statements; and





CREDIT AGREEMENT - Page 57
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                 (i)      To take such other actions as may be requested by
         Required Banks or, if otherwise required by the Loan Documents, all of the Banks.

         Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Bank or Issuing Bank; (iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks or the Issuing Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for the Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

         Section 14.2 Rights of Agent as a Bank. With respect to its Commitment, the Loans made by it and the Notes issued to it, TCB in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent or an Issuing Bank, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank or Issuing Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with the Borrowers, any of the Companies, any other Obligated Party, and any other Person who may do business with or own securities of either Borrower, any Company, or any other Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Banks or the Issuing Banks.





CREDIT AGREEMENT - Page 58

         Section 14.3 Sharing of Payments, Etc. If any Bank shall obtain any payment of any principal of or interest on any Loan made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by either Borrower or any other Obligated Party to such Bank, whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share, such Bank shall promptly purchase from the other Banks participations in the Loans held by them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of the other Banks in accordance with its pro rata portion thereof. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Loans made by the other Banks may exercise all rights of setoff, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans to such Borrower in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of such Borrower.

         Section 14.4 INDEMNIFICATION. THE BANKS HEREBY AGREE TO INDEMNIFY THE AGENT FROM AND HOLD THE AGENT AND THE ISSUING BANKS HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 15.1 AND 15.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWERS UNDER SECTIONS 15.1 AND 15.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT OR THE ISSUING BANKS IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT OR AN ISSUING BANK UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S OR SUCH ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT AND THE ISSUING BANKS SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT OR SUCH ISSUING BANK. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE THE AGENT AND THE ISSUING BANKS PROMPTLY UPON DEMAND





CREDIT AGREEMENT - Page 59
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FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS) OF ANY AND
ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE AGENT OR AN ISSUING BANK IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT OR SUCH ISSUING BANK IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWERS.

         Section 14.5 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent, any Issuing Bank or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, any Issuing Bank or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by either Borrower or any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of either Borrower or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide the Issuing Banks or any Bank with any credit or other financial information concerning the affairs, financial condition or business of the Borrowers or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

         Section 14.6 Several Commitments. The Commitments and other obligations of the Banks under this Agreement are several. The default by any Bank in making a Loan in accordance with its Commitment shall not relieve the other Banks of their obligations under this Agreement. In the event of any default by any Bank in making any Loan, each nondefaulting Bank shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. In no event shall any Bank be required to advance an amount or amounts which shall in the aggregate exceed such Bank's Commitment. No Bank shall be responsible for any act or omission of any other Bank.

         Section 14.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrowers and the Agent may be removed at any time with or without cause by Required Banks. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital





CREDIT AGREEMENT - Page 60
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and surplus of at least $100,000,000.  Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article XIV shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

                                   ARTICLE XV

                                 Miscellaneous

         Section 15.1 Expenses. Each Borrower hereby agrees to pay on demand: (a) all reasonable costs and expenses of the Agent, the Issuing Banks and the Banks in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of legal counsel for the Agent, the Issuing Banks and the Banks, (b) all costs and expenses of the Agent, the Issuing Banks and the Banks in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel for the Agent, the Issuing Banks and the Banks, and (c) all other costs and expenses incurred by the Agent, the Issuing Banks and the Banks in connection with this Agreement or any other Loan Document.

         Section 15.2 INDEMNIFICATION. EACH BORROWER SHALL INDEMNIFY THE AGENT, EACH ISSUING BANK AND EACH BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO
(A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY EITHER BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF EITHER BORROWER OR ANY COMPANY, OR
(E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; PROVIDED, HOWEVER, NO INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO





CREDIT AGREEMENT - Page 61
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BE INDEMNIFIED FOR ITS OWN FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

         Section 15.3 LIMITATION OF LIABILITY. NONE OF THE AGENT, ANY ISSUING BANK, ANY BANK, OR ANY AFFILIATE, OFFICER, DIRECTOR, EMPLOYEE, ATTORNEY, OR AGENT THEREOF SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND EACH BORROWER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE ANY OF THEM UPON, ANY CLAIM FOR ANY SPECIAL OR PUNITIVE DAMAGES SUFFERED OR INCURRED BY EITHER BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH BORROWER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE THE AGENT, ANY ISSUING BANK, OR ANY BANK OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, OR AGENTS FOR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

         Section 15.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent, the Issuing Banks and the Banks shall have the right to act exclusively in the interest of the Agent, the Issuing Banks and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

         Section 15.5 No Fiduciary Relationship. The relationship between the Borrowers and each Bank is solely that of debtor and creditor, and neither the Agent, any Issuing Bank nor any Bank has any fiduciary or other special relationship with the Borrowers, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrowers and any Bank to be other than that of debtor and creditor.

         Section 15.6 No Waiver; Cumulative Remedies. No failure on the part of the Agent, any Issuing Bank or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right,





CREDIT AGREEMENT - Page 62
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power, or privilege.  The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 15.7     Successors and Assigns.

                 (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Agent and all of the Banks. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Bank's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Bank's Commitments, (B) any reduction of the principal amount of, or interest to be paid on, the Loans of such Bank, (C) any reduction of any commitment fee or other amount payable to such Bank under any Loan Document, (D) any release of Collateral or release of any Guarantor, or (E) any postponement of any date for the payment of any amount payable in respect of the Loans of such Bank.

                 (b) The Borrowers and each of the Banks agree that any Bank (the "Assigning Bank") may, with the Agent's consent and unless an Event of Default has occurred, the Borrowers' consent (except that no consent shall be required with respect to assignments by TCB during the first six months after the date hereof, TCB agreeing to use reasonable efforts to keep the Borrowers advised of any potential assignees), which consent of the Borrowers shall not be unreasonably withheld or delayed, at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments and Loans) (each an "Assignee"); provided, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the assigning Bank's Commitments, rights and obligations under this Agreement and the other Loan Documents, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitments of the assigning Bank being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Notes





CREDIT AGREEMENT - Page 63
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         subject to such assignment, and, except in the case of an assignment to an Affiliate of the Assigning Bank, a processing and recordation fee of $2,500, to be paid by the Assignee. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto).

                 (c) By executing and delivering an Assignment and Acceptance, the Bank that is an assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any Obligated Party or the performance or observance by either Borrower or any Obligated Party of its obligations under the Loan Documents; (iii) such assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in Section 9.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent or such assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents;
         (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

                 (d) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the





CREDIT AGREEMENT - Page 64

         Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent, the Issuing Banks and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by either Borrower, any Issuing Bank or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "J" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrowers. Within five (5) Business Days after their receipt of such notice, the Borrowers, at their expense, shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of such Eligible Assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a portion of its Commitments, new Notes to the order of the assigning Bank in an amount equal to the Commitments retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibits "A-1" and "A-2" hereto.

                 (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers or its Subsidiaries furnished to such Bank by or on behalf of the Borrower or its Subsidiaries.

                 (g) Any Bank may pledge or assign its Notes to any Federal Reserve Bank in accordance with applicable law.

         Section 15.8 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Agent, any Issuing Bank or any Bank or any closing shall affect the representations and warranties or the right of the Agent, any Issuing Bank or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrowers hereunder, the obligations of the Borrowers under Article VI and Sections 15.1 and 15.2 shall survive repayment of the Notes and termination of the Commitments.

         Section 15.9 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE





CREDIT AGREEMENT - Page 65

AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Section 15.10 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which either Borrower is a party, nor any consent to any departure by either Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Banks and the Borrowers, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks and the Borrowers, do any of the following: (a) increase the Commitments of the Banks or subject the Banks to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable to the Banks hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable to the Banks hereunder; (d) waive any of the conditions specified in Article VI; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Banks which shall be required for the Banks or any of them to take any action under this Agreement; (f) change any provision contained in this
Section 15.11; or (g) release any Collateral or any Guarantor. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made with respect to Article XIV hereof without the prior written consent of the Agent and no amendment, waiver, or consent shall be made with respect to Article IV hereof without the prior written consent of the Issuing Banks.

         Section 15.11 Maximum Interest Rate. No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrowers nor the sureties, guarantors, successors, or assigns of the Borrowers shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to the Borrowers. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrowers and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.





CREDIT AGREEMENT - Page 66

         Section 15.12 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which either Borrower is a party shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Article II, III and IV shall not be effective until received by the Agent.

         SECTION 15.13 GOVERNING LAW; VENUE; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST EITHER BORROWER UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. EACH BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 15.12. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF THE AGENT, ANY ISSUING BANK OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT, ANY ISSUING BANK OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST EITHER BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY EITHER BORROWER AGAINST THE AGENT, ANY ISSUING BANK OR ANY BANK SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

         Section 15.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 15.15 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder





CREDIT AGREEMENT - Page 67
of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 15.16 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 15.17 Construction. Each of the Borrowers, the Agent, each Issuing Bank and each Bank acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

         Section 15.18 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     BORROWERS:

                                     HEALTHCOR HOLDINGS, INC.


                                     By: /s/ S. WAYNE BAZZLE
                                        -----------------------------------
                                         S. Wayne Bazzle
                                         Chairman of the Board, Chief
                                         Executive Officer and Secretary

                                     Address for Notices:
                                     5720 LBJ Freeway, Suite 550
                                     Dallas, Texas  75240
                                     Fax No.:        (214) 239-5162
                                     Telephone No.:  (214) 233-7744

                                     Attention:      S. Wayne Bazzle





CREDIT AGREEMENT - Page 68

                                     HEALTHCOR, INC.



                                     By: /s/ S. WAYNE BAZZLE
                                        -----------------------------------
                                         S. Wayne Bazzle
                                         Chairman of the Board

                                     Address for Notices:
                                     5720 LBJ Freeway, Suite 550
                                     Dallas, Texas  75240
                                     Fax No.:        (214) 239-5162
                                     Telephone No.:  (214) 233-7744

                                     Attention:      S. Wayne Bazzle


                                     AGENT:

                                     TEXAS COMMERCE BANK
                                     NATIONAL ASSOCIATION



                                     By: /s/ STEVEN T. PRICHETT
                                        -----------------------------------
                                         Steven T. Prichett
                                         Vice President

                                     Address for Notices:

                                     2200 Ross Avenue, 6th Floor
                                     Dallas, Texas 75201
                                     Fax No.:        (214) 922-2384
                                     Telephone No.:  (214) 965-3710

                                     Attention:      Mr. Steven T. Prichett
                                                     Vice President





CREDIT AGREEMENT - Page 69

                                     ISSUING BANK:

                                     TEXAS COMMERCE BANK
                                     NATIONAL ASSOCIATION



                                     By: /s/ STEVEN T. PRICHETT
                                        -----------------------------------
                                         Steven T. Prichett
                                         Vice President

                                     Address for Notices:

                                     2200 Ross Avenue, 6th Floor
                                     Dallas, Texas   75201
                                     Fax No.:        (214) 922-2384
                                     Telephone No.:  (214) 965-3710

                                     Attention:      Mr. Steven T. Prichett
                                                     Vice President





CREDIT AGREEMENT - Page 70

                                     BANKS:

                                     TEXAS COMMERCE BANK
                                     NATIONAL ASSOCIATION



Revolving Credit Commitment:
                                     By: /s/ STEVEN T. PRICHETT
                                        -----------------------------------
                                         Steven T. Prichett
$5,714,285.71                            Vice President

Term Loan Commitment:                Address for Notices:

$14,285,714.29                       2200 Ross Avenue, 6th Floor
                                     Dallas, Texas   75201
                                     Fax No.:        (214) 922-2384
                                     Telephone No.:  (214) 965-3710

                                     Attention:      Mr. Steven T. Prichett
                                                     Vice President

                                     Lending Office for Alternate Base Rate
                                     Loans

                                     2200 Ross Avenue
                                     Dallas, Texas  75201

                                     Lending Office for Eurodollar Loans

                                     2200 Ross Avenue
                                     Dallas, Texas  75201





CREDIT AGREEMENT - Page 71

                                     FIRST NATIONAL BANK OF CHICAGO



Revolving Credit Commitment:
                                     By: /s/ ERIK C. BACK
                                        -----------------------------------
                                        Name: Erik C. Back
                                             ------------------------------
$4,285,714.29                           Title: Corporate Banking Officer
                                              -----------------------------

Term Loan Commitment:                Address for Notices:

$10,714,285.71                       Public Banking Department
                                     One First National Plaza, Suite 0091
                                     Chicago, Illinois  60670
                                     Fax No.:        (312) 732-2016
                                     Telephone No.:  (312) 732-4406

                                     Attention:      Mr. Erik Back
                                                     Corporate Banking Officer


                                     Lending Office for Alternate Base Rate
                                     Loans

                                     Public Banking Department
                                     One First National Plaza, Suite 0091
                                     Chicago, Illinois  60670

                                     Lending Office for Eurodollar Loans

                                     Public Banking Department
                                     One First National Plaza, Suite 0091
                                     Chicago, Illinois  60670





CREDIT AGREEMENT - Page 72

                               INDEX TO EXHIBITS


 Exhibit         Description of Exhibit                         Section
 -------         ----------------------                         -------
  "A-1"          Form of Revolving Credit Note                  2.2
  "A-2"          Form of Term Note                              3.2
  "B-1"          Loan Request Form                              5.1
  "B-2"          Notice of Continuation or Conversion           5.2
   "C"           Letter of Credit Request Form                  4.3
  "D-1"          Borrower Security Agreement                    7.1(a)
  "D-2"          Subsidiary Security Agreement                  7.1(b)
  "E-1"          Subsidiary Guaranty                            7.3
  "E-2"          Borrower Guaranty                              7.3
  "F-1"          Holdings Pledge Agreement                      7.1(c)
  "F-2"          HOME Holdings Pledge Agreement                 7.1(d)
  "F-3"          HOME Pledge Agreement                          7.1(e)
  "F-4"          Pharmacy Pledge Agreement                      7.1(f)
   "G"           Assignment of Deposit Accounts                 7.2
   "H"           Contribution and Indemnification Agreement     8.1(r)
   "I"           Matters to be Addressed by Opinion of Counsel
                 for the Companies                              8.1(y)
   "J"           Assignment and Acceptance                      15.7
   "K"           Compliance Certificate                         10.1(c)


                               INDEX TO SCHEDULES


Schedule         Description of Schedule                        Section
- --------         -----------------------                        -------
    1            Companies                                      9.14
    2            Litigation                                     9.5
    3            Existing Debt                                  9.9
    4            Existing Liens                                 11.2

                                                                   EXHIBIT "A-1"

                             REVOLVING CREDIT NOTE


$__________                     Dallas, Texas                       May 16, 1996


         FOR VALUE RECEIVED, the undersigned, HEALTHCOR, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of ______________________________ ("Payee"), at the offices of Texas Commerce Bank National Association, a national banking association ("Agent") located at 2200 Ross Avenue, Dallas, Texas 75201, or at such other location as Agent may designate to Maker in writing, for the account of the Applicable Lending Office (as defined in the Agreement referred to below) of Payee, in lawful money of the United States of America and in immediately available funds, the principal sum of ________________________ DOLLARS ($____________), or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by Payee to Maker under the Agreement referred to below on the dates and in the principal amounts provided in the Agreement, and to pay interest on the amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until the Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

         This Note (the "Note") has been executed and delivered by Maker pursuant to the terms of that certain Credit Agreement of even date herewith, among Maker, HealthCor Holdings, Inc., a Delaware corporation, Payee, certain other lenders from time to time party thereto (collectively, the "Banks"), the Issuing Banks (as defined in the Agreement) and the Agent (as the same may be amended, supplemented or modified from time to time, the "Agreement") and is one of the Revolving Credit Notes described therein. Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Agreement. Reference is hereby made to the Agreement for provisions affecting this Note including, but not limited to, provisions regarding interest rates, repayments, prepayments, Events of Default and Payee's rights as a result of the occurrence thereof.

         Subject to the terms of the Agreement and as otherwise calculated in accordance with the Agreement, the outstanding principal balance hereof shall bear interest prior to maturity at a varying rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate, or (b) the Applicable Rate. If at any time the Applicable Rate shall exceed the Maximum Rate, thereby causing the interest rate hereon to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the Applicable Rate had at all times been in effect. The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon shall be due and payable on the Revolving Credit Termination Date. Accrued and unpaid interest on the outstanding principal balance hereof shall be due and payable as provided in Section 2.4 of the Agreement. All past due principal and interest shall bear interest at the Default Rate.




REVOLVING CREDIT NOTE - Page 1

         Maker may prepay the principal of this Note upon the terms and conditions specified in the Agreement. Maker may borrow, repay, and reborrow hereunder upon the terms and conditions specified in the Agreement.

         If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all reasonable costs, expenses, and fees incurred by the holder, including reasonable attorneys' fees.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN DALLAS COUNTY, TEXAS.

         Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

         Maker hereby authorizes the holder hereof to record in its internal records the amount and Type of all Loans made to Maker hereunder and all continuations, conversions, and payments of principal in respect of such Loans, which recordings shall be prima facie evidence as to the outstanding principal amount of this Note; provided, however, any failure by the holder hereof to make any recording shall not limit or otherwise affect the obligations of Maker under the Agreement or this Note.

                                            HEALTHCOR, INC.



                                            By:
                                               ---------------------------------
                                               S. Wayne Bazzle
                                               Chairman of the Board





REVOLVING CREDIT NOTE - Page 2

                                                                   EXHIBIT "A-2"



                                   TERM NOTE


$________________                Dallas, Texas                      May 16, 1996


         FOR VALUE RECEIVED, the undersigned, HEALTHCOR HOLDINGS, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of _____________________ ("Payee") at the offices of Texas Commerce Bank National Association, a national banking association ("Agent"), located at 2200 Ross Avenue, Dallas, Texas 75201, or at such other location as Agent may designate to Maker in writing, for the account of the Applicable Lending Office (as defined in the Agreement referred to below) of Payee on the Term Loan Maturity Date (as defined in the Agreement referred to below), in lawful money of the United States of America and in immediately available funds, the principal sum of _________________________________ DOLLARS ($____________), or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by Payee to Maker pursuant to the Agreement, together with interest on the outstanding principal balance from day to day remaining at the rates per annum and on the dates provided in the Agreement.

         This Note has been executed and delivered by Maker pursuant to the terms of that certain Credit Agreement of even date herewith, among Maker, HealthCor, Inc., a Delaware corporation, Payee, certain other lenders from time to time party thereto (collectively, the "Banks"), the Issuing Banks (as defined in the Agreement) and the Agent (as the same may be amended, supplemented or modified from time to time, the "Agreement") and is one of the Term Notes described therein. All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Agreement. Reference is hereby made to the Agreement for provisions affecting this Note including, but not limited to, provisions regarding interest rates, repayments, prepayments, Events of Default and Payee's rights as a result of the occurrence thereof. Maker may prepay all or any portion of the principal amount of this Note upon the terms and conditions specified in the Agreement.

         Subject to the terms of the Agreement and as otherwise calculated in accordance with the terms of the Agreement, the outstanding principal balance hereof shall bear interest prior to maturity at a varying rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate, or (b) the Applicable Rate. If at any time the Applicable Rate shall exceed the Maximum Rate, thereby causing the interest rate hereon to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate will not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the Applicable Rate had at all times been in effect. The outstanding principal balance of this Note, together with interest thereon shall be due and payable on the dates and in the amounts set forth in the Agreement. Accrued and unpaid interest on the outstanding principal balance hereof shall be due and payable as provided in Section 3.4 of the Agreement. All past due principal and interest shall bear interest at the Default Rate.

         If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands





TERM NOTE - Page 1
of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all collection costs and fees incurred by the holder, including reasonable attorneys' fees.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN DALLAS COUNTY, TEXAS.

         Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                                              HEALTHCOR HOLDINGS, INC.



                                              By:
                                                 -------------------------------
                                                 S. Wayne Bazzle
                                                 Chairman of the Board, Chief
                                                 Executive Officer and Secretary





TERM NOTE - Page 2

                                                                   EXHIBIT "B-1"
                               LOAN REQUEST FORM

TO:      TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
         as Agent
         2200 Ross Avenue
         Post Office Box 660197
         Dallas, Texas   75266-0197
         Attention:  Steven T. Prichett

Gentlemen:

         The undersigned is an officer of HEALTHCOR, INC. or HEALTHCOR HOLDINGS, INC. [as applicable], a Delaware corporation (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Credit Agreement dated as of May 16, 1996, among HealthCor, Inc., HealthCor Holdings, Inc., Texas Commerce Bank National Association, a national banking association, as agent (in such capacity, the "Agent"), certain other lenders from time to time party thereto (collectively, the "Banks") and the Banks from time to time issuing letters of credit thereunder (the "Issuing Banks") (such Credit Agreement, as the same may be amended, supplemented or modified from time to time, being hereinafter referred to as the "Credit Agreement"). All terms defined in the Credit Agreement shall have the same meaning herein.

         In accordance with the Credit Agreement, the undersigned Borrower hereby requests that the Lender make the Loan requested on schedule or schedules attached hereto (the "Requested Loan").

         In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies to the Agent, the Banks and the Issuing Banks that the following statements are true and correct:

                 (i)      The representations and warranties contained in
         Article IX of the Credit Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

                 (ii) No Default has occurred and is continuing or would result from the Requested Loan.

                 (iii) All information supplied on the schedule or schedules hereto is true, correct, and complete as of the date hereof.

                                               BORROWER:
                                               --------

                                               [HEALTHCOR, INC./
                                               HEALTHCOR HOLDINGS, INC.]



                                               By:
                                                  ------------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------


Dated as of:
             --------------------
               [insert date of
               Requested Loan]

                                   SCHEDULE 1
                                       TO
                               LOAN REQUEST FORM

                             Revolving Credit Loan
                              Request Information

(1)      Revolving Credit Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $10,000,000.00

(2)      Aggregate outstanding principal amount of all Revolving Credit Loans . . . . . . . . . . . . . . . .  $_____________

(3)      Aggregate amount of all Letter of Credit Liabilities . . . . . . . . . . . . . . . . . . . . . . . .  $_____________

(4)      Available Revolving Credit Commitment [line (1) minus the sum of line (2) and line (3)] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $_____________

(5)      Amount of requested Revolving Credit Loan(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $_____________

(6)      Type of requested Revolving Credit Loan (check whichever is applicable):

         _____   Alternate Base Rate Loan

         _____   Eurodollar Loan having an Interest Period of:

                 _____    one month
                 _____    two months
                 _____    three months
                 _____    six months

(7)      Date of requested Revolving Credit Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . .  _________, 19___

__________________________________

     (1) The requested Revolving Credit Loan must be in an amount equal to or less than the amount shown on line (4) above.

                                   SCHEDULE 2
                                       TO
                               LOAN REQUEST FORM

                         Term Loan Request Information

(1)      Amount of requested Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $_________

(2)      Type of requested Term Loan (check whichever is applicable):

         _____   Alternate Base Rate Loan
         _____   Eurodollar Loan having an Interest Period of:

                 _____    one month
                 _____    two months
                 _____    three months
                 _____    six months

(3)      Date of Requested Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  _________, 19___

                                                                   EXHIBIT "B-2"

                      NOTICE OF CONTINUATION OR CONVERSION


TO:      TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
         as Agent
         2200 Ross Avenue
         Post Office Box 660197
         Dallas, Texas   75266-0197
         Attention:  Steven T. Prichett

Gentlemen:

         The undersigned is an officer of HEALTHCOR, INC./HEALTHCOR HOLDINGS, INC. [as applicable], a Delaware corporation (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Credit Agreement dated as of May 16, 1996, among HealthCor, Inc., HealthCor Holdings, Inc., Texas Commerce Bank National Association, a national banking association as agent (in such capacity, the "Agent"), the lenders from time to time party thereto (collectively, the "Banks"), and the Banks issuing letters of credit from time to time thereunder (in such capacity, the "Issuing Banks") (as the same may be amended, supplemented or modified from time to time, being hereinafter referred to as the "Credit Agreement"). All terms defined in the Credit Agreement shall have the same meaning herein.

         In accordance with the Credit Agreement, the Borrower hereby (check whichever is applicable):

         ___     1.       Requests that the Banks convert a Eurodollar Loan
into an Alternate Base Rate Loan in the amount of $__________; or

         ___     2.       Requests that the Banks convert an Alternate Base
Rate Loan into a Eurodollar Loan in the amount of $__________, having an Interest Period of (check whichever is applicable):

         _____   one month
         _____   two months
         _____   three months
         _____   six months

         ___     3.       Requests that the Banks continue a Eurodollar Loan in
the amount of $__________, having an Interest Period of (check whichever is applicable):

         _____   one month
         _____   two months
         _____   three months
         _____   six months





NOTICE OF CONTINUATION OR CONVERSION - Page 1

         In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies to the Agent, the Banks and the Issuing Banks that the following statements are true and correct:

              (i)         The representations and warranties contained in
         Article IX of the Credit Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

             (ii) No Default has occurred and is continuing or would result from the Loan requested hereunder.


                                               BORROWER:
                                               --------

                                               [HEALTHCOR, INC./
                                               HEALTHCOR HOLDINGS, INC.]

                                               By:
                                                  ------------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------


Dated as of:
             -----------------------------
                 [insert date of
                 Requested Continuation
                 or Conversion]





NOTICE OF CONTINUATION OR CONVERSION - Page 2

                                                                     EXHIBIT "C"

                         LETTER OF CREDIT REQUEST FORM



TO:      Texas Commerce Bank National Association,
         as an Issuing Bank
         2200 Ross Avenue
         Post Office Box 660197
         Dallas, Texas   75266-0197
         Attention:  Steven T. Prichett

Ladies and Gentlemen:

         The undersigned is an officer of HEALTHCOR, INC., a Delaware corporation (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Credit Agreement dated as of May 16, 1996, among Borrower, HealthCor Holdings, Inc., a Delaware corporation, Texas Commerce Bank National Association, as agent (in such capacity, the "Agent"), the lenders from time to time party thereto (collectively, the "Banks"), and the Banks from time to time issuing letters of credit thereunder (in such capacity, the "Issuing Banks") (as the same may be amended, supplemented or modified from time to time, the "Credit Agreement"). All terms defined in the Credit Agreement shall have the same meaning herein.

         In accordance with the Credit Agreement, the Borrower hereby requests that the Issuing Bank issue a Letter of Credit. The Letter of Credit shall:

                 (a)      be issued on ________________, 19___;(1)

                 (b)      be in the amount of $____________;(2)

                 (c) permit [a single drawing/multiple drawings](3) on the terms and conditions set forth in the L/C Application attached as Annex I hereto;

                 (d) be payable upon presentation of a [sight draft/time draft. The time draft shall be payable on __________________, 19___];(4) and

                 (e)      expire on __________________, 19___.(4)


- -----------------------
     (1)  Insert date not later than the Revolving Credit Termination Date.

     (2) Insert face amount of Letter of Credit. Issuance is subject to Dollar limit on aggregate face amount of Letters of Credit specified in Section 4.1 of the Credit Agreement.

     (3)  Specify one.

     (4) Insert date not later than the earlier of (a) one year after issuance or (b) the Revolving Credit Termination Date.


LETTER OF CREDIT REQUEST FORM - Page 1

         The Letter of Credit is to be delivered by the Issuing Bank to _____________________.(5)

         [Drawing/Each drawing](3) under the Letter of Credit shall be subject to the conditions specified in the L/C Application attached as Annex I hereto.

         In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies that the following statements are true and correct:

              (i)         The representations and warranties contained in
         Article IX of the Credit Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

             (ii) No Default has occurred and is continuing or would result from the issuance of the Letter of Credit requested hereunder.

            (iii) The face amount of the Letter of Credit requested hereunder, when added to all outstanding Revolving Credit Loans and Letter of Credit Liabilities, will not exceed the aggregate amount of the Revolving Credit Commitments.

             (iv) The proposed terms of the Letter of Credit requested hereunder and the transactions proposed to be supported thereby are accurately and completely described on the L/C Application attached as Annex I hereto.

              (v) All information supplied below is true, correct, and complete as of the date hereof.

                                  Information


         (a)     Revolving Credit Commitment  . . . . . . . . . . . . . . . . . . .                        $10,000,000.00

         (b)     Aggregate outstanding principal amount of all Revolving Credit
                 Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        $_____________

         (c)     Aggregate outstanding amount of all Letter of Credit
                 Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .                        $_____________

         (d)     Net availability for Letters of Credit: [line (a) minus the
                 sum of line (b) and line (c)]  . . . . . . . . . . . . . . . . . .                        $_____________


- -----------------------------
     (5)    Insert name of Borrower or name and address of beneficiary.


LETTER OF CREDIT REQUEST FORM - Page 2

         (e)     Face Amount of requested Letter of Credit  . . . . . . . . . . . .                        $_____________

         (f)     Date requested for issuance of Letter of Credit  . . . . . . . . .                        ________, 19__

                                        BORROWER:
                                        --------

                                        HEALTHCOR, INC.



                                        By:
                                           ------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


Dated as of:
             -------------------------
                 [insert date of
                 proposed issuance
                 of Letter of Credit]





LETTER OF CREDIT REQUEST FORM - Page 3

                                    ANNEX 1
                                       TO
                         LETTER OF CREDIT REQUEST FORM


                                L/C Application

                                                                   EXHIBIT "D-1"

                          BORROWER SECURITY AGREEMENT


         THIS BORROWER SECURITY AGREEMENT dated as of May 16, 1996, is by and between __________________________, a Delaware corporation (the "Debtor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, the "Agent") for itself, the other Issuing Banks (hereinafter defined) and the other lenders (collectively, the "Banks") from time to time party to that certain Credit Agreement dated of even date herewith among Debtor, _____________________, a Delaware corporation (_________________
and together with Debtor, the "Borrowers"), the Agent, Texas Commerce Bank National Association and each of the other Banks that issue letters of credit under the Credit Agreement, as issuing banks (in such capacity, collectively, the "Issuing Banks"), and the Banks, as the same may be amended or modified from time to time (the "Credit Agreement").

                                R E C I T A L S:

         The Banks have agreed to make loans to the Borrowers and the Issuing Banks have agreed to issue letters of credit for the account of the Company subject to the terms and conditions of the Credit Agreement. The obligation of the Banks to lend and of the Issuing Banks to issue letters of credit under the Credit Agreement are conditioned on, among other things, the execution and delivery by the Debtor of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                         Definitions; Security Interest

         Section 1.1 Definitions. All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.

         Section 1.2 Security Interest. Debtor hereby grants to the Agent for the benefit of itself, the Banks and the Issuing Banks, a security interest in the following property, whether now owned or existing or hereafter arising or acquired and wherever arising or located (such property being hereinafter sometimes called the "Collateral"):

                                   (ACCOUNTS)

                 (a) All accounts, receivables, accounts receivable, general intangibles, book debts, contract rights, instruments, and documents (including, without limitation, all documents of title); (b) all chattel paper, notes, drafts, acceptances, other evidences, and forms of payment under leases of equipment or contracts for the sale of inventory or the performance of services, and other forms of obligations received by or belonging to Debtor for goods sold or leased and/or services rendered by Debtor; (c) all of





BORROWER SECURITY AGREEMENT - Page 1

         Debtor's rights in, to, and under all purchase orders, sales contracts, instruments, and other documents evidencing obligations for or representing payment for goods sold or leased and/or services rendered by Debtor; and (d) all moneys due or to become due to Debtor under all contracts for the sale or lease of goods and/or the performance of services by Debtor; in each case of whatever nature, now owned by Debtor or existing or hereafter acquired, created, or arising and the rights and interests of Debtor in goods, the sale and delivery of which give rise to any and all proceeds of any of the foregoing Collateral (including, but not limited to, all insurance and claims for insurance in respect of the Collateral).

                                  (INVENTORY)

                 All goods, merchandise, raw materials, goods in process, finished goods, and other tangible personal property of whatever nature now owned by Debtor or hereafter from time to time existing or acquired, and held for sale or lease or furnished or to be furnished under contracts of service or used or usable or consumed or consumable in Debtor's business and all accessions and appurtenances thereto, and all accounts, receivables, accounts receivables, instruments, notes, chattel paper, documents (including, without limitation, all documents of title), contract rights, and general intangibles arising in connection with any of the foregoing and all products and proceeds of any of the foregoing Collateral (including, without limitation, all insurance and claims for insurance effective or held for the benefit of Debtor or the Agent in respect of any of the foregoing Collateral).

                                  (EQUIPMENT)

                 All goods, equipment, machinery, furnishings, fixtures, furniture, appliances, accessories, leasehold improvements, chattels, and other articles of personal property of whatever nature now owned by Debtor or hereafter acquired, all accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the foregoing and all proceeds of any of the foregoing Collateral (including, but not limited to, all insurance and claims for insurance in respect of any of the foregoing Collateral).

         Section 1.3 Obligations. The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "Obligations"): (a) the obligations, indebtedness, and liabilities of ________________ to the Banks and the Issuing Banks evidenced by the Revolving Credit Notes (herein so called) executed by _____________ pursuant to the Credit Agreement; (b) the obligations, indebtedness, and liabilities of __________________ to the Banks evidenced by the Term Notes executed by
_________________ pursuant to the Credit Agreement; (c) the obligations, indebtedness, and liabilities of Debtor to the Agent, the Banks and the Issuing Banks under the Credit Agreement; (d) the obligations, indebtedness, and liabilities of ________________ to the Agent, the Banks and the Issuing Banks under the Credit Agreement; (e) the obligations, indebtedness, and liabilities of Debtor to the Agent, the Banks and the Issuing





BORROWER SECURITY AGREEMENT - Page 2

Banks under that certain guaranty agreement of even date herewith, executed by Debtor in favor of the Agent, the Banks and the Issuing Banks, pursuant to the Credit Agreement, (f) all future advances by the Banks and the Issuing Banks to Debtor and ________________, or either of them; (g) all costs and expenses, including without limitation all attorneys' fees and legal expenses, incurred by the Agent, the Banks and the Issuing Banks to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement; (h) all other Obligations (as such term is defined in the Credit Agreement); and (i) all extensions, renewals, and modifications of any of the foregoing.

                                   ARTICLE II

                         Representations and Warranties

         To induce the Agent to enter into this Agreement and to induce the Banks and the Issuing Banks to extend credit to the Borrowers under the Credit Agreement, Debtor represents and warrants to the Agent, the Banks and the Issuing Banks that:

         Section 2.1 Title. Except for the Permitted Liens, Debtor owns, and with respect to Collateral acquired after the date hereof Debtor will own, the Collateral free and clear of any Lien.

         Section 2.2 Accounts. Debtor represents, warrants, and covenants that each and all of its accounts will meet the following requirements continuously from the time each of them comes into existence until it is collected in full: (a) the account arose from the performance of services by Debtor which have been fully and satisfactorily performed or from the absolute sale of goods by Debtor in which Debtor had the sole and complete ownership, and the goods have been shipped or delivered to the account debtor, evidencing which Debtor or the Agent has possession of shipping and delivery receipts; (b) the account is not subject to setoff, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice or to dispute, objection or complaint by the account debtor concerning his or its liability on the account, and the goods, the sale of which gives rise to the account, have not been returned, rejected, lost, or damaged; (c) the account arose in the ordinary course of Debtor's business, and no notice of bankruptcy, insolvency, or financial embarrassment of the account debtor has been received by Debtor; and (d) Debtor shall notify the Agent promptly in writing when any account ceases to meet any of the requirements of this Agreement. Nothing in this Section shall be construed to limit or release any right of the Agent to any Collateral arising pursuant to Section 1.2 of this Agreement.

         Section 2.3 Financing Statements. No financing statement, security agreement, or other lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of the Agent or to perfect any Permitted Lien.

         Section 2.4 Organization and Authority. Debtor is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Debtor has the corporate power and authority to execute, deliver, and perform this Agreement, and the execution,





BORROWER SECURITY AGREEMENT - Page 3
delivery, and performance of this Agreement by Debtor (a) have been authorized by all necessary corporate action on the part of Debtor, (b) do not and will not violate (i) any law, rule or regulation which violation would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Debtor, the Collateral taken as whole, or the ability of the Companies to pay and perform the Obligations, or (iii) the certificate of incorporation or bylaws of Debtor, and (c) do not and will not conflict with, result in a breach of, or constitute a default under the provisions of any material indenture, mortgage, deed of trust, security agreement, instrument, or agreement pursuant to which Debtor or any of its property is bound.

         Section 2.5 Principal Place of Business. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor shown below its name on the signature pages of this Agreement.

         Section 2.6 Location of Collateral. All inventory, machinery, and equipment of Debtor are located at the locations specified on Schedule 1 hereto or at other locations within the continental United States of America in the ordinary course of Debtor's business so long as all actions have been taken to assure the continued perfection and priority of the Agent's security interest therein.

                                  ARTICLE III

                                   Covenants

         Debtor covenants and agrees with the Agent, the Banks and the Issuing Banks that until the Obligations are paid and performed in full and all commitments of the Banks and the Issuing Banks to the Borrowers have been terminated:

         Section 3.1 Maintenance. Debtor shall maintain the Collateral in good operating condition and repair and shall not permit any waste or destruction of the Collateral or any part thereof except for the ordinary wear and tear of its intended primary use. Debtor shall not use or permit the Collateral to be used in violation of any law or inconsistently with the terms of any policy of insurance. Debtor shall not use or permit the Collateral to be used in any manner or for any purpose that would impair the value of the Collateral or expose the Collateral to unusual risk.

         Section 3.2 Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien on the Collateral except Permitted Liens, and shall defend Debtor's rights in the Collateral and the Agent's security interest in the Collateral against the claims of all Persons.

         Section 3.3 Modification of Collateral. Debtor shall do nothing to impair the rights of the Agent in the Collateral. Without the prior written consent of the Agent, Debtor shall not grant any extension of time for any payment with respect to the Collateral, or compromise, compound, or settle any of the Collateral, or release in whole or in part any person or entity





BORROWER SECURITY AGREEMENT - Page 4
liable for payment with respect to the Collateral, or allow any credit or discount for payment with respect to the Collateral other than normal trade discounts granted in the ordinary course of business and other adjustments, such as bad debt expense, made in the ordinary course of business, or release any lien, security interest, or assignment securing the Collateral, or otherwise amend or modify any of the Collateral.

         Section 3.4 Disposition of Collateral. Debtor shall not sell, lease, or otherwise dispose of the Collateral or any part thereof without the prior written consent of the Agent, except Debtor may sell inventory in the ordinary course of business and may dispose of obsolete items of equipment in the ordinary course of business.

         Section 3.5 Further Assurances. At any time and from time to time, upon the request of the Agent, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as the Agent may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as the Agent may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Debtor shall promptly endorse and deliver to the Agent all documents, instruments, and chattel paper that it now owns or may hereafter acquire.

         Section 3.6 Risk of Loss; Insurance. Debtor shall be responsible for any loss of or damage to the Collateral. Debtor shall maintain, with financially sound and reputable companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft, and such other risks and casualties as are customarily insured against by companies engaged in the same or a similar business, and (ii) insuring Debtor and the Agent against liability for personal injury and property damage relating to the Collateral, such policies to be in such amounts and covering such risks as are customarily insured against by companies engaged in the same or a similar business, but at least in the amounts specified in the Credit Agreement, with losses payable to Debtor and the Agent as their respective interests may appear. All insurance with respect to the Collateral shall provide that no cancellation, reduction in amount, or change in coverage thereof shall be effective unless the Agent has received thirty (30) days prior written notice thereof. Debtor shall furnish the Agent with certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provisions. Debtor shall deliver to the Agent upon demand copies of all insurance policies covering the Collateral or any part thereof.

         Section 3.7 Inspection Rights. Debtor shall permit the Agent, the Banks and the Issuing Banks and their representatives, upon one (1) Business Day's prior notice, to examine or inspect the Collateral wherever located and to examine, inspect, and copy Debtor's books and records at any reasonable time and as often as they may desire. The Agent may at any time and from time to time contact account debtors and other obligors to verify the existence, amounts, and terms of Debtor's accounts.





BORROWER SECURITY AGREEMENT - Page 5

         Section 3.8 Mortgagee's and Landlord Waivers. Debtor shall deliver to the Agent an instrument satisfactory in form and substance to the Agent, executed by the landlord of the premises located at 5720 LBJ Freeway, Suite 550, Dallas, Texas 75240, by which such landlord waives or subordinates its rights, if any, in the Collateral. With respect to all other locations of Collateral, upon the request of the Agent at any time, Debtor shall exert its best efforts to cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to the Agent by which such mortgagee or landlord waives or subordinates its rights, if any, in the Collateral.

         Section 3.9 Notification. Debtor shall promptly notify the Agent of (i) any Lien or material claim made or threatened against the Collateral,
(ii) any material change in the Collateral, including, without limitation, any material damage to or loss of the Collateral, and (iii) the occurrence or existence of any Default.

         Section 3.10 Corporate Changes. Debtor shall not change its name, identity, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless Debtor shall have given the Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Agent to make each financing statement not seriously misleading. Debtor shall not change its principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given the Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Agent to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

         Section 3.11 Books and Records; Information. Debtor shall keep accurate and complete books and records of the Collateral and Debtor's business and financial condition in accordance with GAAP (subject to year-end adjustments and disclosures). Debtor shall from time to time at the request of the Agent deliver to the Agent such information regarding the Collateral and Debtor as the Agent may request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral. Debtor shall mark its books and records to reflect the security interest of the Agent under this Agreement.

         Section 3.12 Location of Collateral. Debtor shall not move any of its equipment, machinery, or inventory from the locations specified herein without the prior written consent of the Agent, except to other locations within the continental United States of America in the ordinary course of business so long as all actions have been taken to assure the continued perfection and priority of the Agent's security interest therein.

         Section 3.13 Lockbox Accounts. Debtor hereby agrees to the terms, provisions and covenants set forth in Section 7.2 of the Credit Agreement and the rights of the Agent thereunder, and hereby agrees to comply with each of the requirements specified therein.





BORROWER SECURITY AGREEMENT - Page 6

                                   ARTICLE IV

                              Rights of the Agent

         Section 4.1      Certain Covenants and Rights Regarding Collateral.

                 (a) Debtor shall from time to time at the request of the Agent furnish the Agent with a schedule of each account included in the Collateral and a list of all those liable on checks, notes, drafts, and other instruments representing the proceeds of such accounts. The Agent shall have the right to make test verifications of the Collateral. If any part of the Collateral is or becomes subject to the Federal Assignment of Claims Act, Debtor will execute all instruments and take all steps required by the Agent to comply with that act. If part of the Collateral is evidenced by promissory notes, trade acceptances or other instruments for the payment of money, Debtor will, at the request of the Agent, immediately deliver them to the Agent, appropriately endorsed to the Agent's order, and regardless of the form of endorsement, Debtor waives presentment, demand, notice of dishonor, protest, and notice of protest.

                 (b) If the validity or priority of this Agreement or of any rights, titles, security interests or other interests created or evidenced hereby shall be attacked, endangered, or questioned, or if any legal proceedings are instituted with respect thereto, Debtor will give prompt written notice thereof to the Agent and, at Debtor's own cost and expense, will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Agent (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests, and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by Debtor and the party incurring such expenses shall be subrogated to all rights of the Person receiving such payment.

                 (c) Upon the occurrence of an Event of Default, or if the Agent shall deem payment of the Obligations to be insecure, and at any time thereafter, the Agent is authorized peaceably to take possession of the Collateral and of all books, records and accounts relating thereto, and to exercise without interference from Debtor any and all rights which Debtor has with respect to the management, possession, protection, or preservation of the Collateral. If necessary to obtain the possession provided for above, the Agent may invoke any and all legal remedies to dispossess Debtor, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by the Agent pursuant to this Section, the Agent shall not be liable for any loss sustained by Debtor resulting from any act or omission of the Agent unless such loss is caused by the willful misconduct and bad faith of the Agent, nor shall the Agent be obligated to perform or discharge any obligation, duty, or liability under any sale or lease





BORROWER SECURITY AGREEMENT - Page 7
         agreement covering the Collateral or any part thereof, or under or by reason of this Agreement or exercise of rights or remedies hereunder.

                 (d) At any time prior to the termination of this Agreement the Agent may notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments, or other evidences of indebtedness included in the Collateral to pay the Agent directly. Until the Agent elects to exercise these rights Debtor is authorized as agent of the Agent to collect and enforce such accounts. The costs of collection and enforcement, including attorneys' fees and expenses, shall be borne solely by Debtor whether incurred by the Agent or Debtor.

         Section 4.2 Performance by the Agent. If Debtor fails to perform or comply with any of its agreements contained herein, the Agent itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the expenses of the Agent, together with interest thereon at the Default Rate, shall be payable by Debtor to the Agent on demand and shall constitute Obligations secured by this Agreement. The Agent, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

         Section 4.3 Setoff; Property Held by the Agent. If an Event of Default shall have occurred and be continuing, the Agent shall have the right to set off and apply against the Obligations, at any time and without notice to Debtor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Agent to Debtor whether or not the Obligations are then due. As additional security for the Obligations, Debtor hereby grants the Agent a security interest in all money, instruments, and other property of Debtor now or hereafter held by the Agent. In addition to the Agent's right of setoff and as further security for the Obligations, Debtor hereby grants the Agent a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Debtor now or hereafter deposited with or held by the Agent and all other sums at any time credited by or owing from the Agent to Debtor. The rights and remedies of the Agent hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent may have.

         Section 4.4 Assignment by the Agent. The Agent, the Banks and the Issuing Banks may from time to time assign the Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Agreement in relation thereto.





BORROWER SECURITY AGREEMENT - Page 8

                                   ARTICLE V

                                    Default

         Section 5.1 Rights and Remedies. Upon the occurrence of an Event of Default, the Agent shall have the following rights and remedies:

                 (i) In addition to all other rights and remedies granted to the Agent in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, the Agent may (A) without demand or notice to Debtor, collect, receive, or take possession of the Collateral or any part thereof and for that purpose the Agent may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (B) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent's offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of the Agent, Debtor shall assemble the Collateral and make it available to the Agent at any place designated by the Agent that is reasonably convenient to Debtor and the Agent. Debtor agrees that the Agent shall not be obligated to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees, legal expenses, and all other costs and expenses incurred by the Agent in connection with the collection of the Obligations and the enforcement of the Agent's rights under this Agreement. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations in full. Debtor waives all rights of marshalling in respect of the Collateral.

                 (ii) The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent's nominee or nominees.

         Section 5.2 Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 5.1 hereof, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

                 FIRST, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with such sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and one legal counsel, the repayment of all advances made hereunder or under any other Loan Document by the Agent on behalf of Debtor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;





BORROWER SECURITY AGREEMENT - Page 9

                 SECOND, to the payment in full of all other Obligations that are payable to the Agent including, without limitation, all expense reimbursements and indemnities;

                 THIRD, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Issuing Banks in connection with the Credit Agreement, any Letter of Credit, or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of their agents and one legal counsel;

                 FOURTH, to the payment in full of all other Obligations that are payable to the Issuing Banks, including, without limitation, all Letter of Credit disbursements and all accrued and unpaid interest thereon and all Letter of Credit fees;

                 FIFTH, to the payment in full of the Obligations, pro rata among the Banks in accordance with the amounts of the Loans held by them, or, if no Loans shall be outstanding, in accordance with the amounts of their Commitments;

                 SIXTH, if any Letter of Credit remains outstanding, the Agent, after making the applications required by paragraphs "FIRST" through "FIFTH" above, shall hold back and retain as Collateral for the Obligations an amount equal to the aggregate face amounts of all outstanding Letters of Credit; and

                 SEVENTH, provided that all of the Obligations have been paid and performed in full and all Commitments and Letters of Credit have terminated, to the Debtor, or its successors or assigns, or to whomsoever may lawfully be entitled to the same, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of the Collateral by the Agent (including, without limitation, a sale pursuant to any applicable Uniform Commercial Code or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

                                   ARTICLE VI

                                 Miscellaneous

         Section 6.1 No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies





BORROWER SECURITY AGREEMENT - Page 10
provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor, the Agent, the Banks and the Issuing Banks and their respective heirs, successors, and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Agent.

         Section 6.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 6.4 Notices. All notices and other communications provided for in this Agreement shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

         Section 6.5 Applicable Law; Venue; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST DEBTOR UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. DEBTOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. DEBTOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED





BORROWER SECURITY AGREEMENT - Page 11

OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.4 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR WITH RESPECT TO ANY OF THE COLLATERAL IN ANY STATE OR FEDERAL COURT IN ANY OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY DEBTOR AGAINST THE AGENT SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

         Section 6.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 6.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent, any Bank or Issuing Bank shall affect the representations and warranties or the right of the Agent, the Banks and the Issuing Banks to rely upon them.

         Section 6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 6.9 Waiver of Bond. In the event the Agent seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

         Section 6.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 6.11 Construction. Debtor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Debtor and the Agent.

         Section 6.12 Obligations Absolute. The obligations of Debtor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment,





BORROWER SECURITY AGREEMENT - Page 12
modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release or subordination of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.

         Section 6.13 Release of Security Interest. At such time as all of the Obligations have been paid and performed in full, all obligations and commitments of the Banks and the Issuing Banks to make advances, issue letters of credit or otherwise extend credit under the Credit Agreement have expired or terminated, and no Letters of Credit remain outstanding, the Agent shall release the security interest granted hereby.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                        DEBTOR:
                                        ------


                                        ---------------------------------------



                                        By:
                                            -----------------------------------
                                            S. Wayne Bazzle
                                            Chairman of the Board

                                        Address for Notices:

                                        5720 LBJ Freeway, Suite 550
                                        Dallas, Texas 75240
                                        Fax No.:  (214) 239-5162
                                        Telephone No.:  (214) 233-7744
                                        Attention:  S. Wayne Bazzle

                                        THE AGENT:
                                        ---------

                                        TEXAS COMMERCE BANK
                                        NATIONAL ASSOCIATION,
                                        as Agent



                                        By:
                                            -----------------------------------
                                            Steven T. Prichett
                                            Vice President





BORROWER SECURITY AGREEMENT - Page 13

                                        Address for Notices:

                                        2200 Ross Avenue
                                        Post Office Box 660197
                                        Dallas, Texas   75266-0197
                                        Fax No.:  (214) 965-2384
                                        Telephone No.:  (214) 965-3710
                                        Attention:  Steven T. Prichett





BORROWER SECURITY AGREEMENT - Page 14

                                                                   EXHIBIT "D-2"

                         SUBSIDIARY SECURITY AGREEMENT


         THIS SUBSIDIARY SECURITY AGREEMENT dated as of May 16, 1996, is by and between GUAR~, STATE~ corporation (the "Debtor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, the "Agent") for itself, the other Issuing Banks (hereinafter defined) and the other lenders (collectively, the "Banks") from time to time party to that certain Credit Agreement dated of even date herewith among HealthCor, Inc., a Delaware corporation (the "Company"), HealthCor Holdings, Inc., a Delaware corporation ("Holdings" and together with the Company, the "Borrowers"), the Agent, Texas Commerce Bank National Association and each of the other Banks that issues letters of credit thereunder, as issuing banks (in such capacity, the "Issuing Banks") and the Banks, as the same may be amended, modified or supplemented from time to time (the "Credit Agreement").

                                R E C I T A L S:

         The Banks have agreed to make loans to the Borrowers and the Issuing Banks have agreed to issue letters of credit for the account of the Company subject to the terms and conditions of the Credit Agreement. The obligation of the Banks to lend and of the Issuing Banks to issue letters of credit under the Credit Agreement are conditioned on among other things, the execution and delivery by the Debtor of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                         Definitions; Security Interest

         Section 1.1 Definitions. All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.

         Section 1.2 Security Interest. Debtor hereby grants to the Agent for the benefit of itself, the Issuing Banks and the Banks, a security interest in the following property, whether now owned or existing or hereafter arising or acquired and wherever arising or located (such property being hereinafter sometimes called the "Collateral"):

                                   (ACCOUNTS)

                 (a) All accounts, receivables, accounts receivable, general intangibles, book debts, contract rights, instruments, and documents (including, without limitation, all documents of title); (b) all chattel paper, notes, drafts, acceptances, other evidences, and forms of payment under leases of equipment or contracts for the sale of inventory or





SUBSIDIARY SECURITY AGREEMENT - Page 1
         the performance of services, and other forms of obligations received by or belonging to Debtor for goods sold or leased and/or services rendered by Debtor; (c) all of Debtor's rights in, to, and under all purchase orders, sales contracts, instruments, and other documents evidencing obligations for or representing payment for goods sold or leased and/or services rendered by Debtor; and (d) all moneys due or to become due to Debtor under all contracts for the sale or lease of goods and/or the performance of services by Debtor; in each case of whatever nature, now owned by Debtor or existing or hereafter acquired, created, or arising and the rights and interests of Debtor in goods, the sale and delivery of which give rise to any and all proceeds of any of the foregoing Collateral (including, but not limited to, all insurance and claims for insurance in respect of the Collateral).

                                  (INVENTORY)

                 All goods, merchandise, raw materials, goods in process, finished goods, and other tangible personal property of whatever nature now owned by Debtor or hereafter from time to time existing or acquired, and held for sale or lease or furnished or to be furnished under contracts of service or used or usable or consumed or consumable in Debtor's business and all accessions and appurtenances thereto, and all accounts, receivables, accounts receivables, instruments, notes, chattel paper, documents (including, without limitation, all documents of title), contract rights, and general intangibles arising in connection with any of the foregoing and all products and proceeds of any of the foregoing Collateral (including, without limitation, all insurance and claims for insurance effective or held for the benefit of Debtor or the Agent in respect of any of the foregoing Collateral).

                                  (EQUIPMENT)

                 All goods, equipment, machinery, furnishings, fixtures, furniture, appliances, accessories, leasehold improvements, chattels, and other articles of personal property of whatever nature now owned by Debtor or hereafter acquired, all accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the foregoing and all proceeds of any of the foregoing Collateral (including, without limitation, all insurance and claims for insurance in respect of any of the foregoing Collateral).

         Section 1.3 Obligations. The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "Obligations"): (a) the obligations, indebtedness, and liabilities of the Company to the Banks and the Issuing Banks evidenced by the Revolving Credit Notes (herein so called) executed by the Company pursuant to the Credit Agreement; (b) the obligations, indebtedness, and liabilities of Holdings to the Banks evidenced by the Term Notes executed by Holdings pursuant to the Credit Agreement; (c) the obligations, indebtedness, and liabilities of Debtor to the Agent, the Issuing Banks and the Banks under that certain Guaranty Agreement of even date herewith, executed by the Debtor in favor of the Agent, the Issuing Banks and the





SUBSIDIARY SECURITY AGREEMENT - Page 2

Banks, pursuant to the Credit Agreement; (d) the obligations, indebtedness, and liabilities of the Company to the Agent, the Issuing Banks and the Banks under the Credit Agreement; (e) the obligations, indebtedness and liabilities of Holdings to the Agent, the Issuing Banks and the Banks under the Credit Agreement; (f) all future advances by the Banks and the Issuing Banks to the Company, Holdings and Debtor, or any of them; (g) all costs and expenses, including without limitation all attorneys' fees and legal expenses, incurred by the Agent, the Issuing Banks and the Banks to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement; (h) all other Obligations (as such term is defined in the Credit Agreement); and (i) all extensions, renewals, and modifications of any of the foregoing.

                                   ARTICLE II

                         Representations and Warranties

         To induce the Agent to enter into this Agreement and to induce the Banks and the Issuing Banks to extend credit to the Borrowers under the Credit Agreements, Debtor represents and warrants to the Agent, the Issuing Banks and the Banks that:

         Section 2.1 Title. Except for the Permitted Liens, Debtor owns, and with respect to Collateral acquired after the date hereof Debtor will own, the Collateral free and clear of any Lien.

         Section 2.2 Accounts. Debtor represents, warrants, and covenants that each and all of its accounts will meet the following requirements continuously from the time each of them comes into existence until it is collected in full: (a) the account arose from the performance of services by Debtor which have been fully and satisfactorily performed or from the absolute sale of goods by Debtor in which Debtor had the sole and complete ownership, and the goods have been shipped or delivered to the account debtor, evidencing which Debtor or the Agent has possession of shipping and delivery receipts; (b) the account is not subject to setoff, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice or to dispute, objection or complaint by the account debtor concerning his or its liability on the account, and the goods, the sale of which gives rise to the account, have not been returned, rejected, lost, or damaged; (c) the account arose in the ordinary course of Debtor's business, and no notice of bankruptcy, insolvency, or financial embarrassment of the account debtor has been received by Debtor; and (d) Debtor shall notify the Agent promptly in writing when any account ceases to meet any of the requirements of this Agreement. Nothing in this Section shall be construed to limit or release any right of the Agent to any Collateral arising pursuant to Section 1.2 of this Agreement.

         Section 2.3 Financing Statements. No financing statement, security agreement, or other lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of the Agent or to perfect any Permitted Lien.

         Section 2.4 Organization and Authority. Debtor is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Debtor has the





SUBSIDIARY SECURITY AGREEMENT - Page 3
corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery, and performance of this Agreement by Debtor (a) have been authorized by all necessary corporate action on the part of Debtor,
(b) do not and will not violate (i) any law, rule or regulation which violation would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Debtor, the Collateral taken as a whole, or the ability of the Companies to pay and perform the Obligations, or (ii) the articles or certificate of incorporation or bylaws of Debtor, and (c) do not and will not conflict with, result in a breach of, or constitute a default under the provisions of any material indenture, mortgage, deed of trust, security agreement, instrument or agreement pursuant to which Debtor or any of its property is bound.

         Section 2.5 Principal Place of Business. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor shown below its name on the signature pages of this Agreement.

         Section 2.6 Location of Collateral. All inventory, machinery, and equipment of Debtor are located at the locations specified on Schedule 1 hereto or at other locations within the continental United States of America in the ordinary course of Debtor's business so long as all actions have been taken to assure the continued perfection and priority of the Agent's security interest therein.

                                  ARTICLE III

                                   Covenants

         Debtor covenants and agrees with the Agent, the Issuing Banks and the Banks that until the Obligations are paid and performed in full and all commitments of the Banks and the Issuing Banks to the Borrowers have been terminated:

         Section 3.1 Maintenance. Debtor shall maintain the Collateral in good operating condition and repair and shall not permit any waste or destruction of the Collateral or any part thereof except for the ordinary wear and tear of its intended primary use. Debtor shall not use or permit the Collateral to be used in violation of any law or inconsistently with the terms of any policy of insurance. Debtor shall not use or permit the Collateral to be used in any manner or for any purpose that would impair the value of the Collateral or expose the Collateral to unusual risk.

         Section 3.2 Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien on the Collateral except Permitted Liens, and shall defend Debtor's rights in the Collateral and the Agent's security interest in the Collateral against the claims of all Persons.

         Section 3.3 Modification of Collateral. Debtor shall do nothing to impair the rights of the Agent in the Collateral. Without the prior written consent of the Agent, Debtor shall not grant any extension of time for any payment with respect to the Collateral, or compromise,





SUBSIDIARY SECURITY AGREEMENT - Page 4
compound, or settle any of the Collateral, or release in whole or in part any person or entity liable for payment with respect to the Collateral, or allow any credit or discount for payment with respect to the Collateral other than normal trade discounts granted in the ordinary course of business and other adjustments, such as bad debt expense, made in the ordinary course of business, or release any lien, security interest, or assignment securing the Collateral, or otherwise amend or modify any of the Collateral.

         Section 3.4 Disposition of Collateral. Debtor shall not sell, lease, or otherwise dispose of the Collateral or any part thereof without the prior written consent of the Agent, except Debtor may sell inventory in the ordinary course of business and may dispose of obsolete items of equipment in the ordinary course of business.

         Section 3.5 Further Assurances. At any time and from time to time, upon the request of the Agent, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as the Agent may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as the Agent may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Debtor shall promptly endorse and deliver to the Agent all documents, instruments, and chattel paper that it now owns or may hereafter acquire.

         Section 3.6 Risk of Loss; Insurance. Debtor shall be responsible for any loss of or damage to the Collateral. Debtor shall maintain, with financially sound and reputable companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft, and such other risks and casualties as are customarily insured against by companies engaged in the same or a similar business, and (ii) insuring Debtor and the Agent against liability for personal injury and property damage relating to the Collateral, such policies to be in such amounts and covering such risks as are customarily insured against by companies engaged in the same or a similar business, but at least in the amounts specified in the Credit Agreement, with losses payable to Debtor and the Agent as their respective interests may appear. All insurance with respect to the Collateral shall provide that no cancellation, reduction in amount, or change in coverage thereof shall be effective unless the Agent has received thirty (30) days prior written notice thereof. Debtor shall furnish the Agent with certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provisions. Debtor shall deliver to the Agent upon demand copies of all insurance policies covering the Collateral or any part thereof.

         Section 3.7 Inspection Rights. Debtor shall permit the Agent, the Banks, the Issuing Banks and their representatives, upon one (1) Business Day's prior notice, to examine or inspect the Collateral wherever located and to examine, inspect, and copy Debtor's books and records at any reasonable time and as often as they may desire. The Agent may at any time and from time to time contact account debtors and other obligors to verify the existence, amounts, and terms of Debtor's accounts.





SUBSIDIARY SECURITY AGREEMENT - Page 5

         Section 3.8 Mortgagee's and Landlord Waivers. Debtor shall deliver to the Agent an instrument satisfactory in form and substance to the Agent, executed by the landlord of the premises located at 5720 LBJ Freeway, Suite 550, Dallas, Texas 75240, by which such landlord waives or subordinates its rights, if any, in the Collateral. With respect to all other locations of Collateral, upon the request of the Agent at any time, Debtor shall exert its best efforts to cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to the Agent by which such mortgagee or landlord waives or subordinates its rights, if any, in the Collateral.

         Section 3.9 Notification. Debtor shall promptly notify the Agent of (i) any Lien or material claim made or threatened against the Collateral,
(ii) any material change in the Collateral, including, without limitation, any material damage to or loss of the Collateral, and (iii) the occurrence or existence of any Default.

         Section 3.10 Corporate Changes. Debtor shall not change its name, identity, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless Debtor shall have given the Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Agent to make each financing statement not seriously misleading. Debtor shall not change its principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given the Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Agent to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

         Section 3.11 Books and Records; Information. Debtor shall keep accurate and complete books and records of the Collateral and Debtor's business and financial condition in accordance with GAAP (subject to year-end adjustments and disclosures). Debtor shall from time to time at the request of the Agent deliver to the Agent such information regarding the Collateral and Debtor as the Agent may request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral. Debtor shall mark its books and records to reflect the security interest of the Agent under this Agreement.

         Section 3.12 Location of Collateral. Debtor shall not move any of its equipment, machinery, or inventory from the locations specified herein without the prior written consent of the Agent, except to other locations within the continental United States of America in the ordinary course of business so long as all actions have been taken to assure the continued perfection and priority of the Agent's security interest therein.

         Section 3.13 Lockbox Accounts. Debtor hereby agrees to the terms, provisions and covenants set forth in Section 7.2 of the Credit Agreement and the rights of the Agent thereunder, and hereby agrees to comply with each of the requirements specified therein.





SUBSIDIARY SECURITY AGREEMENT - Page 6

                                   ARTICLE IV

                              Rights of the Agent

         Section 4.1      Certain Covenants and Rights Regarding Collateral.

                 (a) Debtor shall from time to time at the request of the Agent furnish the Agent with a schedule of each account included in the Collateral and a list of all those liable on checks, notes, drafts, and other instruments representing the proceeds of such accounts. The Agent shall have the right to make test verifications of the Collateral. If any part of the Collateral is or becomes subject to the Federal Assignment of Claims Act, Debtor will execute all instruments and take all steps required by the Agent to comply with that act. If part of the Collateral is evidenced by promissory notes, trade acceptances or other instruments for the payment of money, Debtor will, at the request of the Agent, immediately deliver them to the Agent, appropriately endorsed to the Agent's order, and regardless of the form of endorsement, Debtor waives presentment, demand, notice of dishonor, protest, and notice of protest.

                 (b) If the validity or priority of this Agreement or of any rights, titles, security interests or other interests created or evidenced hereby shall be attacked, endangered, or questioned, or if any legal proceedings are instituted with respect thereto, Debtor will give prompt written notice thereof to the Agent and, at Debtor's own cost and expense, will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Agent (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests, and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by Debtor and the party incurring such expenses shall be subrogated to all rights of the Person receiving such payment.

                 (c) Upon the occurrence of an Event of Default, or if the Agent shall deem payment of the Obligations to be insecure, and at any time thereafter, the Agent is authorized peaceably to take possession of the Collateral and of all books, records and accounts relating thereto, and to exercise without interference from Debtor any and all rights which Debtor has with respect to the management, possession, protection, or preservation of the Collateral. If necessary to obtain the possession provided for above, the Agent may invoke any and all legal remedies to dispossess Debtor, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by the Agent pursuant to this Section, the Agent shall not be liable for any





SUBSIDIARY SECURITY AGREEMENT - Page 7
         loss sustained by Debtor resulting from any act or omission of the Agent unless such loss is caused by the willful misconduct and bad faith of the Agent, nor shall the Agent be obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof, or under or by reason of this Agreement or exercise of rights or remedies hereunder.

                 (d) At any time prior to the termination of this Agreement the Agent may notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments, or other evidences of indebtedness included in the Collateral to pay the Agent directly. Until the Agent elects to exercise these rights Debtor is authorized as agent of the Agent to collect and enforce such accounts. The costs of collection and enforcement, including attorneys' fees and expenses, shall be borne solely by Debtor whether incurred by the Agent or Debtor.

         Section 4.2 Performance by the Agent. If Debtor fails to perform or comply with any of its agreements contained herein, the Agent itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the expenses of the Agent, together with interest thereon at the Default Rate, shall be payable by Debtor to the Agent on demand and shall constitute Obligations secured by this Agreement. The Agent, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

         Section 4.3 Setoff; Property Held by the Agent. If an Event of Default shall have occurred and be continuing, the Agent shall have the right to set off and apply against the Obligations, at any time and without notice to Debtor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Agent to Debtor whether or not the Obligations are then due. As additional security for the Obligations, Debtor hereby grants the Agent a security interest in all money, instruments, and other property of Debtor now or hereafter held by the Agent. In addition to the Agent's right of setoff and as further security for the Obligations, Debtor hereby grants the Agent a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Debtor now or hereafter deposited with or held by the Agent and all other sums at any time credited by or owing from the Agent to Debtor. The rights and remedies of the Agent hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent may have.

         Section 4.4 Assignment by the Agent. The Agent, the Banks and the Issuing Banks may from time to time assign the Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Agreement in relation thereto.





SUBSIDIARY SECURITY AGREEMENT - Page 8

                                   ARTICLE V

                                    Default

         Section 5.1 Rights and Remedies. Upon the occurrence of an Event of Default, the Agent shall have the following rights and remedies:

                 (i) In addition to all other rights and remedies granted to the Agent in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, the Agent may (A) without demand or notice to Debtor, collect, receive, or take possession of the Collateral or any part thereof and for that purpose the Agent may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (B) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent's offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of the Agent, Debtor shall assemble the Collateral and make it available to the Agent at any place designated by the Agent that is reasonably convenient to Debtor and the Agent. Debtor agrees that the Agent shall not be obligated to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees, legal expenses, and all other costs and expenses incurred by the Agent in connection with the collection of the Obligations and the enforcement of the Agent's rights under this Agreement. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations in full. Debtor waives all rights of marshalling in respect of the Collateral.

                 (ii) The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent's nominee or nominees.

         Section 5.2 Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 5.1 hereof, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

                 FIRST, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with such sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and one legal counsel, the repayment of all advances made hereunder or under any other Loan Document by the Agent on behalf of Debtor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;





SUBSIDIARY SECURITY AGREEMENT - Page 9

                 SECOND, to the payment in full of all other Obligations that are payable to the Agent including, without limitation, all expense reimbursements and indemnities;

                 THIRD, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Issuing Banks in connection with the Credit Agreement, any Letter of Credit, or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of their agents and one legal counsel;

                 FOURTH, to the payment in full of all other Obligations that are payable to the Issuing Banks, including, without limitation, all Letter of Credit disbursements and all accrued and unpaid interest thereon and all Letter of Credit fees;

                 FIFTH, to the payment in full of the Obligations, pro rata among the Banks in accordance with the amounts of the Loans held by them, or, if no Loans shall be outstanding, in accordance with the amounts of their Commitments;

                 SIXTH, if any Letter of Credit remains outstanding, the Agent, after making the applications required by paragraphs "FIRST" through "FIFTH" above, shall hold back and retain as Collateral for the Obligations an amount equal to the aggregate face amounts of all outstanding Letters of Credit; and

                 SEVENTH, provided that all of the Obligations have been paid and performed in full and all Commitments and Letters of Credit have terminated, to the Debtor, or its successors or assigns, or to whomsoever may lawfully be entitled to the same, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of the Collateral by the Agent (including, without limitation, a sale pursuant to any applicable Uniform Commercial Code or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

                                   ARTICLE VI

                                 Miscellaneous

         Section 6.1 No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies





SUBSIDIARY SECURITY AGREEMENT - Page 10
provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor, the Agent, the Banks and the Issuing Banks and their respective heirs, successors, and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Agent.

         Section 6.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 6.4 Notices. All notices and other communications provided for in this Agreement shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

         Section 6.5 Applicable Law; Venue; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST DEBTOR UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. DEBTOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. DEBTOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED





SUBSIDIARY SECURITY AGREEMENT - Page 11

OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.4 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR WITH RESPECT TO ANY OF THE COLLATERAL IN ANY STATE OR FEDERAL COURT IN ANY OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY DEBTOR AGAINST THE AGENT SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

         Section 6.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 6.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent, any Bank or Issuing Bank shall affect the representations and warranties or the right of the Agent, the Banks and the Issuing Banks to rely upon them.

         Section 6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 6.9 Waiver of Bond. In the event the Agent seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

         Section 6.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 6.11 Construction. Debtor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Debtor and the Agent.

         Section 6.12 Obligations Absolute. The obligations of Debtor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment,





SUBSIDIARY SECURITY AGREEMENT - Page 12
modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release or subordination of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.

         Section 6.13 Release of Security Interest. At such time as all of the Obligations have been paid and performed in full, all obligations and commitments of the Banks and the Issuing Banks to make advances, issue letters of credit or otherwise extend credit under the Credit Agreement have expired or terminated, and no Letters of Credit remain outstanding, the Agent shall release the security interest granted hereby.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                        DEBTOR:
                                        ------

                                        GUAR~



                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                        Address for Notices:

                                        5720 LBJ Freeway, Suite 550
                                        Dallas, Texas 75240
                                        Fax No.:  (214) 239-5162
                                        Telephone No.:  (214) 233-7744
                                        Attention:  S. Wayne Bazzle





SUBSIDIARY SECURITY AGREEMENT - Page 13

                                        THE AGENT:
                                        ---------

                                        TEXAS COMMERCE BANK
                                        NATIONAL ASSOCIATION,
                                        as Agent



                                        By:
                                            -----------------------------------
                                            Steven T. Prichett
                                            Vice President

                                        Address for Notices:

                                        2200 Ross Avenue
                                        Post Office Box 660197
                                        Dallas, Texas   75266-0197
                                        Fax No.:  (214) 965-2384
                                        Telephone No.:  (214) 965-3710
                                        Attention:  Steven T. Prichett





SUBSIDIARY SECURITY AGREEMENT - Page 14

                                                                   EXHIBIT "E-1"

                         SUBSIDIARY GUARANTY AGREEMENT


         WHEREAS, the execution of this Subsidiary Guaranty Agreement ("Guaranty Agreement") is a condition to the extension of credit in the form of loans and letters of credit to HEALTHCOR, INC., a Delaware corporation (the "Company") and HEALTHCOR HOLDINGS, INC., a Delaware corporation ("Holdings," and together with the Company, the "Borrowers") by certain lenders (collectively, the "Banks") from time to time party to that certain Credit Agreement of even date herewith among Borrowers, the Banks, Texas Commerce Bank National Association, as agent (in such capacity, the "Agent") for itself, the other Banks and the other Banks acting from time to time as issuing banks (in such capacity, the "Issuing Banks") and the Issuing Banks (such Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Credit Agreement");

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, GUAR~, STATE~ corporation (the "Guarantor"), hereby irrevocably and unconditionally guarantees to the Agent, the Banks, the Issuing Banks and each of them the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

         1. The term "Guaranteed Indebtedness", as used herein means all of the "Obligations", as defined in the Credit Agreement. The term "Guaranteed Indebtedness" shall include any and all post-petition interest and expenses (including reasonable attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law. All other capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.

         2. This instrument shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which either Borrower may have against the Agent, any Bank, Issuing Bank or any other party, or which Guarantor may have against either Borrower, the Agent, any Bank, Issuing Bank or any other party, shall be available to, or shall be asserted by, Guarantor against the Agent, any Bank, Issuing Bank or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

         3. The obligations of Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or to being set aside, avoided, or annulled under any applicable state law relating to fraudulent transfers or fraudulent obligations.

         4. If Guarantor becomes liable for any indebtedness owing by either Borrower to the Agent, any Bank or Issuing Bank by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of the Agent, the Banks and the Issuing Banks hereunder shall be cumulative of any and all other





SUBSIDIARY GUARANTY AGREEMENT - Page 1
rights that the Agent, the Banks and the Issuing Banks may ever have against Guarantor. The exercise by the Agent, any Bank or Issuing Bank of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         5. In the event of default by either Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to the Agent, the Banks and the Issuing Banks without notice or demand in lawful currency of the United States of America and it shall not be necessary for the Agent, any Bank or Issuing Bank, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against either Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. Notwithstanding anything to the contrary contained in this Guaranty Agreement, Guarantor hereby irrevocably waives any and all rights it may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of the Agent, the Banks and the Issuing Banks) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from either Borrower or any other party liable for payment of any or all of the Guaranteed Indebtedness for any payment made by Guarantor under or in connection with this Guaranty Agreement or otherwise.

         6. If acceleration of the time for payment of any amount payable by either Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of either Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Guarantor hereunder forthwith on demand by the Agent.

         7. Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of either Borrower, or the dissolution, insolvency, or bankruptcy of either Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness;
(d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by the Agent, the Banks and the Issuing Banks to either Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of the Agent, the Banks and the Issuing Banks to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement





SUBSIDIARY GUARANTY AGREEMENT - Page 2
evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by either Borrower or any other party to the Agent, any Bank or Issuing Bank is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason the Agent, any Bank or Issuing Bank is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (k) the failure of the Agent, any Bank or Issuing Bank to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; or (l) any change in the corporate existence, structure, or ownership of either Borrower.

         8. Guarantor represents and warrants to the Agent, the Banks and the Issuing Banks as follows:

                 (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition, or operations.

                 (b) Guarantor has the corporate power and authority and legal right to execute, deliver, and perform its obligations under this Guaranty Agreement and this Guaranty Agreement constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

                 (c) The execution, delivery, and performance by Guarantor of this Guaranty Agreement (i) have been duly authorized by all requisite action on the part of Guarantor, (ii) do not and will not violate or conflict with (x) any law, rule, or regulation or any order, writ, injunction or decree of any court, governmental authority or agency, or arbitrator, which violation would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Guarantor or any other Company, the Collateral taken as a whole, or the ability of Guarantor or the other Companies to pay and perform the Guaranteed Indebtedness, or (y) the articles of certificate of incorporation or bylaws of Guarantor, and (iii) do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of any material indenture, mortgage, deed of trust, security agreement, franchise, permit, license, instrument, or agreement to which Guarantor or its properties is bound.

                 (d) No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery





SUBSIDIARY GUARANTY AGREEMENT - Page 3
         or performance by Guarantor of this Guaranty Agreement or the validity or enforceability thereof.

                 (e) The value of the consideration received and to be received by Guarantor as a result of the Borrowers, the Agent, the Banks and the Issuing Banks entering into the Credit Agreement and Guarantor executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation and the Credit Agreement have benefited and may reasonably be expected to benefit Guarantor directly or indirectly.

                 (f) Guarantor has, independently and without reliance upon the Agent, any Bank or Issuing Bank and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty Agreement.

                 (g) The ability of Borrower to borrow and obtain letters of credit from time to time under the Credit Agreement will benefit Guarantor and the consolidated corporate group of which the Guarantor is a part and are necessary and convenient to the conduct, promotion and attainment of the business of Guarantor.

                 (h) Guarantor hereby acknowledges that as additional consideration for entering into this Guaranty Agreement, Guarantor has obtained certain rights under that certain Contribution and Indemnification Agreement of even date herewith among the Borrowers, Guarantor and certain other guarantors of the Guaranteed Indebtedness.

                 (i) Guarantor has adequate capital to conduct its business as a going concern, as presently conducted and as proposed to be conducted; Guarantor will be able to meet its obligations hereunder and in respect of its other existing and future indebtedness and liabilities as and when the same shall be due and payable; Guarantor is not insolvent (as that term is defined in 11 U.S.C. Section 101 or applicable law) and will not be rendered insolvent by its obligations hereunder; and the foregoing representations are supported by Guarantor's internal projections and forecasts.

                 (j) Guarantor has determined that the execution and delivery of this Guaranty Agreement is to its advantage and benefit, taking into account all relevant facts and circumstances.

                 (k) All of the representations and warranties contained in the Credit Agreement, to the extent that they relate to the Guarantor, are true and correct.

         9. Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or any Bank or Issuing Bank has any commitment under the Credit Agreement:

                 (a) Guarantor will furnish promptly to the Agent written notice of the occurrence of any default under this Guaranty Agreement or any Default under the Credit Agreement of which Guarantor has knowledge.





SUBSIDIARY GUARANTY AGREEMENT - Page 4

                 (b) Guarantor will furnish promptly to the Agent such additional information concerning Guarantor as the Agent or any Bank may reasonably request.

                 (c) Guarantor will obtain at any time and from time to time all authorizations, licenses, consents or approvals as shall now or hereafter be necessary or desirable under all applicable laws or regulations to conduct its business substantially as now conducted and as presently proposed to be conducted or otherwise in connection with the execution, delivery and performance of this Guaranty Agreement and will promptly furnish copies thereof to the Agent.

         10. If an Event of Default shall have occurred and be continuing, the Agent, the Banks and the Issuing Banks shall each have the right to set off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Agent, any Bank or Issuing Bank to Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not the Agent, any Bank or Issuing Bank shall have made any demand under this Guaranty Agreement. As security for this Guaranty Agreement and the Guaranteed Indebtedness, Guarantor hereby grants the Agent, the Banks and the Issuing Banks a security interest in all money, instruments, certificates of deposit, and other property of Guarantor now or hereafter held by the Agent, any Bank or Issuing Bank. In addition to the rights of setoff of the Agent, the Banks and the Issuing Banks, and as further security for this Guaranty Agreement and the Guaranteed Indebtedness, Guarantor hereby grants the Agent, the Banks and the Issuing Banks a security interest in all deposits (general or special, time or demand, provisional or final) and all other accounts of Guarantor now or hereafter on deposit with or held by the Agent, any Bank or Issuing Bank and all other sums at any time credited by or owing from the Agent, any Bank or Issuing Bank to Guarantor. The rights and remedies of the Agent, the Banks and the Issuing Banks hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent, the Banks and the Issuing Banks may have.

         11. No amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent. No failure on the part of the Agent, any Bank or Issuing Bank to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         12. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrowers or others (including Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of Guarantor against the Agent, the Banks or the Issuing Banks shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.





SUBSIDIARY GUARANTY AGREEMENT - Page 5

         13. This Guaranty Agreement is for the benefit of the Agent, the Banks and the Issuing Banks and their successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor's successors and assigns.
         14. Guarantor recognizes that the Agent, the Banks and the Issuing Banks are relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder in making extensions of credit to the Borrowers under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to the Agent, the Banks and the Issuing Banks in entering into the Credit Agreement. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement.

         15. THIS GUARANTY AGREEMENT IS EXECUTED AND DELIVERED AS AN INCIDENT TO A LENDING TRANSACTION NEGOTIATED, CONSUMMATED, AND PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. ANY ACTION OR PROCEEDING AGAINST GUARANTOR UNDER OR IN CONNECTION WITH THIS GUARANTY AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. GUARANTOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. GUARANTOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY BANK OR ISSUING BANK TO SERVE PROCESS IN ANY OTHER MATTER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT, ANY BANK OR ISSUING BANK TO BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR OR WITH RESPECT TO ANY OF GUARANTOR'S PROPERTY IN COURTS IN OTHER JURISDICTIONS TO THE EXTENT SUCH JURISDICTION IS PROPER. ANY ACTION OR PROCEEDING BY GUARANTOR AGAINST THE AGENT, ANY BANK OR ISSUING BANK SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

         16. Guarantor shall pay on demand all reasonable attorneys' fees and all other costs and expenses incurred by the Agent, the Banks and the Issuing Banks in connection with the enforcement or collection of this Guaranty Agreement.

         17. Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of the incurring by either Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

         18. The Credit Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that the Agent, the Banks





SUBSIDIARY GUARANTY AGREEMENT - Page 6
and the Issuing Banks may exercise any and all rights granted to them under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) without affecting the validity or enforceability of this Guaranty Agreement.

         19. Guarantor hereby represents and warrants to the Agent, the Banks and the Issuing Banks that Guarantor has adequate means to obtain from the Borrowers on a continuing basis information concerning the financial condition and assets of the Borrowers and that Guarantor is not relying upon the Agent, any Bank or Issuing Bank to provide (and the Agent, the Banks and the Issuing Banks shall have no duty to provide) any such information to Guarantor either now or in the future.

         20. THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR, THE AGENT, THE BANKS AND THE ISSUING BANKS WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY AGREEMENT IS INTENDED BY GUARANTOR, THE AGENT, THE BANKS AND THE ISSUING BANKS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING AMONG GUARANTOR, THE AGENT, THE BANKS AND THE ISSUING BANKS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS AMONG GUARANTOR, THE AGENT, THE BANKS AND THE ISSUING BANKS.

         EXECUTED as of the 16th day of May, 1996.

                                 GUARANTOR:
                                 ---------

                                 GUAR~


                                 By:
                                    ------------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                          Address: 5720 LBJ Freeway, Suite 550
                                                   Dallas, Texas   75240
                                                   Attn.:  S. Wayne Bazzle





SUBSIDIARY GUARANTY AGREEMENT - Page 7

                                                                   EXHIBIT "E-2"


                          BORROWER GUARANTY AGREEMENT


         WHEREAS, the execution of this Borrower Guaranty Agreement ("Guaranty Agreement") is a condition to the extension of credit in the form of loans and letters of credit to _______________________, a Delaware corporation (the "Guarantor") and _______________________, a Delaware corporation ("Affiliate," and together with the Guarantor, the "Borrowers") by certain lenders (collectively, the "Banks") from time to time party to that certain Credit Agreement of even date herewith among Borrowers, the Banks, Texas Commerce Bank National Association, as agent (in such capacity, the "Agent") for itself, the other Banks and the other Banks acting from time to time as issuing banks (in such capacity, the "Issuing Banks") and the Issuing Banks (such Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Credit Agreement");

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned hereby irrevocably and unconditionally guarantees to the Agent, the Banks, the Issuing Banks and each of them the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

         1. The term "Guaranteed Indebtedness", as used herein means all of the "Obligations", as defined in the Credit Agreement (other than the Obligations of Guarantor). The term "Guaranteed Indebtedness" shall include any and all post-petition interest and expenses (including reasonable attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law. All other capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.

         2. This instrument shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Affiliate may have against the Agent, any Bank, Issuing Bank or any other party, or which Guarantor may have against Affiliate, the Agent, any Bank, Issuing Bank or any other party, shall be available to, or shall be asserted by, Guarantor against the Agent, any Bank, Issuing Bank or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

         3. The obligations of Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or to being set aside, avoided, or annulled under any applicable state law relating to fraudulent transfers or fraudulent obligations.

         4. If Guarantor becomes liable for any indebtedness owing by Affiliate to the Agent, any Bank or Issuing Bank by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights





BORROWER GUARANTY AGREEMENT - Page 1
of the Agent, the Banks and the Issuing Banks hereunder shall be cumulative of any and all other rights that the Agent, the Banks and the Issuing Banks may ever have against Affiliate. The exercise by the Agent, any Bank or Issuing Bank of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         5. In the event of default by Affiliate in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to the Agent, the Banks and the Issuing Banks without notice or demand in lawful currency of the United States of America and it shall not be necessary for the Agent, any Bank or Issuing Bank, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against Affiliate or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. Notwithstanding anything to the contrary contained in this Guaranty Agreement, Guarantor hereby irrevocably waives any and all rights it may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of the Agent, the Banks and the Issuing Banks) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Affiliate or any other party liable for payment of any or all of the Guaranteed Indebtedness for any payment made by Guarantor under or in connection with this Guaranty Agreement or otherwise.

         6. If acceleration of the time for payment of any amount payable by Affiliate under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Affiliate, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Guarantor hereunder forthwith on demand by the Agent.

         7. Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of Affiliate, or the dissolution, insolvency, or bankruptcy of Affiliate, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by the Agent, the Banks and the Issuing Banks to Affiliate, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of the Agent, the Banks and the Issuing Banks to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of





BORROWER GUARANTY AGREEMENT - Page 2
the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by Affiliate or any other party to the Agent, any Bank or Issuing Bank is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason the Agent, any Bank or Issuing Bank is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (k) the failure of the Agent, any Bank or Issuing Bank to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; or (l) any change in the corporate existence, structure, or ownership of Affiliate.

         8. Guarantor represents and warrants to the Agent, the Banks and the Issuing Banks as follows:

                 (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition, or operations.

                 (b) Guarantor has the corporate power and authority and legal right to execute, deliver, and perform its obligations under this Guaranty Agreement and this Guaranty Agreement constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

                 (c) The execution, delivery, and performance by Guarantor of this Guaranty Agreement (i) have been duly authorized by all requisite action on the part of Guarantor, (ii) do not and will not violate or conflict with (x) any law, rule, or regulation or any order, writ, injunction or decree of any court, governmental authority or agency, or arbitrator, which violation would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Guarantor or any other Company, the Collateral taken as a whole, or the ability of Guarantor or the other Companies to pay and perform the Guaranteed Indebtedness, or (y) the articles of certificate of incorporation or bylaws of Guarantor, and (iii) do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of any material indenture, mortgage, deed of trust, security agreement, franchise, permit, license, instrument, or agreement to which Guarantor or its properties is bound.

                 (d) No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery or performance by Guarantor of this Guaranty Agreement or the validity or enforceability thereof.





BORROWER GUARANTY AGREEMENT - Page 3

                 (e) The value of the consideration received and to be received by Guarantor as a result of the Borrowers, the Agent, the Banks and the Issuing Banks entering into the Credit Agreement and Guarantor executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation and the Credit Agreement have benefited and may reasonably be expected to benefit Guarantor directly or indirectly.

                 (f) Guarantor has, independently and without reliance upon the Agent, any Bank or Issuing Bank and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty Agreement.

                 (g) The ability of Affiliate to borrow from time to time under the Credit Agreement will benefit Guarantor and the consolidated corporate group of which the Guarantor is a part and are necessary and convenient to the conduct, promotion and attainment of the business of Guarantor.

                 (h) Guarantor hereby acknowledges that as additional consideration for entering into this Guaranty Agreement, Guarantor has obtained certain rights under that certain Contribution and Indemnification Agreement of even date herewith among Affiliate, Guarantor and certain other guarantors of the Guaranteed Indebtedness.

                 (i) Guarantor has adequate capital to conduct its business as a going concern, as presently conducted and as proposed to be conducted; Guarantor will be able to meet its obligations hereunder and in respect of its other existing and future indebtedness and liabilities as and when the same shall be due and payable; Guarantor is not insolvent (as that term is defined in 11 U.S.C. Section 101 or applicable law) and will not be rendered insolvent by its obligations hereunder; and the foregoing representations are supported by Guarantor's internal projections and forecasts.

                 (j) Guarantor has determined that the execution and delivery of this Guaranty Agreement is to its advantage and benefit, taking into account all relevant facts and circumstances.

                 (k) All of the representations and warranties contained in the Credit Agreement, to the extent that they relate to the Guarantor, are true and correct.

         9. Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or any Bank or Issuing Bank has any commitment under the Credit Agreement:

                 (a) Guarantor will furnish promptly to the Agent written notice of the occurrence of any default under this Guaranty Agreement or any Default under the Credit Agreement of which Guarantor has knowledge.

                 (b) Guarantor will furnish promptly to the Agent such additional information concerning Guarantor as the Agent or any Bank may reasonably request.





BORROWER GUARANTY AGREEMENT - Page 4

                 (c) Guarantor will obtain at any time and from time to time all authorizations, licenses, consents or approvals as shall now or hereafter be necessary or desirable under all applicable laws or regulations to conduct its business substantially as now conducted and as presently proposed to be conducted or otherwise in connection with the execution, delivery and performance of this Guaranty Agreement and will promptly furnish copies thereof to the Agent.

         10. If an Event of Default shall have occurred and be continuing, the Agent, the Banks and the Issuing Banks shall each have the right to set off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Agent, any Bank or Issuing Bank to Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not the Agent, any Bank or Issuing Bank shall have made any demand under this Guaranty Agreement. As security for this Guaranty Agreement and the Guaranteed Indebtedness, Guarantor hereby grants the Agent, the Banks and the Issuing Banks a security interest in all money, instruments, certificates of deposit, and other property of Guarantor now or hereafter held by the Agent, any Bank or Issuing Bank. In addition to the rights of setoff of the Agent, the Banks and the Issuing Banks, and as further security for this Guaranty Agreement and the Guaranteed Indebtedness, Guarantor hereby grants the Agent, the Banks and the Issuing Banks a security interest in all deposits (general or special, time or demand, provisional or final) and all other accounts of Guarantor now or hereafter on deposit with or held by the Agent, any Bank or Issuing Bank and all other sums at any time credited by or owing from the Agent, any Bank or Issuing Bank to Guarantor. The rights and remedies of the Agent, the Banks and the Issuing Banks hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent, the Banks and the Issuing Banks may have.

         11. No amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent. No failure on the part of the Agent, any Bank or Issuing Bank to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         12. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Affiliate or others (including Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of Guarantor against the Agent, the Banks or the Issuing Banks shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         13. This Guaranty Agreement is for the benefit of the Agent, the Banks and the Issuing Banks and their successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent





BORROWER GUARANTY AGREEMENT - Page 5
applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor's successors and assigns.

         14. Guarantor recognizes that the Agent, the Banks and the Issuing Banks are relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder in making extensions of credit to Affiliate under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to the Agent, the Banks and the Issuing Banks in entering into the Credit Agreement. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement.

         15. THIS GUARANTY AGREEMENT IS EXECUTED AND DELIVERED AS AN INCIDENT TO A LENDING TRANSACTION NEGOTIATED, CONSUMMATED, AND PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. ANY ACTION OR PROCEEDING AGAINST GUARANTOR UNDER OR IN CONNECTION WITH THIS GUARANTY AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. GUARANTOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. GUARANTOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY BANK OR ISSUING BANK TO SERVE PROCESS IN ANY OTHER MATTER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT, ANY BANK OR ISSUING BANK TO BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR OR WITH RESPECT TO ANY OF GUARANTOR'S PROPERTY IN COURTS IN OTHER JURISDICTIONS TO THE EXTENT SUCH JURISDICTION IS PROPER. ANY ACTION OR PROCEEDING BY GUARANTOR AGAINST THE AGENT, ANY BANK OR ISSUING BANK SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

         16. Guarantor shall pay on demand all reasonable attorneys' fees and all other costs and expenses incurred by the Agent, the Banks and the Issuing Banks in connection with the enforcement or collection of this Guaranty Agreement.

         17. Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of the incurring by Affiliate of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

         18. The Credit Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that the Agent, the Banks and the Issuing Banks may exercise any and all rights granted to them under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) without affecting the validity or enforceability of this Guaranty Agreement.





BORROWER GUARANTY AGREEMENT - Page 6

         19. Guarantor hereby represents and warrants to the Agent, the Banks and the Issuing Banks that Guarantor has adequate means to obtain from Affiliate on a continuing basis information concerning the financial condition and assets of Affiliate and that Guarantor is not relying upon the Agent, any Bank or Issuing Bank to provide (and the Agent, the Banks and the Issuing Banks shall have no duty to provide) any such information to Guarantor either now or in the future.

         20. THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR, THE AGENT, THE BANKS AND THE ISSUING BANKS WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY AGREEMENT IS INTENDED BY GUARANTOR, THE AGENT, THE BANKS AND THE ISSUING BANKS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING AMONG GUARANTOR, THE AGENT, THE BANKS AND THE ISSUING BANKS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS AMONG GUARANTOR, THE AGENT, THE BANKS AND THE ISSUING BANKS.

         EXECUTED as of the 16th day of May, 1996.

                                 GUARANTOR:
                                 ---------

                                 GUAR~


                                 By:
                                    ------------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                 Address:         5720 LBJ Freeway, Suite 550
                                                  Dallas, Texas   75240
                                 Attn.:           S. Wayne Bazzle




BORROWER GUARANTY AGREEMENT - Page 7

                                                                   EXHIBIT "F-1"


                                PLEDGE AGREEMENT
                                   (Holdings)


         THIS PLEDGE AGREEMENT dated as of May 16, 1996, is by and between HEALTHCOR HOLDINGS, INC., a Delaware corporation (the "Debtor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, the "Agent") for itself, the other Issuing Banks (hereinafter defined) and the other lenders (collectively, the "Banks") from time to time party to that certain Credit Agreement dated of even date herewith among HealthCor, Inc., a Delaware corporation (the "Company"), Debtor (together with the Company, the "Borrowers"), the Agent, Texas Commerce Bank National Association and each of the other banks issuing letters of credit from time to time under the Credit Agreement (in such capacity, collectively, the "Issuing Banks"), and the Banks, as the same may be amended or modified from time to time (the "Credit Agreement").

                                R E C I T A L S:

         The Banks have agreed to make loans to the Borrowers and the Issuing Banks have agreed to issue letters of credit for the account of the Company subject to the terms and conditions of the Credit Agreement. The obligation of the Banks to lend and of the Issuing Banks to issue letters of credit under the Credit Agreement are conditioned on among other things, the execution and delivery by the Debtor of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                    Definition; Security Interest and Pledge

         Section 1.1 Definitions. All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.

         Section 1.2 Security Interest and Pledge. Debtor hereby pledges and grants to the Agent for the benefit of itself, the Banks and the Issuing Banks, a security interest in the following property (such property being hereinafter sometimes called the "Collateral"):

                 (a) all present and future issued and outstanding shares of capital stock or other equity or investment securities issued by Debtor's Subsidiaries, or any of them, and now owned or hereafter acquired by Debtor, including without limitation the following described shares of stock:





PLEDGE AGREEMENT - Page 1

                                           Type of               Number             Certificate
                 Company                    Stock              of Shares             Number(s)
                 -------                  ---------            ---------             ---------
         HealthCor, Inc.                   Common                  1,000                 001
         HealthCor Pharmacy, Inc.          Common                  1,000                   1
         Physicians Home Health
           Network, Inc.                   Common                  1,000                  05
         HealthCor Oxygen and
           Medical Equipment Holdings,
           Inc. (f/k/a HealthCor
           Oxygen and Medical
           Equipment, Inc.)                Common                  1,000                   2
         HealthCor Rehabilitation
           Services, Inc.                  Common                    100                   1
         I Care, Inc.                      Common
         I Care Home I.V.
           Affiliates, Inc.                Common

                 (b) all present and future increases, profits, combinations, reclassifications of, and substitutes and replacements for, all or part of the foregoing, and all present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale, lease, or other disposition of, or collections with respect to, or proceeds payable by virtue of claims against any Person with respect to, all or any part of the foregoing; and

                 (c) all products, proceeds, revenues, distributions, dividends, stock dividends, securities, and other property, rights, and interests the Debtor receives or is at any time entitled to receive on account of any of the foregoing.

         Section 1.3 Obligations. The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "Obligations"): (a) the obligations, indebtedness, and liabilities of the Company to the Banks and the Issuing Banks evidenced by the Revolving Credit Notes (herein so called) executed by the Company pursuant to the Credit Agreement; (b) the obligations, indebtedness, and liabilities of Debtor to the Banks evidenced by the Term Notes executed by Debtor pursuant to the Credit Agreement; (c) the obligations, indebtedness, and liabilities of Debtor to the Agent, the Banks and the Issuing Banks under that certain Guaranty Agreement of even date herewith, executed by Debtor in favor of the Agent, the Banks and the Issuing Banks, pursuant to the Credit Agreement; (d) the obligations, indebtedness, and liabilities of the Company to the Agent, the Banks and the Issuing Banks under the Credit Agreement; (e) the obligations, indebtedness, and liabilities of Debtor to the Agent, the Banks and the Issuing Banks under the Credit Agreement; (f) all future advances by the Banks and the Issuing Banks to the Company and Debtor, or either of them; (g) all costs and expenses, including without limitation attorneys fees and legal expenses incurred by the Agent, the Banks and the Issuing Banks to





PLEDGE AGREEMENT - Page 2
preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement; (h) all other Obligations (as such term is defined in the Credit Agreement); and (i) all extensions, renewals and modifications of any of the foregoing.

                                   ARTICLE II

                         Representations and Warranties

         Debtor represents and warrants to the Agent, the Banks and the Issuing Banks that:

         Section 2.1 Title. Debtor owns, and with respect to Collateral acquired after the date hereof, Debtor will own, legally and beneficially, the Collateral free and clear of any Lien, or any right or option on the part of any Person to purchase or otherwise acquire the Collateral or any part thereof. The Collateral is not subject to any restriction on transfer or assignment except for compliance with applicable federal and state securities laws and regulations promulgated thereunder. Debtor has the unrestricted right to pledge the Collateral as contemplated hereby. All of the Collateral has been duly and validly issued and is fully paid and nonassessable.

         Section 2.2 Organization and Authority. Debtor is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Debtor has the corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery, and performance of this Agreement by Debtor (a) have been duly authorized by all necessary corporate action on the part of Debtor, (b) do not and will not violate or conflict with (i) any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority, or arbitrator which violation would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Debtor, the Collateral taken as a whole, or the ability of the Companies to pay and perform the Obligations, or (ii) the articles of incorporation or bylaws of Debtor, and
(c) do not and will not conflict with, result in a breach of, or constitute a default under the provisions of any material indenture, mortgage, deed of trust, security agreement, instrument or agreement binding on Debtor or any of its property.

         Section 2.3 Principal Place of Business. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor shown below Debtor's name on the signature pages hereof.

         Section 2.4 Percentage of Stock. The Collateral constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of the issuer thereof.

         Section 2.5 First Priority Perfected Security Interest. This Agreement creates in favor of the Agent for the benefit of itself, the Banks and the Issuing Banks, a first priority perfected security interest in the Collateral. There are no conditions precedent to the effectiveness of this Agreement that have not been fully and permanently satisfied.





PLEDGE AGREEMENT - Page 3

                                  ARTICLE III

                       Affirmative and Negative Covenants

         Debtor covenants and agrees with the Agent, the Banks and the Issuing Banks that:

         Section 3.1 Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien on the Collateral except the pledge and security interest of the Agent hereunder, and shall defend Debtor's rights in the Collateral and the Agent's security interest in the Collateral against the claims of all Persons.

         Section 3.2 Sale of Collateral. Debtor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of the Agent, except as provided in Section 11.5 of the Credit Agreement.

         Section 3.3 Distributions. If Debtor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral or otherwise, Debtor agrees to accept the same as the Agent's agent and to hold the same in trust for the Agent, and to deliver the same forthwith to the Agent in the exact form received, with the appropriate endorsement of Debtor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by the Agent as additional Collateral for the Obligations, subject to the terms hereof. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof shall be paid over to the Agent to be held by it as additional Collateral for the Obligations subject to the terms hereof; and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof, the property so distributed shall be delivered to the Agent to be held by it, as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Debtor shall, until paid or delivered to the Agent, be held by Debtor in trust as additional security for the Obligations.

         Section 3.4 Further Assurances. At any time and from time to time, upon the request of the Agent, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as the Agent may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as the Agent may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Subject to the right of Debtor to receive cash dividends under Section 4.3 hereof, in the event any Collateral is ever received by Debtor, Debtor shall promptly transfer and deliver to the Agent





PLEDGE AGREEMENT - Page 4
such Collateral so received by Debtor (together with any necessary endorsements in blank or undated stock powers duly executed in blank), which Collateral shall thereafter be held by the Agent pursuant to the terms of this Agreement. The Agent shall at all times have the right to exchange any certificates representing Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         Section 3.5 Inspection Rights. Debtor shall permit the Agent, the Banks, the Issuing Banks and their representatives, upon one (1) Business Day's prior notice, to examine, inspect, and copy Debtor's books and records at any reasonable time and as often as they may desire.

         Section 3.6 Notification. Debtor shall promptly notify the Agent of (i) any Lien or material claim made or threatened against the Collateral,
(ii) any material change in the Collateral, including, without limitation, any material decrease in the value of the Collateral, and (iii) the occurrence or existence of any Default.

         Section 3.7 Books and Records; Information. Debtor shall keep accurate and complete books and records of the Collateral and Debtor's business and financial condition in accordance with GAAP (subject to year-end adjustments and disclosures). Debtor shall from time to time at the request of the Agent deliver to the Agent such information regarding the Collateral and Debtor as the Agent may request. Debtor shall mark its books and records to reflect the security interest of the Agent under this Agreement.

         Section 3.8 Additional Securities. Debtor shall not consent to or approve the issuance of any additional shares of any class of capital stock of the issuer of the Collateral, or any securities convertible into, or exchangeable for, any such shares or any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares.

         Section 3.9 Provide Information. Debtor shall fully cooperate, to the extent requested by the Agent, in the completion of any notice, form, schedule, or other document filed by the Agent on its own behalf or on behalf of Debtor, including, without limitation, any required notice or statement of beneficial ownership or of the acquisition of beneficial ownership of equity securities constituting part of the Collateral and any notice of proposed sale of any such securities pursuant to Rule 144 as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended. Without limiting the generality of the foregoing, Debtor shall furnish to the Agent any and all information which the Agent may reasonably request for purposes of any such filing, regarding Debtor, the Collateral, and any issuer of any of the Collateral, and Debtor shall disclose to the Agent all material adverse information known by Debtor with respect to the operations of any issuer of any of the Collateral.





PLEDGE AGREEMENT - Page 5

                                   ARTICLE IV

                         Rights of the Agent and Debtor

         Section 4.1      Certain Covenants and Rights Regarding Collateral.

                 (a) Debtor shall from time to time at the request of the Agent furnish the Agent with a schedule of each account included in the Collateral and a list of all those liable on checks, notes, drafts, and other instruments representing the proceeds of such accounts. The Agent shall have the right to make test verifications of the Collateral. If any part of the Collateral is or becomes subject to the Federal Assignment of Claims Act, Debtor will execute all instruments and take all steps required by the Agent to comply with that act. If part of the Collateral is evidenced by promissory notes, trade acceptances or other instruments for the payment of money, Debtor will, at the request of the Agent immediately deliver them to the Agent, appropriately endorsed to the Agent's order, and regardless of the form of endorsement, Debtor waives presentment, demand, notice of dishonor, protest, and notice of protest.

                 (b) If the validity or priority of this Agreement or of any rights, titles, security interests or other interests created or evidenced hereby shall be attacked, endangered, or questioned, or if any legal proceedings are instituted with respect thereto, Debtor will give prompt written notice thereof to the Agent and, at Debtor's own cost and expense, will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Agent (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests, and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by Debtor and the party incurring such expenses shall be subrogated to all rights of the Person receiving such payment.

                 (c) Upon the occurrence of an Event of Default, or if the Agent shall deem payment of the Obligations to be insecure, and at any time thereafter, the Agent is authorized peaceably to take possession of the Collateral and of all books, records and accounts relating thereto, and to exercise without interference from Debtor any and all rights which Debtor has with respect to the management, possession, protection, or preservation of the Collateral. If necessary to obtain the possession provided for above, the Agent may invoke any and all legal remedies to dispossess Debtor, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by the Agent pursuant to this Section, the Agent shall not be liable for any loss sustained by Debtor resulting from any act or omission of the Agent unless such loss is caused by the willful misconduct and bad faith of the Agent, nor shall the Agent be





PLEDGE AGREEMENT - Page 6
         obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof, or under or by reason of this Agreement or exercise of rights or remedies hereunder.

                 (d) At any time prior to the termination of this Agreement the Agent may notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments, or other evidences of indebtedness included in the Collateral to pay the Agent directly. Until the Agent elects to exercise these rights Debtor is authorized as agent of the Agent to collect and enforce such accounts. The costs of collection and enforcement, including attorneys' fees and expenses, shall be borne solely by Debtor whether incurred by the Agent or Debtor.

         Section 4.2 Voting Rights. Unless and until an Event of Default shall have occurred and be continuing, Debtor shall be entitled to exercise any and all voting rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement. The Agent shall execute and deliver to the Debtor all such proxies and other instruments as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting rights which it is entitled to exercise pursuant to this Section.

         Section 4.3 Dividends. Unless and until an Event of Default shall have occurred and be continuing, Debtor shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus to the extent and only to the extent that such dividends are permitted by the Credit Agreement.

         Section 4.4 Performance by the Agent. If Debtor fails to perform or comply with any of its agreements contained herein, the Agent itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the expenses of the Agent, together with interest thereon at the Default Rate, shall be payable by Debtor to the Agent on demand and shall constitute Obligations secured by this Agreement. The Agent upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

         Section 4.5 Setoff; Property Held by the Agent. If an Event of Default shall have occurred and be continuing, the Agent shall have the right to set off and apply against the Obligations, at any time and without notice to Debtor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Agent to Debtor whether or not the Obligations are then due. As additional security for the Obligations, Debtor hereby grants the Agent a security interest in all money, instruments, and other property of Debtor now or hereafter held by the Agent. In addition to the Agent's right of setoff and as further security for the Obligations, Debtor hereby grants the Agent a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Debtor now or hereafter maintained with the Agent and all other sums at any time credited by or owing from the Agent to Debtor. The rights and remedies of the Agent hereunder





PLEDGE AGREEMENT - Page 7
are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent may have.

         Section 4.6 The Agent's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by the Agent hereunder, the Agent shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Debtor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, the Agent shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if the Agent takes such action, for purposes of preserving rights in the Collateral, as Debtor may reasonably request in writing, but no failure or omission or delay by the Agent in complying with any such request by Debtor, and no refusal by the Agent to comply with any such request by Debtor, shall be deemed to be a failure to exercise reasonable care. The Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.

         Section 4.7 Assignment by the Agent. The Agent, the Banks and the Issuing Banks may at any time and from time to time assign the Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Agreement in relation thereto.

                                   ARTICLE V

                                    Default

         Section 5.1 Rights and Remedies. If any Event of Default shall occur, the Agent shall have the following rights and remedies:

                 (i) In addition to all other rights and remedies granted to the Agent in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, the Agent may (A) without demand or notice to Debtor, collect, receive, or take possession of the Collateral or any part thereof, (B) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent's offices or elsewhere, for cash, on credit, or for future delivery, and/or (C) bid and become a purchaser at any sale free of any right or equity of redemption in Debtor, which right or equity is hereby expressly waived and released by Debtor. Upon the request of the Agent, Debtor shall assemble the Collateral and make it available to the Agent at any place designated by the Agent that is reasonably convenient to Debtor and the Agent. Debtor agrees that the Agent shall not be obligated





PLEDGE AGREEMENT - Page 8
         to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees and other expenses incurred by the Agent in connection with the collection of the Obligations and the enforcement of the Agent's rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. The Agent may apply the Collateral against the Obligations in such order and manner as the Agent may elect in its sole discretion. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Debtor waives all rights of marshalling in respect of the Collateral.

                 (ii) The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent's nominee or nominees.

                 (iii) The Agent may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

                 (iv) The Agent shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting, consensual, and other powers of ownership pertaining to the Collateral, and Debtor shall deliver to the Agent, if requested by the Agent, irrevocable proxies with respect to the Collateral in form satisfactory to the Agent.

                 (v) Debtor hereby acknowledges and confirms that the Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Debtor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and the Agent shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. The Agent shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.





PLEDGE AGREEMENT - Page 9

                 (vi) On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the Agent's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

         Section 5.2 Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 5.1 hereof, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

                 FIRST, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with such sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and one legal counsel, the repayment of all advances made hereunder or under any other Loan Document by the Agent on behalf of Debtor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                 SECOND, to the payment in full of all other Obligations that are payable to the Agent including, without limitation, all expense reimbursements and indemnities;

                 THIRD, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Issuing Banks in connection with the Credit Agreement, any Letter of Credit, or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of their agents and one legal counsel;

                 FOURTH, to the payment in full of all other Obligations that are payable to the Issuing Banks, including, without limitation, all Letter of Credit disbursements and all accrued and unpaid interest thereon and all Letter of Credit fees;

                 FIFTH, to the payment in full of the Obligations, pro rata among the Banks in accordance with the amounts of the Loans held by them, or, if no Loans shall be outstanding, in accordance with the amounts of their Commitments;

                 SIXTH, if any Letter of Credit remains outstanding, the Agent, after making the applications required by paragraphs "FIRST" through "FIFTH" above, shall hold back and retain as Collateral for the Obligations an amount equal to the aggregate face amounts of all outstanding Letters of Credit; and

                 SEVENTH, provided that all of the Obligations have been paid and performed in full and all Commitments and Letters of Credit have terminated, to the Debtor, or its successors or assigns, or to whomsoever may lawfully be entitled to the same, or as a court of competent jurisdiction may otherwise direct.





PLEDGE AGREEMENT - Page 10

Upon any sale of the Collateral by the Agent (including, without limitation, a sale pursuant to any applicable Uniform Commercial Code or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

                                   ARTICLE VI

                                 Miscellaneous

         Section 6.1 No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor, the Agent, the Banks, the Issuing Banks and their respective heirs, successors, and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Agent.

         Section 6.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 6.4 Notices. All notices and other communications provided for in this Agreement shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.





PLEDGE AGREEMENT - Page 11

         Section 6.5 APPLICABLE LAW; VENUE; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST DEBTOR UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. DEBTOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. DEBTOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 6.4 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY DEBTOR AGAINST THE AGENT SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

         Section 6.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 6.7 Survival. All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement, and no investigation by the Agent, the Banks or the Issuing Banks shall affect the representations and warranties of Debtor herein or the right of the Agent, the Banks and the Issuing Banks to rely upon them.

         Section 6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 6.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.





PLEDGE AGREEMENT - Page 12

         Section 6.10 Construction. Debtor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Debtor and the Agent.

         Section 6.11 Obligations Absolute. The obligations of Debtor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release, subordination, or impairment of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.

         Section 6.12 Release of Security Interest. At such time as all of the Obligations have been paid and performed in full, all obligations and commitments of the Banks and the Issuing Banks to make advances, issue letters of credit or otherwise extend credit under the Credit Agreement have expired or terminated, and no Letters of Credit remain outstanding, the Agent shall release the security interest granted hereby.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                           DEBTOR:
                           ------

                           HEALTHCOR HOLDINGS, INC.



                           By:
                              ------------------------------------------------
                               S. Wayne Bazzle
                               Chairman of the Board, Chief Executive Officer and Secretary

                           Address for Notices:

                           5720 LBJ Freeway, Suite 550
                           Dallas, Texas   75240

                           Fax No.:             (214) 239-5162
                           Telephone No.:       (214) 233-7744

                           Attention:           S. Wayne Bazzle





PLEDGE AGREEMENT - Page 13

                                      THE AGENT:
                                      ---------

                                      TEXAS COMMERCE BANK
                                      NATIONAL ASSOCIATION,
                                      as Agent



                                      By:
                                        ---------------------------------------
                                          Steven T. Prichett
                                          Vice President

                                      Address for Notices:

                                      2200 Ross Avenue
                                      Post Office Box 660197
                                      Dallas, Texas   75266-0197

                                      Fax No.:             (214) 965-2384
                                      Telephone No.:       (214) 965-3710

                                      Attention:           Steven T. Prichett





PLEDGE AGREEMENT - Page 14

                                                                   EXHIBIT "F-2"


                                PLEDGE AGREEMENT
                                (HOME Holdings)

         THIS PLEDGE AGREEMENT dated as of May 16, 1996, is by and between HEALTHCOR OXYGEN AND MEDICAL EQUIPMENT HOLDINGS, INC. (formerly known as HealthCor Oxygen and Medical Equipment, Inc.), a Texas corporation (the "Debtor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, the "Agent") for itself, the other Issuing Banks (hereinafter defined) and the other lenders (collectively, the "Banks") from time to time party to that certain Credit Agreement dated of even date herewith among HealthCor, Inc., a Delaware corporation (the "Company"), HealthCor Holdings, Inc., a Delaware corporation ("Holdings," and together with the Company, the "Borrowers"), the Agent, Texas Commerce Bank National Association and each of the other banks that issue letters of credit under the Credit Agreement, as issuing banks (in such capacity, collectively, the "Issuing Banks"), and the Banks, as the same may be amended or modified from time to time (the "Credit Agreement").

                                R E C I T A L S:

         The Banks have agreed to make loans to the Borrowers and the Issuing Banks have agreed to issue letters of credit for the account of the Company subject to the terms and conditions of the Credit Agreement. The obligation of the Banks to lend and of the Issuing Banks to issue letters of credit under the Credit Agreement are conditioned on among other things, the execution and delivery by the Debtor of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                    Definition; Security Interest and Pledge

         Section 1.1 Definitions. All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.

         Section 1.2 Security Interest and Pledge. Debtor hereby pledges and grants to the Agent for the benefit of itself, the Banks and the Issuing Banks, a security interest in the following property (such property being hereinafter sometimes called the "Collateral"):

                 (a) all present and future issued and outstanding shares of capital stock or other equity or investment securities issued by Debtor's Subsidiaries, or any of them, and now owned or hereafter acquired by Debtor, including without limitation the following described shares of stock:





PLEDGE AGREEMENT - Page 1

                                           Type of               Number             Certificate
                 Company                    Stock              of Shares             Number(s)
                 -------                  ---------            ---------             ---------
         HealthCor Oxygen and
           Medical Equipment, Inc.
           (formerly known as
           Permian Medical, Inc.
           and successor in interest
           by merger to Arlington
           Diversified Medical
           Equipment, Inc., L.M.
           Supply & Service, Inc., and
           Colfax Medical Service and
           Supply, Inc.)                   Common                    400                   9

                 (b) all present and future increases, profits, combinations, reclassifications of, and substitutes and replacements for, all or part of the foregoing, and all present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale, lease, or other disposition of, or collections with respect to, or proceeds payable by virtue of claims against any Person with respect to, all or any part of the foregoing; and

                 (c) all products, proceeds, revenues, distributions, dividends, stock dividends, securities, and other property, rights, and interests the Debtor receives or is at any time entitled to receive on account of any of the foregoing.

         Section 1.3 Obligations. The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "Obligations"): (a) the obligations, indebtedness, and liabilities of the Company to the Banks and the Issuing Banks evidenced by the Revolving Credit Notes (herein so called) executed by the Company pursuant to the Credit Agreement; (b) the obligations, indebtedness, and liabilities of Holdings to the Banks evidenced by the Term Notes executed by Holdings pursuant to the Credit Agreement; (c) the obligations, indebtedness, and liabilities of Debtor to the Agent, the Banks and the Issuing Banks under that certain Guaranty Agreement of even date herewith, executed by Debtor in favor of the Agent, the Banks and the Issuing Banks, pursuant to the Credit Agreement; (d) the obligations, indebtedness, and liabilities of the Company to the Agent, the Banks and the Issuing Banks under the Credit Agreement; (e) the obligations, indebtedness, and liabilities of Holdings to the Agent, the Banks and the Issuing Banks under the Credit Agreement; (f) all future advances by the Banks and the Issuing Banks to the Company, Holdings and Debtor, or any of them; (g) all costs and expenses, including without limitation attorneys fees and legal expenses incurred by the Agent, the Banks and the Issuing Banks to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement; (h) all other Obligations (as such term is defined in the Credit Agreement); and (i) all extensions, renewals and modifications of any of the foregoing.





PLEDGE AGREEMENT - Page 2

                                   ARTICLE II

                         Representations and Warranties

         Debtor represents and warrants to the Agent, the Banks and the Issuing Banks that:

         Section 2.1 Title. Debtor owns, and with respect to Collateral acquired after the date hereof, Debtor will own, legally and beneficially, the Collateral free and clear of any Lien, or any right or option on the part of any Person to purchase or otherwise acquire the Collateral or any part thereof. The Collateral is not subject to any restriction on transfer or assignment except for compliance with applicable federal and state securities laws and regulations promulgated thereunder. Debtor has the unrestricted right to pledge the Collateral as contemplated hereby. All of the Collateral has been duly and validly issued and is fully paid and nonassessable.

         Section 2.2 Organization and Authority. Debtor is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Debtor has the corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery, and performance of this Agreement by Debtor (a) have been duly authorized by all necessary corporate action on the part of Debtor, (b) do not and will not violate or conflict with (i) any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority, or arbitrator which violation would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Debtor, the Collateral taken as a whole, or the ability of the Companies to pay and perform the Obligations, or (ii) the articles of incorporation or bylaws of Debtor, and
(c) do not and will not conflict with, result in a breach of, or constitute a default under the provisions of any material indenture, mortgage, deed of trust, security agreement, instrument or agreement binding on Debtor or any of its property.

         Section 2.3 Principal Place of Business. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor shown below Debtor's name on the signature pages hereof.

         Section 2.4 Percentage of Stock. The Collateral constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of the issuer thereof.

         Section 2.5 First Priority Perfected Security Interest. This Agreement creates in favor of the Agent for the benefit of itself, the Banks and the Issuing Banks, a first priority perfected security interest in the Collateral. There are no conditions precedent to the effectiveness of this Agreement that have not been fully and permanently satisfied.





PLEDGE AGREEMENT - Page 3

                                  ARTICLE III

                       Affirmative and Negative Covenants

         Debtor covenants and agrees with the Agent, the Banks and the Issuing Banks that:

         Section 3.1 Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien on the Collateral except the pledge and security interest of the Agent hereunder, and shall defend Debtor's rights in the Collateral and the Agent's security interest in the Collateral against the claims of all Persons.

         Section 3.2 Sale of Collateral. Debtor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of the Agent, except as provided in Section 11.5 of the Credit Agreement.

         Section 3.3 Distributions. If Debtor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral or otherwise, Debtor agrees to accept the same as the Agent's agent and to hold the same in trust for the Agent, and to deliver the same forthwith to the Agent in the exact form received, with the appropriate endorsement of Debtor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by the Agent as additional Collateral for the Obligations, subject to the terms hereof. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof shall be paid over to the Agent to be held by it as additional Collateral for the Obligations subject to the terms hereof; and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof, the property so distributed shall be delivered to the Agent to be held by it, as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Debtor shall, until paid or delivered to the Agent, be held by Debtor in trust as additional security for the Obligations.

         Section 3.4 Further Assurances. At any time and from time to time, upon the request of the Agent, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as the Agent may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as the Agent may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Subject to the right of Debtor to receive cash dividends under Section 4.3 hereof, in the event any Collateral is ever received by Debtor, Debtor shall promptly transfer and deliver to the Agent





PLEDGE AGREEMENT - Page 4
such Collateral so received by Debtor (together with any necessary endorsements in blank or undated stock powers duly executed in blank), which Collateral shall thereafter be held by the Agent pursuant to the terms of this Agreement. The Agent shall at all times have the right to exchange any certificates representing Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         Section 3.5 Inspection Rights. Debtor shall permit the Agent, the Banks, the Issuing Banks and their representatives, upon one (1) Business Day's prior notice, to examine, inspect, and copy Debtor's books and records at any reasonable time and as often as they may desire.

         Section 3.6 Notification. Debtor shall promptly notify the Agent of (i) any Lien or material claim made or threatened against the Collateral,
(ii) any material change in the Collateral, including, without limitation, any material decrease in the value of the Collateral, and (iii) the occurrence or existence of any Default.

         Section 3.7 Books and Records; Information. Debtor shall keep accurate and complete books and records of the Collateral and Debtor's business and financial condition in accordance with GAAP (subject to year-end adjustments and disclosures). Debtor shall from time to time at the request of the Agent deliver to the Agent such information regarding the Collateral and Debtor as the Agent may request. Debtor shall mark its books and records to reflect the security interest of the Agent under this Agreement.

         Section 3.8 Additional Securities. Debtor shall not consent to or approve the issuance of any additional shares of any class of capital stock of the issuer of the Collateral, or any securities convertible into, or exchangeable for, any such shares or any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares.

         Section 3.9 Provide Information. Debtor shall fully cooperate, to the extent requested by the Agent, in the completion of any notice, form, schedule, or other document filed by the Agent on its own behalf or on behalf of Debtor, including, without limitation, any required notice or statement of beneficial ownership or of the acquisition of beneficial ownership of equity securities constituting part of the Collateral and any notice of proposed sale of any such securities pursuant to Rule 144 as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended. Without limiting the generality of the foregoing, Debtor shall furnish to the Agent any and all information which the Agent may reasonably request for purposes of any such filing, regarding Debtor, the Collateral, and any issuer of any of the Collateral, and Debtor shall disclose to the Agent all material adverse information known by Debtor with respect to the operations of any issuer of any of the Collateral.





PLEDGE AGREEMENT - Page 5

                                   ARTICLE IV

                         Rights of the Agent and Debtor

         Section 4.1      Certain Covenants and Rights Regarding Collateral.

                 (a) Debtor shall from time to time at the request of the Agent furnish the Agent with a schedule of each account included in the Collateral and a list of all those liable on checks, notes, drafts, and other instruments representing the proceeds of such accounts. The Agent shall have the right to make test verifications of the Collateral. If any part of the Collateral is or becomes subject to the Federal Assignment of Claims Act, Debtor will execute all instruments and take all steps required by the Agent to comply with that act. If part of the Collateral is evidenced by promissory notes, trade acceptances or other instruments for the payment of money, Debtor will, at the request of the Agent immediately deliver them to the Agent, appropriately endorsed to the Agent's order, and regardless of the form of endorsement, Debtor waives presentment, demand, notice of dishonor, protest, and notice of protest.

                 (b) If the validity or priority of this Agreement or of any rights, titles, security interests or other interests created or evidenced hereby shall be attacked, endangered, or questioned, or if any legal proceedings are instituted with respect thereto, Debtor will give prompt written notice thereof to the Agent and, at Debtor's own cost and expense, will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Agent (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests, and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by Debtor and the party incurring such expenses shall be subrogated to all rights of the Person receiving such payment.

                 (c) Upon the occurrence of an Event of Default, or if the Agent shall deem payment of the Obligations to be insecure, and at any time thereafter, the Agent is authorized peaceably to take possession of the Collateral and of all books, records and accounts relating thereto, and to exercise without interference from Debtor any and all rights which Debtor has with respect to the management, possession, protection, or preservation of the Collateral. If necessary to obtain the possession provided for above, the Agent may invoke any and all legal remedies to dispossess Debtor, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by the Agent pursuant to this Section, the Agent shall not be liable for any loss sustained by Debtor resulting from any act or omission of the Agent unless such loss is caused by the willful misconduct and bad faith of the Agent, nor shall the Agent be





PLEDGE AGREEMENT - Page 6
         obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof, or under or by reason of this Agreement or exercise of rights or remedies hereunder.

                 (d) At any time prior to the termination of this Agreement the Agent may notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments, or other evidences of indebtedness included in the Collateral to pay the Agent directly. Until the Agent elects to exercise these rights Debtor is authorized as agent of the Agent to collect and enforce such accounts. The costs of collection and enforcement, including attorneys' fees and expenses, shall be borne solely by Debtor whether incurred by the Agent or Debtor.

         Section 4.2 Voting Rights. Unless and until an Event of Default shall have occurred and be continuing, Debtor shall be entitled to exercise any and all voting rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement. The Agent shall execute and deliver to the Debtor all such proxies and other instruments as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting rights which it is entitled to exercise pursuant to this Section.

         Section 4.3 Dividends. Unless and until an Event of Default shall have occurred and be continuing, Debtor shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus to the extent and only to the extent that such dividends are permitted by the Credit Agreement.

         Section 4.4 Performance by the Agent. If Debtor fails to perform or comply with any of its agreements contained herein, the Agent itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the expenses of the Agent, together with interest thereon at the Default Rate, shall be payable by Debtor to the Agent on demand and shall constitute Obligations secured by this Agreement. The Agent upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

         Section 4.5 Setoff; Property Held by the Agent. If an Event of Default shall have occurred and be continuing, the Agent shall have the right to set off and apply against the Obligations, at any time and without notice to Debtor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Agent to Debtor whether or not the Obligations are then due. As additional security for the Obligations, Debtor hereby grants the Agent a security interest in all money, instruments, and other property of Debtor now or hereafter held by the Agent. In addition to the Agent's right of setoff and as further security for the Obligations, Debtor hereby grants the Agent a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Debtor now or hereafter maintained with the Agent and all other sums at any time credited by or owing from the Agent to Debtor. The rights and remedies of the Agent hereunder





PLEDGE AGREEMENT - Page 7
are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent may have.

         Section 4.6 The Agent's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by the Agent hereunder, the Agent shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Debtor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, the Agent shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if the Agent takes such action, for purposes of preserving rights in the Collateral, as Debtor may reasonably request in writing, but no failure or omission or delay by the Agent in complying with any such request by Debtor, and no refusal by the Agent to comply with any such request by Debtor, shall be deemed to be a failure to exercise reasonable care. The Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.

         Section 4.7 Assignment by the Agent. The Agent, the Banks and the Issuing Banks may at any time and from time to time assign the Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Agreement in relation thereto.

                                   ARTICLE V

                                    Default

         Section 5.1 Rights and Remedies. If any Event of Default shall occur, the Agent shall have the following rights and remedies:

                 (i) In addition to all other rights and remedies granted to the Agent in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, the Agent may (A) without demand or notice to Debtor, collect, receive, or take possession of the Collateral or any part thereof, (B) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent's offices or elsewhere, for cash, on credit, or for future delivery, and/or (C) bid and become a purchaser at any sale free of any right or equity of redemption in Debtor, which right or equity is hereby expressly waived and released by Debtor. Upon the request of the Agent, Debtor shall assemble the Collateral and make it available to the Agent at any place designated by the Agent that is reasonably convenient to Debtor and the Agent. Debtor agrees that the Agent shall not be obligated





PLEDGE AGREEMENT - Page 8
         to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees and other expenses incurred by the Agent in connection with the collection of the Obligations and the enforcement of the Agent's rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. The Agent may apply the Collateral against the Obligations in such order and manner as the Agent may elect in its sole discretion. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Debtor waives all rights of marshalling in respect of the Collateral.

                 (ii) The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent's nominee or nominees.

                 (iii) The Agent may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

                 (iv) The Agent shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting, consensual, and other powers of ownership pertaining to the Collateral, and Debtor shall deliver to the Agent, if requested by the Agent, irrevocable proxies with respect to the Collateral in form satisfactory to the Agent.

                 (v) Debtor hereby acknowledges and confirms that the Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Debtor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and the Agent shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. The Agent shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.





PLEDGE AGREEMENT - Page 9

                 (vi) On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the Agent's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

         Section 5.2 Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 5.1 hereof, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

                 FIRST, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with such sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and one legal counsel, the repayment of all advances made hereunder or under any other Loan Document by the Agent on behalf of Debtor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                 SECOND, to the payment in full of all other Obligations that are payable to the Agent including, without limitation, all expense reimbursements and indemnities;

                 THIRD, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Issuing Banks in connection with the Credit Agreement, any Letter of Credit, or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of their agents and one legal counsel;

                 FOURTH, to the payment in full of all other Obligations that are payable to the Issuing Banks, including, without limitation, all Letter of Credit disbursements and all accrued and unpaid interest thereon and all Letter of Credit fees;

                 FIFTH, to the payment in full of the Obligations, pro rata among the Banks in accordance with the amounts of the Loans held by them, or, if no Loans shall be outstanding, in accordance with the amounts of their Commitments;

                 SIXTH, if any Letter of Credit remains outstanding, the Agent, after making the applications required by paragraphs "FIRST" through "FIFTH" above, shall hold back and retain as Collateral for the Obligations an amount equal to the aggregate face amounts of all outstanding Letters of Credit; and

                 SEVENTH, provided that all of the Obligations have been paid and performed in full and all Commitments and Letters of Credit have terminated, to the Debtor, or its successors or assigns, or to whomsoever may lawfully be entitled to the same, or as a court of competent jurisdiction may otherwise direct.





PLEDGE AGREEMENT - Page 10

Upon any sale of the Collateral by the Agent (including, without limitation, a sale pursuant to any applicable Uniform Commercial Code or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

                                   ARTICLE VI

                                 Miscellaneous

         Section 6.1 No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor, the Agent, the Banks, the Issuing Banks and their respective heirs, successors, and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Agent.

         Section 6.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 6.4 Notices. All notices and other communications provided for in this Agreement shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.





PLEDGE AGREEMENT - Page 11

         Section 6.5 APPLICABLE LAW; VENUE; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST DEBTOR UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. DEBTOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. DEBTOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 6.4 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY DEBTOR AGAINST THE AGENT SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

         Section 6.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 6.7 Survival. All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement, and no investigation by the Agent, the Banks or the Issuing Banks shall affect the representations and warranties of Debtor herein or the right of the Agent, the Banks and the Issuing Banks to rely upon them.

         Section 6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 6.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.





PLEDGE AGREEMENT - Page 12

         Section 6.10 Construction. Debtor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Debtor and the Agent.

         Section 6.11 Obligations Absolute. The obligations of Debtor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release, subordination, or impairment of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.

         Section 6.12 Release of Security Interest. At such time as all of the Obligations have been paid and performed in full, all obligations and commitments of the Banks and the Issuing Banks to make advances, issue letters of credit or otherwise extend credit under the Credit Agreement have expired or terminated, and no Letters of Credit remain outstanding, the Agent shall release the security interest granted hereby.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                              DEBTOR:
                              ------

                              HEALTHCOR OXYGEN AND MEDICAL
                              EQUIPMENT HOLDINGS, INC. (formerly known as HealthCor Oxygen and Medical Equipment, Inc.)



                              By:
                                 ---------------------------------------------
                                  S. Wayne Bazzle
                                  Chairman of the Board





PLEDGE AGREEMENT - Page 13

                               Address for Notices:

                               5720 LBJ Freeway, Suite 550
                               Dallas, Texas   75240

                               Fax No.:             (214) 239-5162
                               Telephone No.:       (214) 233-7744

                               Attention:           S. Wayne Bazzle

                               THE AGENT:
                               ---------

                               TEXAS COMMERCE BANK
                               NATIONAL ASSOCIATION,
                               as Agent



                               By:
                                  ------------------------------------------
                                   Steven T. Prichett
                                   Vice President

                               Address for Notices:

                               2200 Ross Avenue
                               Post Office Box 660197
                               Dallas, Texas   75266-0197

                               Fax No.:             (214) 965-2384
                               Telephone No.:       (214) 965-3710

                               Attention:           Steven T. Prichett





PLEDGE AGREEMENT - Page 14

                                                                   EXHIBIT "F-3"


                                PLEDGE AGREEMENT
                                     (HOME)


         THIS PLEDGE AGREEMENT ("Agreement") dated as of May 16, 1996, is by and between HEALTHCOR OXYGEN AND MEDICAL EQUIPMENT, INC. (formerly known as Permian Medical, Inc.), a Texas corporation (the "Debtor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, the "Agent") for itself, the other Issuing Banks (hereinafter defined) and the other lenders (collectively, the "Banks") from time to time party to that certain Credit Agreement dated of even date herewith among HealthCor, Inc., a Delaware corporation (the "Company"), HealthCor Holdings, Inc., a Delaware corporation ("Holdings," and together with the Company, the "Borrowers"), the Agent, Texas Commerce Bank National Association and each of the other Banks that issue letters of credit under the Credit Agreement (in such capacity, collectively, the "Issuing Banks"), and the Banks, as the same may be amended or modified from time to time (the "Credit Agreement").

                                R E C I T A L S:

         The Banks have agreed to make loans to the Borrowers and the Issuing Banks have agreed to issue letters of credit for the account of the Company subject to the terms and conditions of the Credit Agreement. The obligation of the Banks to lend and of the Issuing Banks to issue letters of credit under the Credit Agreement are conditioned on, among other things, the execution and delivery by the Debtor of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                    Definition; Security Interest and Pledge

         Section 1.1 Definitions. All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.

         Section 1.2 Security Interest and Pledge. Debtor hereby pledges and grants to the Agent for the benefit of itself, the Banks and the Issuing Banks, a security interest in the following property (such property being hereinafter sometimes called the "Collateral"):

                 (a) all present and future issued and outstanding shares of capital stock or other equity or investment securities issued by Debtor's Subsidiaries, or any of them, and now owned or hereafter acquired by Debtor, including without limitation the following described shares of stock:





PLEDGE AGREEMENT - Page 1

                                                             Type of            Number         Certificate
                 Issuer                                       Stock           of Shares         Number(s)
                 ------                                     ---------         ---------         ---------
         Ponca Medical Supply, Inc.                           Common             100                 3
         RTA Homecare, Inc.                                   Common           5,007.19             11
         McDuffie's Rentals, Inc.                             Common             200                 4
         Specialty Med-Equip, Inc.                            Common            9,000               13
         Superior Med-Equip, Inc.                             Common            18,278              11

                 (b) all present and future increases, profits, combinations, reclassifications of, and substitutes and replacements for, all or part of the foregoing, and all present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale, lease, or other disposition of, or collections with respect to, or proceeds payable by virtue of claims against any Person with respect to, all or any part of the foregoing; and

                 (c) all products, proceeds, revenues, distributions, dividends, stock dividends, securities, and other property, rights, and interests the Debtor receives or is at any time entitled to receive on account of any of the foregoing.

         Section 1.3 Obligations. The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "Obligations"): (a) the obligations, indebtedness, and liabilities of the Company to the Banks and the Issuing Banks evidenced by the Revolving Credit Notes executed by the Company pursuant to the Credit Agreement; (b) the obligations, indebtedness, and liabilities of Holdings to the Banks evidenced by the Term Notes executed by Holdings pursuant to the Credit Agreement; (c) the obligations, indebtedness, and liabilities of Debtor to the Agent, the Banks and the Issuing Banks under that certain Guaranty Agreement of even date herewith, executed by Debtor in favor of the Agent, the Banks and the Issuing Banks, pursuant to the Credit Agreement; (d) the obligations, indebtedness, and liabilities of the Company to the Agent, the Banks and the Issuing Banks under the Credit Agreement; (e) the obligations, indebtedness, and liabilities of Holdings to the Agent, the Banks and the Issuing Banks under the Credit Agreement; (f) all future advances by the Banks and the Issuing Banks to the Company, Holdings and Debtor, or any of them; (g) all costs and expenses, including without limitation attorneys fees and legal expenses incurred by the Agent, the Banks and the Issuing Banks to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement; (h) all other Obligations (as such term is defined in the Credit Agreement); and (i) all extensions, renewals and modifications of any of the foregoing.





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                                   ARTICLE II

                         Representations and Warranties

         Debtor represents and warrants to the Agent, the Banks and the Issuing Banks that:

         Section 2.1 Title. Debtor owns, and with respect to Collateral acquired after the date hereof, Debtor will own, legally and beneficially, the Collateral free and clear of any Lien, or any right or option on the part of any Person to purchase or otherwise acquire the Collateral or any part thereof. The Collateral is not subject to any restriction on transfer or assignment except for compliance with applicable federal and state securities laws and regulations promulgated thereunder. Debtor has the unrestricted right to pledge the Collateral as contemplated hereby. All of the Collateral has been duly and validly issued and is fully paid and nonassessable.

         Section 2.2 Organization and Authority. Debtor is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Debtor has the corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery, and performance of this Agreement by Debtor (a) have been duly authorized by all necessary corporate action on the part of Debtor, (b) do not and will not violate or conflict with (i) any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority, or arbitrator which violation would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Debtor, the Collateral taken as a whole, or the ability of the Companies to pay and perform the Obligations, or (ii) the certificate or articles of incorporation or bylaws of Debtor, and (c) do not and will not conflict with, result in a breach of, or constitute a default under the provisions of any material indenture, mortgage, deed of trust, security agreement, instrument or agreement binding on Debtor or any of its property.

         Section 2.3 Principal Place of Business. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor shown below Debtor's name on the signature pages hereof.

         Section 2.4 Percentage of Stock. The Collateral constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of the respective issuers thereof.

         Section 2.5 First Priority Perfected Security Interest. This Agreement creates in favor of the Agent for the benefit of itself, the Banks and the Issuing Banks, a perfected security interest in the Collateral. There are no conditions precedent to the effectiveness of this Agreement that have not been fully and permanently satisfied.





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                                  ARTICLE III

                       Affirmative and Negative Covenants

         Debtor covenants and agrees with the Agent, the Banks and the Issuing Banks that:

         Section 3.1 Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien on the Collateral except the pledge and security interest of the Agent hereunder, and shall defend Debtor's rights in the Collateral and the Agent's security interest in the Collateral against the claims of all Persons.

         Section 3.2 Sale of Collateral. Debtor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of the Agent.

         Section 3.3 Distributions. If Debtor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral or otherwise, Debtor agrees to accept the same as the Agent's agent and to hold the same in trust for the Agent, and to deliver the same forthwith to the Agent in the exact form received, with the appropriate endorsement of Debtor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by the Agent as additional Collateral for the Obligations, subject to the terms hereof. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof shall be paid over to the Agent to be held by it as additional Collateral for the Obligations subject to the terms hereof; and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof, the property so distributed shall be delivered to the Agent to be held by it, as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Debtor shall, until paid or delivered to the Agent, be held by Debtor in trust as additional security for the Obligations.

         Section 3.4 Further Assurances. At any time and from time to time, upon the request of the Agent, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as the Agent may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as the Agent may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Subject to the right of Debtor to receive cash dividends under Section 4.3 hereof, in the event any Collateral is ever received by Debtor, Debtor shall promptly transfer and deliver to the Agent such Collateral so received by Debtor (together with any necessary endorsements in blank or





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undated stock powers duly executed in blank), which Collateral shall thereafter be held by the Agent pursuant to the terms of this Agreement. The Agent shall at all times have the right to exchange any certificates representing
Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         Section 3.5 Inspection Rights. Debtor shall permit the Agent and its representatives, upon one (1) Business Day's prior notice, to examine, inspect, and copy Debtor's books and records at any reasonable time and as often as the Agent may desire.

         Section 3.6 Notification. Debtor shall promptly notify the Agent of (i) any Lien or material claim made or threatened against the Collateral,
(ii) any material change in the Collateral, including, without limitation, any material decrease in the value of the Collateral, and (iii) the occurrence or existence of any Default.

         Section 3.7 Books and Records; Information. Debtor shall keep accurate and complete books and records of the Collateral and Debtor's business and financial condition in accordance with GAAP (subject to year-end adjustments and disclosures). Debtor shall from time to time at the request of the Agent deliver to the Agent such information regarding the Collateral and Debtor as the Agent may request. Debtor shall mark its books and records to reflect the security interest of the Agent under this Agreement.

         Section 3.8 Additional Securities. Debtor shall not consent to or approve the issuance of any additional shares of any class of capital stock of the issuer of the Collateral, or any securities convertible into, or exchangeable for, any such shares or any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares.

         Section 3.9 Provide Information. Debtor shall fully cooperate, to the extent requested by the Agent, in the completion of any notice, form, schedule, or other document filed by the Agent on its own behalf or on behalf of Debtor, including, without limitation, any required notice or statement of beneficial ownership or of the acquisition of beneficial ownership of equity securities constituting part of the Collateral and any notice of proposed sale of any such securities pursuant to Rule 144 as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended. Without limiting the generality of the foregoing, Debtor shall furnish to the Agent any and all information which the Agent may reasonably request for purposes of any such filing, regarding Debtor, the Collateral, and any issuer of any of the Collateral, and Debtor shall disclose to the Agent all material adverse information known by Debtor with respect to the operations of any issuer of any of the Collateral.





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                                   ARTICLE IV

                         Rights of the Agent and Debtor

         Section 4.1      Certain Covenants and Rights Regarding Collateral.

                 (a) Debtor shall from time to time at the request of the Agent furnish the Agent with a schedule of each account included in the Collateral and a list of all those liable on checks, notes, drafts, and other instruments representing the proceeds of such accounts. The Agent shall have the right to make test verifications of the Collateral. If any part of the Collateral is or becomes subject to the Federal Assignment of Claims Act, Debtor will execute all instruments and take all steps required by the Agent to comply with that act. If part of the Collateral is evidenced by promissory notes, trade acceptances or other instruments for the payment of money, Debtor will, at the request of the Agent, immediately deliver them to the Agent, appropriately endorsed to the Agent's order, and regardless of the form of endorsement, Debtor waives presentment, demand, notice of dishonor, protest, and notice of protest.

                 (b) If the validity or priority of this Agreement or of any rights, titles, security interests or other interests created or evidenced hereby shall be attacked, endangered, or questioned, or if any legal proceedings are instituted with respect thereto, Debtor will give prompt written notice thereof to the Agent and, at Debtor's own cost and expense, will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Agent (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests, and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by Debtor and the party incurring such expenses shall be subrogated to all rights of the Person receiving such payment.

                 (c) Upon the occurrence of an Event of Default, or if the Agent shall deem payment of the Obligations to be insecure, and at any time thereafter, the Agent is authorized peaceably to take possession of the Collateral and of all books, records and accounts relating thereto, and to exercise without interference from Debtor any and all rights which Debtor has with respect to the management, possession, protection, or preservation of the Collateral. If necessary to obtain the possession provided for above, the Agent may invoke any and all legal remedies to dispossess Debtor, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by the Agent pursuant to this Section, the Agent shall not be liable for any loss sustained by Debtor resulting from any act or omission of the Agent unless such loss is caused by the willful misconduct and bad faith of the Agent, nor shall the Agent be





PLEDGE AGREEMENT - Page 6
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         obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof, or under or by reason of this Agreement or exercise of rights or remedies hereunder.

                 (d) At any time prior to the termination of this Agreement the Agent may notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments, or other evidences of indebtedness included in the Collateral to pay the Agent directly. Until the Agent elects to exercise these rights Debtor is authorized as agent of the Agent to collect and enforce such accounts. The costs of collection and enforcement, including attorneys' fees and expenses, shall be borne solely by Debtor whether incurred by the Agent or Debtor.

         Section 4.2 Voting Rights. Unless and until an Event of Default shall have occurred and be continuing, Debtor shall be entitled to exercise any and all voting rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement. The Agent shall execute and deliver to the Debtor all such proxies and other instruments as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting rights which it is entitled to exercise pursuant to this Section.

         Section 4.3 Dividends. Unless and until an Event of Default shall have occurred and be continuing, Debtor shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus to the extent and only to the extent that such dividends are permitted by the Credit Agreement.

         Section 4.4 Performance by the Agent. If Debtor fails to perform or comply with any of its agreements contained herein, the Agent itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the expenses of the Agent, together with interest thereon at the Default Rate, shall be payable by Debtor to the Agent on demand and shall constitute Obligations secured by this Agreement. The Agent upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

         Section 4.5 Setoff; Property Held by the Agent. If an Event of Default shall have occurred and be continuing, the Agent shall have the right to set off and apply against the Obligations, at any time and without notice to Debtor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Agent to Debtor whether or not the Obligations are then due. As additional security for the Obligations, Debtor hereby grants the Agent a security interest in all money, instruments, and other property of Debtor now or hereafter held by the Agent. In addition to the Agent's right of setoff and as further security for the Obligations, Debtor hereby grants the Agent a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Debtor now or hereafter maintained with the Agent and all other sums at any time credited by or owing from the Agent to Debtor. The rights and remedies of the Agent hereunder





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
are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent may have.

         Section 4.6 The Agent's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by the Agent hereunder, the Agent shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Debtor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, the Agent shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if the Agent takes such action, for purposes of preserving rights in the Collateral, as Debtor may reasonably request in writing, but no failure or omission or delay by the Agent in complying with any such request by Debtor, and no refusal by the Agent to comply with any such request by Debtor, shall be deemed to be a failure to exercise reasonable care. The Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.

         Section 4.7 Assignment by the Agent. The Agent, the Banks and the Issuing Banks may at any time and from time to time assign the Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Agreement in relation thereto.

                                   ARTICLE V

                                    Default

         Section 5.1 Rights and Remedies. If any Event of Default shall occur, the Agent shall have the following rights and remedies:

                 (i) In addition to all other rights and remedies granted to the Agent in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, the Agent may (A) without demand or notice to Debtor, collect, receive, or take possession of the Collateral or any part thereof, (B) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent's offices or elsewhere, for cash, on credit, or for future delivery, and/or (C) bid and become a purchaser at any sale free of any right or equity of redemption in Debtor, which right or equity is hereby expressly waived and released by Debtor. Upon the request of the Agent, Debtor shall assemble the Collateral and make it available to the Agent at any place designated by the Agent that is reasonably convenient to Debtor and the Agent. Debtor agrees that the Agent shall not be obligated





PLEDGE AGREEMENT - Page 8
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         to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees and other expenses incurred by the Agent in connection with the collection of the Obligations and the enforcement of the Agent's rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Debtor waives all rights of marshalling in respect of the Collateral.

                 (ii) The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent's nominee or nominees.

                 (iii) The Agent may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

                 (iv) The Agent shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting, consensual, and other powers of ownership pertaining to the Collateral, and Debtor shall deliver to the Agent, if requested by the Agent, irrevocable proxies with respect to the Collateral in form satisfactory to the Agent.

                 (v) Debtor hereby acknowledges and confirms that the Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Debtor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and the Agent shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. The Agent shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.

                 (vi) On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the





PLEDGE AGREEMENT - Page 9
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         Agent's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

         Section 5.2 Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 5.1 hereof, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

                 FIRST, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with such sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and one legal counsel, the repayment of all advances made hereunder or under any other Loan Document by the Agent on behalf of Debtor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                 SECOND, to the payment in full of all other Obligations that are payable to the Agent including, without limitation, all expense reimbursements and indemnities;

                 THIRD, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Issuing Banks in connection with the Credit Agreement, any Letter of Credit, or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of their agents and one legal counsel;

                 FOURTH, to the payment in full of all other Obligations that are payable to the Issuing Banks, including, without limitation, all Letter of Credit disbursements and all accrued and unpaid interest thereon and all Letter of Credit fees;

                 FIFTH, to the payment in full of the Obligations, pro rata among the Banks in accordance with the amounts of the Loans held by them, or, if no Loans shall be outstanding, in accordance with the amounts of their Commitments;

                 SIXTH, if any Letter of Credit remains outstanding, the Agent, after making the applications required by paragraphs "FIRST" through "FIFTH" above, shall hold back and retain as Collateral for the Obligations an amount equal to the aggregate face amounts of all outstanding Letters of Credit; and

                 SEVENTH, provided that all of the Obligations have been paid and performed in full and all Commitments and Letters of Credit have terminated, to the Debtor, or its successors or assigns, or to whomsoever may lawfully be entitled to the same, or as a court of competent jurisdiction may otherwise direct.





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Upon any sale of the Collateral by the Agent (including, without limitation, a sale pursuant to any applicable Uniform Commercial Code or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

                                   ARTICLE VI

                                 Miscellaneous

         Section 6.1 No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor, the Agent, the Banks, the Issuing Banks and their respective heirs, successors, and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Agent.

         Section 6.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 6.4 Notices. All notices and other communications provided for in this Agreement shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.





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         Section 6.5      APPLICABLE LAW; VENUE; SERVICE OF PROCESS.  THIS
AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST DEBTOR UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. DEBTOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. DEBTOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 6.4 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY DEBTOR AGAINST THE AGENT SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

         Section 6.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 6.7 Survival. All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement, and no investigation by the Agent, any Banks or Issuing Bank shall affect the representations and warranties of Debtor herein or the right of the Agent, the Banks and the Issuing Banks to rely upon them.

         Section 6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 6.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.





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         Section 6.10     Construction.  Debtor and the Agent acknowledge that
each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Debtor and the Agent.

         Section 6.11 Obligations Absolute. The obligations of Debtor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release, subordination, or impairment of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.

         Section 6.12 Release of Security Interest. At such time as all of the Obligations have been paid and performed in full, all obligations and commitments of the Banks and the Issuing Banks to make advances, issue letters of credit or otherwise extend credit under the Credit Agreement have expired or terminated, and no Letters of Credit remain outstanding, the Agent shall release the security interest granted hereby.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                    DEBTOR:
                                    ------

                                    HEALTHCOR OXYGEN AND MEDICAL
                                    EQUIPMENT, INC. (formerly known as
                                    Permian Medical, Inc.)



                                    By:
                                       ---------------------------------------
                                        S. Wayne Bazzle
                                        Chairman of the Board





PLEDGE AGREEMENT - Page 13

                                       Address for Notices:

                                       5720 LBJ Freeway, Suite 550
                                       Dallas, Texas   75240

                                       Fax No.:             (214) 239-5162
                                       Telephone No.:       (214) 233-7744

                                       Attention:           S. Wayne Bazzle

                                       THE AGENT:
                                       ---------

                                       TEXAS COMMERCE BANK
                                       NATIONAL ASSOCIATION,
                                       as Agent



                                       By:
                                          --------------------------------------
                                           Steven T. Prichett
                                           Vice President

                                       Address for Notices:

                                       2200 Ross Avenue
                                       Post Office Box 660197
                                       Dallas, Texas   75266-0197

                                       Fax No.:             (214) 965-2384
                                       Telephone No.:       (214) 965-3710

                                       Attention:           Steven T. Prichett





PLEDGE AGREEMENT - Page 14

                                                                   EXHIBIT "F-4"

                                PLEDGE AGREEMENT
                                   (Pharmacy)

         THIS PLEDGE AGREEMENT dated as of May 16, 1996, is by and between HEALTHCOR PHARMACY, INC., a Texas corporation (the "Debtor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, the "Agent") for itself, the other Issuing Banks (hereinafter defined) and the other lenders (collectively, the "Banks") from time to time party to that certain Credit Agreement dated of even date herewith among HealthCor, Inc., a Delaware corporation (the "Company"), HealthCor Holdings, Inc., a Delaware corporation ("Holdings," and together with the Company, the "Borrowers"), the Agent, Texas Commerce Bank National Association and each of the other banks that issue letters of credit under the Credit Agreement, as issuing banks (in such capacity, collectively, the "Issuing Banks"), and the Banks, as the same may be amended or modified from time to time (the "Credit Agreement").

                                R E C I T A L S:

         The Banks have agreed to make loans to the Borrowers and the Issuing Banks have agreed to issue letters of credit for the account of the Company subject to the terms and conditions of the Credit Agreement. The obligation of the Banks to lend and of the Issuing Banks to issue letters of credit under the Credit Agreement are conditioned on among other things, the execution and delivery by the Debtor of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                    Definition; Security Interest and Pledge

         Section 1.1 Definitions. All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.

         Section 1.2 Security Interest and Pledge. Debtor hereby pledges and grants to the Agent for the benefit of itself, the Banks and the Issuing Banks, a security interest in the following property (such property being hereinafter sometimes called the "Collateral"):

                 (a) all present and future issued and outstanding shares of capital stock or other equity or investment securities issued by Debtor's Subsidiaries, or any of them, and now owned or hereafter acquired by Debtor, including without limitation the following described shares of stock:




PLEDGE AGREEMENT - Page 1

                                           Type of               Number             Certificate
                 Company                    Stock              of Shares             Number(s)
                 -------                  ---------            ---------             ---------

         RTA Infusion, Inc.                Common                  8,000                   3

                 (b) all present and future increases, profits, combinations, reclassifications of, and substitutes and replacements for, all or part of the foregoing, and all present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale, lease, or other disposition of, or collections with respect to, or proceeds payable by virtue of claims against any Person with respect to, all or any part of the foregoing; and

                 (c) all products, proceeds, revenues, distributions, dividends, stock dividends, securities, and other property, rights, and interests the Debtor receives or is at any time entitled to receive on account of any of the foregoing.

         Section 1.3 Obligations. The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "Obligations"): (a) the obligations, indebtedness, and liabilities of the Company to the Banks and the Issuing Banks evidenced by the Revolving Credit Notes (herein so called) executed by the Company pursuant to the Credit Agreement; (b) the obligations, indebtedness, and liabilities of Holdings to the Banks evidenced by the Term Notes executed by Holdings pursuant to the Credit Agreement; (c) the obligations, indebtedness, and liabilities of Debtor to the Agent, the Banks and the Issuing Banks under that certain Guaranty Agreement of even date herewith, executed by Debtor in favor of the Agent, the Banks and the Issuing Banks, pursuant to the Credit Agreement; (d) the obligations, indebtedness, and liabilities of the Company to the Agent, the Banks and the Issuing Banks under the Credit Agreement; (e) the obligations, indebtedness, and liabilities of Holdings to the Agent, the Banks and the Issuing Banks under the Credit Agreement; (f) all future advances by the Banks and the Issuing Banks to the Company, Holdings and Debtor, or any of them; (g) all costs and expenses, including without limitation attorneys fees and legal expenses incurred by the Agent, the Banks and the Issuing Banks to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement; (h) all other Obligations (as such term is defined in the Credit Agreement); and (i) all extensions, renewals and modifications of any of the foregoing.

                                   ARTICLE II

                         Representations and Warranties

         Debtor represents and warrants to the Agent, the Banks and the Issuing Banks that:

         Section 2.1 Title. Debtor owns, and with respect to Collateral acquired after the date hereof, Debtor will own, legally and beneficially, the Collateral free and clear of any Lien, or any right or option on the part of any Person to purchase or otherwise acquire the Collateral or any




PLEDGE AGREEMENT - Page 2
part thereof. The Collateral is not subject to any restriction on transfer or assignment except for compliance with applicable federal and state securities laws and regulations promulgated thereunder. Debtor has the unrestricted right to pledge the Collateral as contemplated hereby. All of the Collateral has been duly and validly issued and is fully paid and nonassessable.

         Section 2.2 Organization and Authority. Debtor is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Debtor has the corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery, and performance of this Agreement by Debtor (a) have been duly authorized by all necessary corporate action on the part of Debtor, (b) do not and will not violate or conflict with (i) any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority, or arbitrator which violation would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Debtor, the Collateral taken as a whole, or the ability of the Companies to pay and perform the Obligations, or (ii) the articles of incorporation or bylaws of Debtor, and
(c) do not and will not conflict with, result in a breach of, or constitute a default under the provisions of any material indenture, mortgage, deed of trust, security agreement, instrument or agreement binding on Debtor or any of its property.

         Section 2.3 Principal Place of Business. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor shown below Debtor's name on the signature pages hereof.

         Section 2.4 Percentage of Stock. The Collateral constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of the issuer thereof.

         Section 2.5 First Priority Perfected Security Interest. This Agreement creates in favor of the Agent for the benefit of itself, the Banks and the Issuing Banks, a first priority perfected security interest in the Collateral. There are no conditions precedent to the effectiveness of this Agreement that have not been fully and permanently satisfied.

                                  ARTICLE III

                       Affirmative and Negative Covenants

         Debtor covenants and agrees with the Agent, the Banks and the Issuing Banks that:

         Section 3.1 Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien on the Collateral except the pledge and security interest of the Agent hereunder, and shall defend Debtor's rights in the Collateral and the Agent's security interest in the Collateral against the claims of all Persons.

         Section 3.2 Sale of Collateral. Debtor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of the Agent, except as provided in Section 11.5 of the Credit Agreement.




PLEDGE AGREEMENT - Page 3

         Section 3.3 Distributions. If Debtor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral or otherwise, Debtor agrees to accept the same as the Agent's agent and to hold the same in trust for the Agent, and to deliver the same forthwith to the Agent in the exact form received, with the appropriate endorsement of Debtor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by the Agent as additional Collateral for the Obligations, subject to the terms hereof. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof shall be paid over to the Agent to be held by it as additional Collateral for the Obligations subject to the terms hereof; and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof, the property so distributed shall be delivered to the Agent to be held by it, as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Debtor shall, until paid or delivered to the Agent, be held by Debtor in trust as additional security for the Obligations.

         Section 3.4 Further Assurances. At any time and from time to time, upon the request of the Agent, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as the Agent may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as the Agent may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Subject to the right of Debtor to receive cash dividends under Section 4.3 hereof, in the event any Collateral is ever received by Debtor, Debtor shall promptly transfer and deliver to the Agent such Collateral so received by Debtor (together with any necessary endorsements in blank or undated stock powers duly executed in blank), which Collateral shall thereafter be held by the Agent pursuant to the terms of this Agreement. The Agent shall at all times have the right to exchange any certificates representing Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         Section 3.5 Inspection Rights. Debtor shall permit the Agent, the Banks, the Issuing Banks and their representatives, upon one (1) Business Day's prior notice, to examine, inspect, and copy Debtor's books and records at any reasonable time and as often as they may desire.

         Section 3.6 Notification. Debtor shall promptly notify the Agent of (i) any Lien or material claim made or threatened against the Collateral,
(ii) any material change in the Collateral, including, without limitation, any material decrease in the value of the Collateral, and (iii) the occurrence or existence of any Default.




PLEDGE AGREEMENT - Page 4

         Section 3.7 Books and Records; Information. Debtor shall keep accurate and complete books and records of the Collateral and Debtor's business and financial condition in accordance with GAAP (subject to year-end adjustments and disclosures). Debtor shall from time to time at the request of the Agent deliver to the Agent such information regarding the Collateral and Debtor as the Agent may request. Debtor shall mark its books and records to reflect the security interest of the Agent under this Agreement.

         Section 3.8 Additional Securities. Debtor shall not consent to or approve the issuance of any additional shares of any class of capital stock of the issuer of the Collateral, or any securities convertible into, or exchangeable for, any such shares or any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares.

         Section 3.9 Provide Information. Debtor shall fully cooperate, to the extent requested by the Agent, in the completion of any notice, form, schedule, or other document filed by the Agent on its own behalf or on behalf of Debtor, including, without limitation, any required notice or statement of beneficial ownership or of the acquisition of beneficial ownership of equity securities constituting part of the Collateral and any notice of proposed sale of any such securities pursuant to Rule 144 as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended. Without limiting the generality of the foregoing, Debtor shall furnish to the Agent any and all information which the Agent may reasonably request for purposes of any such filing, regarding Debtor, the Collateral, and any issuer of any of the Collateral, and Debtor shall disclose to the Agent all material adverse information known by Debtor with respect to the operations of any issuer of any of the Collateral.

                                   ARTICLE IV

                         Rights of the Agent and Debtor

         Section 4.1      Certain Covenants and Rights Regarding Collateral.

                 (a) Debtor shall from time to time at the request of the Agent furnish the Agent with a schedule of each account included in the Collateral and a list of all those liable on checks, notes, drafts, and other instruments representing the proceeds of such accounts. The Agent shall have the right to make test verifications of the Collateral. If any part of the Collateral is or becomes subject to the Federal Assignment of Claims Act, Debtor will execute all instruments and take all steps required by the Agent to comply with that act. If part of the Collateral is evidenced by promissory notes, trade acceptances or other instruments for the payment of money, Debtor will, at the request of the Agent immediately deliver them to the Agent, appropriately endorsed to the Agent's order, and regardless of the form of endorsement, Debtor waives presentment, demand, notice of dishonor, protest, and notice of protest.

                 (b) If the validity or priority of this Agreement or of any rights, titles, security interests or other interests created or evidenced hereby shall be attacked, endangered, or questioned, or if any legal proceedings are instituted with respect thereto, Debtor will give




PLEDGE AGREEMENT - Page 5
         prompt written notice thereof to the Agent and, at Debtor's own cost and expense, will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Agent (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests, and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by Debtor and the party incurring such expenses shall be subrogated to all rights of the Person receiving such payment.

                 (c) Upon the occurrence of an Event of Default, or if the Agent shall deem payment of the Obligations to be insecure, and at any time thereafter, the Agent is authorized peaceably to take possession of the Collateral and of all books, records and accounts relating thereto, and to exercise without interference from Debtor any and all rights which Debtor has with respect to the management, possession, protection, or preservation of the Collateral. If necessary to obtain the possession provided for above, the Agent may invoke any and all legal remedies to dispossess Debtor, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by the Agent pursuant to this Section, the Agent shall not be liable for any loss sustained by Debtor resulting from any act or omission of the Agent unless such loss is caused by the willful misconduct and bad faith of the Agent, nor shall the Agent be obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof, or under or by reason of this Agreement or exercise of rights or remedies hereunder.

                 (d) At any time prior to the termination of this Agreement the Agent may notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments, or other evidences of indebtedness included in the Collateral to pay the Agent directly. Until the Agent elects to exercise these rights Debtor is authorized as agent of the Agent to collect and enforce such accounts. The costs of collection and enforcement, including attorneys' fees and expenses, shall be borne solely by Debtor whether incurred by the Agent or Debtor.

         Section 4.2 Voting Rights. Unless and until an Event of Default shall have occurred and be continuing, Debtor shall be entitled to exercise any and all voting rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement. The Agent shall execute and deliver to the Debtor all such proxies and other instruments as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting rights which it is entitled to exercise pursuant to this Section.

         Section 4.3 Dividends. Unless and until an Event of Default shall have occurred and be continuing, Debtor shall be entitled to receive and retain any dividends on the Collateral paid




PLEDGE AGREEMENT - Page 6
in cash out of earned surplus to the extent and only to the extent that such dividends are permitted by the Credit Agreement.

         Section 4.4 Performance by the Agent. If Debtor fails to perform or comply with any of its agreements contained herein, the Agent itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the expenses of the Agent, together with interest thereon at the Default Rate, shall be payable by Debtor to the Agent on demand and shall constitute Obligations secured by this Agreement. The Agent upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

         Section 4.5 Setoff; Property Held by the Agent. If an Event of Default shall have occurred and be continuing, the Agent shall have the right to set off and apply against the Obligations, at any time and without notice to Debtor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Agent to Debtor whether or not the Obligations are then due. As additional security for the Obligations, Debtor hereby grants the Agent a security interest in all money, instruments, and other property of Debtor now or hereafter held by the Agent. In addition to the Agent's right of setoff and as further security for the Obligations, Debtor hereby grants the Agent a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Debtor now or hereafter maintained with the Agent and all other sums at any time credited by or owing from the Agent to Debtor. The rights and remedies of the Agent hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent may have.

         Section 4.6 The Agent's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by the Agent hereunder, the Agent shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Debtor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, the Agent shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if the Agent takes such action, for purposes of preserving rights in the Collateral, as Debtor may reasonably request in writing, but no failure or omission or delay by the Agent in complying with any such request by Debtor, and no refusal by the Agent to comply with any such request by Debtor, shall be deemed to be a failure to exercise reasonable care. The Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.

         Section 4.7 Assignment by the Agent. The Agent, the Banks and the Issuing Banks may at any time and from time to time assign the Obligations and any portion thereof and/or the




PLEDGE AGREEMENT - Page 7

Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Agreement in relation thereto.

                                   ARTICLE V

                                    Default

         Section 5.1 Rights and Remedies. If any Event of Default shall occur, the Agent shall have the following rights and remedies:

                 (i) In addition to all other rights and remedies granted to the Agent in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, the Agent may (A) without demand or notice to Debtor, collect, receive, or take possession of the Collateral or any part thereof, (B) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent's offices or elsewhere, for cash, on credit, or for future delivery, and/or (C) bid and become a purchaser at any sale free of any right or equity of redemption in Debtor, which right or equity is hereby expressly waived and released by Debtor. Upon the request of the Agent, Debtor shall assemble the Collateral and make it available to the Agent at any place designated by the Agent that is reasonably convenient to Debtor and the Agent. Debtor agrees that the Agent shall not be obligated to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees and other expenses incurred by the Agent in connection with the collection of the Obligations and the enforcement of the Agent's rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement.
         The Agent may apply the Collateral against the Obligations in such order and manner as the Agent may elect in its sole discretion.
         Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Debtor waives all rights of marshalling in respect of the Collateral.

                 (ii) The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent's nominee or nominees.




PLEDGE AGREEMENT - Page 8

                 (iii) The Agent may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

                 (iv) The Agent shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting, consensual, and other powers of ownership pertaining to the Collateral, and Debtor shall deliver to the Agent, if requested by the Agent, irrevocable proxies with respect to the Collateral in form satisfactory to the Agent.

                 (v) Debtor hereby acknowledges and confirms that the Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Debtor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and the Agent shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. The Agent shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.

                 (vi) On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the Agent's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

         Section 5.2 Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 5.1 hereof, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

                 FIRST, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with such sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and one legal counsel, the repayment of all advances made hereunder or under any other Loan Document by the Agent on behalf of Debtor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;




PLEDGE AGREEMENT - Page 9

                 SECOND, to the payment in full of all other Obligations that are payable to the Agent including, without limitation, all expense reimbursements and indemnities;

                 THIRD, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Issuing Banks in connection with the Credit Agreement, any Letter of Credit, or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of their agents and one legal counsel;

                 FOURTH, to the payment in full of all other Obligations that are payable to the Issuing Banks, including, without limitation, all Letter of Credit disbursements and all accrued and unpaid interest thereon and all Letter of Credit fees;

                 FIFTH, to the payment in full of the Obligations, pro rata among the Banks in accordance with the amounts of the Loans held by them, or, if no Loans shall be outstanding, in accordance with the amounts of their Commitments;

                 SIXTH, if any Letter of Credit remains outstanding, the Agent, after making the applications required by paragraphs "FIRST" through "FIFTH" above, shall hold back and retain as Collateral for the Obligations an amount equal to the aggregate face amounts of all outstanding Letters of Credit; and

                 SEVENTH, provided that all of the Obligations have been paid and performed in full and all Commitments and Letters of Credit have terminated, to the Debtor, or its successors or assigns, or to whomsoever may lawfully be entitled to the same, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of the Collateral by the Agent (including, without limitation, a sale pursuant to any applicable Uniform Commercial Code or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

                                   ARTICLE VI

                                 Miscellaneous

         Section 6.1 No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies




PLEDGE AGREEMENT - Page 10
provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor, the Agent, the Banks, the Issuing Banks and their respective heirs, successors, and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Agent.

         Section 6.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 6.4 Notices. All notices and other communications provided for in this Agreement shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

         Section 6.5 APPLICABLE LAW; VENUE; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST DEBTOR UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. DEBTOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. DEBTOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED




PLEDGE AGREEMENT - Page 11

OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.4 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY DEBTOR AGAINST THE AGENT SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

         Section 6.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 6.7 Survival. All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement, and no investigation by the Agent, the Banks or the Issuing Banks shall affect the representations and warranties of Debtor herein or the right of the Agent, the Banks and the Issuing Banks to rely upon them.

         Section 6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 6.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 6.10 Construction. Debtor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Debtor and the Agent.

         Section 6.11 Obligations Absolute. The obligations of Debtor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release, subordination, or impairment of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.




PLEDGE AGREEMENT - Page 12

         Section 6.12 Release of Security Interest. At such time as all of the Obligations have been paid and performed in full, all obligations and commitments of the Banks and the Issuing Banks to make advances, issue letters of credit or otherwise extend credit under the Credit Agreement have expired or terminated, and no Letters of Credit remain outstanding, the Agent shall release the security interest granted hereby.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.



                                      DEBTOR:
                                      ------
                                      HEALTHCOR PHARMACY, INC.



                                      By:
                                      -----------------------------------
                                         S. Wayne Bazzle
                                         Chairman of the Board

                                         Address for Notices:

                                         5720 LBJ Freeway, Suite 550
                                         Dallas, Texas   75240

                                         Fax No.:             (214) 239-5162
                                         Telephone No.:       (214) 233-7744

                                         Attention:           S. Wayne Bazzle

                                         THE AGENT:
                                         ---------

                                         TEXAS COMMERCE BANK
                                         NATIONAL ASSOCIATION,
                                         as Agent



                                         By:
                                         ------------------------------------
                                         Steven T. Prichett
                                         Vice President




PLEDGE AGREEMENT - Page 13

                                         Address for Notices:

                                         2200 Ross Avenue
                                         Post Office Box 660197
                                         Dallas, Texas   75266-0197

                                         Fax No.:            (214) 965-2384
                                         Telephone No.:      (214) 965-3710

                                         Attention:          Steven T. Prichett




PLEDGE AGREEMENT - Page 14

                                                                     EXHIBIT "G"


                         ASSIGNMENT OF DEPOSIT ACCOUNTS


         THIS ASSIGNMENT OF DEPOSIT ACCOUNTS ("Assignment") is made by the parties signatory hereto (although more than one, "Assignor"), to TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as Agent ("Assignee"), 2200 Ross Avenue, Post Office Box 660197, Dallas, Dallas County, Texas 75266-0197 under that certain Credit Agreement dated of even date herewith among HealthCor, Inc. (the "Company"), HealthCor Holdings, Inc. ("Holdings," and together with the Company, the "Borrowers"), the lenders from time to time party thereto (collectively, the "Banks") and the Banks that from time to time issue letters of credit thereunder (in such capacity, the "Issuing Banks") (such credit agreement as the same may be amended or otherwise modified is referred to as the "Credit Agreement"). In consideration of the extensions of credit made or to be made or other financial accommodations afforded or to be afforded to the Borrowers by the Banks and the Issuing Banks pursuant to the Credit Agreement, Assignor does hereby assign and transfer to and pledge with Assignee all right, title, and interest of Assignor in and to the following accounts:


              Assignor                 Lockbox No.      Account No.                  Institution
              --------                 -----------      -----------                  -----------
  HealthCor Oxygen Medical                                               Texas Commerce Bank
     Equipment, Inc.                     911437       074 019 153 13     National Association

  HealthCor, Inc.                        911556       074 019 132 35     Texas Commerce Bank
                                                                         National Association

together with all instruments, documents, and other writings evidencing the same and all sums now or at any time hereafter on deposit therein, all sums due or to become due thereon, and all extensions or renewals thereof, if the account or accounts may be extended or renewed (collectively, the "Account"), and Assignor does also hereby grant to Assignor for the benefit of itself, the Banks and the Issuing Banks, a security interest in the Account, which security interest may also be evidenced by one or more other security agreements between Assignor and Assignee, and in the event of any conflict between the terms hereof and the terms thereof, the terms thereof will apply. Such security interest extends to any payment, renewal, or other proceeds of the Account.

         This assignment is made as and shall constitute collateral security for any and all indebtedness and liabilities of any kind and nature of Assignor to the Assignee, the Banks and the Issuing Banks, howsoever evidenced, whether now existing or hereafter arising, direct or indirect, absolute, contingent, joint, several, or joint and several (the "Obligation").

         Upon default in the payment of the Obligation or any part thereof, Assignee is hereby authorized to apply all or any portion of the funds represented by the Account to the payment of the Obligation and to withdraw funds for such purpose at such times and in such amounts as it shall in its discretion determine.




ASSIGNMENT OF DEPOSIT ACCOUNTS - Page 1

         Assignor hereby constitutes and appoints Assignee the true and lawful attorney of Assignor, with full power of substitution, to ask, demand, collect, receive, receipt for, sue for, compound, and give acquittance for any and all amounts which may be or become due or payable under the Account, to execute any and all withdrawal receipts or other orders for the payment of money drawn on the Account, to endorse the name of Assignor on all commercial paper given in payment or in part payment thereof, and, in its discretion, to file any claim or take any other action or proceeding, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or appropriate to protect and preserve the right, title and interest of Assignee, the Banks and the Issuing Banks hereunder, and without limiting the foregoing Assignee shall have and is hereby given full power and authority to transfer the Account into the name of Assignee or its nominee.

         Assignor represents and warrants that (a) the Account is genuine and in all respects what it purports to be, (b) Assignor is the owner thereof free and clear of all liens and encumbrances of any nature whatsoever, (c) will not create any other security interest in, mortgage, or otherwise assign the Account or any part thereof, (d) that any funds payable with respect to the Account that are received by Assignor shall immediately upon such receipt become subject to the lien hereof and be segregated from all other funds of Assignor and be held in trust for Assignee, the Banks and the Issuing Banks and be immediately paid into the Account, and (e) Assignor has full powers, right and authority to execute and deliver this assignment.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of May 16, 1996.

                                              ASSIGNOR:

                                              HEALTHCOR, INC.



                                              By:
                                                 ------------------------------
                                                 S. Wayne Bazzle
                                                 Chairman of the Board




ASSIGNMENT OF DEPOSIT ACCOUNTS - Page 2

                                              HEALTHCOR HOLDINGS, INC.



                                              By:
                                                 ------------------------------
                                                 S. Wayne Bazzle
                                                 Chairman of the Board,
                                                 Chief Executive Officer
                                                 and Secretary

                                              HEALTHCOR PHARMACY, INC.



                                              By:
                                                 ------------------------------
                                                 Cheryl C. Bazzle
                                                 Chief Executive Officer,
                                                 President and Secretary

                                              HEALTHCOR OXYGEN AND MEDICAL
                                              EQUIPMENT HOLDINGS, INC.



                                              By:
                                                 ------------------------------
                                                 S. Wayne Bazzle
                                                 Chairman of the Board

                                              HEALTHCOR OXYGEN AND
                                              MEDICAL EQUIPMENT, INC.



                                              By:
                                                 ------------------------------
                                                 S. Wayne Bazzle
                                                 Chairman of the Board

                                              HEALTHCOR REHABILITATION
                                              SERVICES, INC.



                                              By:
                                                 ------------------------------
                                                 S. Wayne Bazzle
                                                 Chairman of the Board




ASSIGNMENT OF DEPOSIT ACCOUNTS - Page 3

                                           PONCA MEDICAL SUPPLY, INC.



                                           By:
                                              ------------------------------
                                              Cheryl C. Bazzle
                                              Chief Executive Officer,
                                              President and Secretary

                                           PHYSICIANS HOME HEALTH NETWORK, INC.



                                           By:
                                              ---------------------------------
                                              Cheryl C. Bazzle
                                              Chairman of the Board,
                                              President and Secretary

                                           RTA INFUSION, INC.



                                           By:
                                              ---------------------------------
                                              Name:
                                                    ---------------------------
                                              Title:
                                                    --------------------------

                                           RTA HOMECARE, INC.



                                           By:
                                              ---------------------------------
                                              Name:
                                                    ---------------------------
                                              Title:
                                                    ---------------------------

                                           MCDUFFIE'S RENTALS, INC.



                                           By:
                                              ---------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------




ASSIGNMENT OF DEPOSIT ACCOUNTS - Page 4

                                           SPECIALTY MED-EQUIP, INC.



                                           By:
                                              ---------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------

                                           SUPERIOR MED-EQUIP, INC.



                                           By:
                                              ---------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------




ASSIGNMENT OF DEPOSIT ACCOUNTS - Page 5

                                                                     EXHIBIT "H"

                   CONTRIBUTION AND INDEMNIFICATION AGREEMENT


         CONTRIBUTION AND INDEMNIFICATION AGREEMENT ("Agreement") dated as of May 16, 1996, among HEALTHCOR HOLDINGS, INC., a Delaware corporation ("Holdings"), HEALTHCOR, INC., a Delaware corporation ("HealthCor," and together with Holdings, the "Borrowers"), and the other parties signatory hereto (such other parties being herein each called an "Affiliate" and collectively called the "Affiliates", and together with HealthCor, and Holdings, each a "Company" and collectively the "Companies").

                                R E C I T A L S:

         A. HealthCor, Holdings, Texas Commerce Bank National Association, a national banking association, as agent (in such capacity, the "Agent"), certain banks (collectively, the "Banks") and certain Banks issuing letters of credit thereunder (in such capacity, the "Issuing Banks") have entered into a Credit Agreement of even date herewith (as the same may hereafter be amended, supplemented or modified from time to time, the "Credit Agreement"), pursuant to which the Banks have agreed to make certain loans and extensions of credit to the Borrowers.

         B. Each Affiliate has executed and delivered to the Agent a Guaranty Agreement of even date herewith (each a "Guaranty" and, collectively, the "Guaranties"), pursuant to which such Affiliate has jointly and severally guaranteed the full and prompt payment and performance of the Guaranteed Indebtedness (as defined in the Guaranties);

         C. Each of the Borrowers has executed and delivered to the Agent a Guaranty Agreement of even date herewith (each a "Borrower Guaranty"), pursuant to which such Borrower has jointly and severally guaranteed the full and prompt payment and performance of the other Borrower's obligations under the Credit Agreement; and

         D. The parties wish to enter into this Agreement to effect an equitable sharing of the Affiliates' risk in guaranteeing the Guaranteed Indebtedness.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. If any Affiliate makes a payment in respect of the Guaranteed Indebtedness, it shall have the rights of contribution and reimbursement set forth below against the other Companies and the Borrowers and shall be indemnified as set forth below; provided that no Affiliate shall enforce its rights to any payment by exercising its rights of contribution, reimbursement or indemnification until all the Guaranteed Indebtedness shall have been paid in full.





CONTRIBUTION AND INDEMNIFICATION AGREEMENT - Page 1

         2. If any Affiliate makes a payment in respect of the Guaranteed Indebtedness that is greater than its Pro Rata Percentage (hereinafter defined) of the Guaranteed Indebtedness, calculated as of the date such payment is made, the Affiliate making such payment shall have the right to receive from each of the other Companies, and the other Companies jointly and severally agree to pay to such Affiliate, when permitted by paragraph 1 hereof, an amount such that the net payments made by the Companies in respect of the Guaranteed Indebtedness shall be shared among the Companies pro rata in proportion to their respective Pro Rata Percentage of the Guaranteed Indebtedness. The Companies hereby jointly and severally indemnify each of the Affiliates and jointly and severally agree to hold each of them harmless from and against any and all amounts which any such Affiliate shall ever be required to pay in respect of the Guaranteed Indebtedness in excess of such Affiliate's respective Pro Rata Percentage of the Guaranteed Indebtedness. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Company that shall accrue pursuant to this Agreement shall be paid nor shall it be deemed owed pursuant to this Agreement or any Loan Documents until all of the Guaranteed Indebtedness shall be paid in full. As used herein, the term "Pro Rata Percentage" shall mean, for each Company, the percentage derived by dividing (a) the aggregate amount of all accounts receivable of such Company, by (b) the total aggregate amount of all accounts receivable of all of the Companies.

         3. If any Affiliate makes any payment in respect of the Guaranteed Indebtedness, the Affiliate making such payment shall have the right to receive from the Borrowers, and Borrowers agree to pay to such Affiliate,
when permitted by paragraph 1 hereof, an amount equal to such payment.   Each
of the Borrowers hereby indemnifies each of the Affiliates and agrees to hold each of them harmless from and against any and all amounts which any such Affiliate shall ever be required to pay in respect of the Guaranteed Indebtedness. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement , no liability or obligation of Borrowers that shall accrue pursuant to this Agreement shall be paid or shall be deemed owed pursuant to this Agreement or any Loan Documents until all of the Guaranteed Indebtedness shall be paid in full.

         4. Each party hereto represents and warrants to each other party hereto and to their respective successors and assigns that:

                 (a) the execution, delivery and performance by each party hereto of this Agreement are within such party's corporate or partnership powers, have been duly authorized by all necessary corporate or partnership action, as the case may be, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws or other organizing document of such party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such party or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of such party; and





CONTRIBUTION AND INDEMNIFICATION AGREEMENT - Page 2

                 (b) this Agreement constitutes a legal, valid and binding agreement of each party hereto, enforceable against such party in accordance with its terms.

         5. No failure or delay by any Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and non-exclusive of any rights or remedies provided by law.

         6. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto and consented to by the Agent and the Required Banks.

         7. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         8. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         9. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when a counterpart hereof shall have been signed by all the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        HEALTHCOR HOLDINGS, INC.



                                        By:
                                            -----------------------------------
                                            S. Wayne Bazzle
                                            Chairman of the Board, Chief
                                            Executive Officer and Secretary


                                        HEALTHCOR, INC.



                                        By:
                                            -----------------------------------
                                            S. Wayne Bazzle
                                            Chairman of the Board





CONTRIBUTION AND INDEMNIFICATION AGREEMENT - Page 3

                                        HEALTHCOR PHARMACY,  INC.



                                        By:
                                            -----------------------------------
                                            Cheryl C. Bazzle
                                            Chief Executive Officer, President
                                            and Secretary


                                        HEALTHCOR OXYGEN AND MEDICAL
                                        EQUIPMENT HOLDINGS, INC.



                                        By:
                                            -----------------------------------
                                            S. Wayne Bazzle
                                            Chairman of the Board


                                        HEALTHCOR OXYGEN AND MEDICAL
                                        EQUIPMENT, INC.



                                        By:
                                            -----------------------------------
                                            S. Wayne Bazzle
                                            Chairman of the Board


                                        HEALTHCOR REHABILITATION SERVICES,
                                        INC.


                                        By:
                                            -----------------------------------
                                            S. Wayne Bazzle
                                            Chairman of the Board


                                        PONCA MEDICAL SUPPLY, INC.



                                        By:
                                            -----------------------------------
                                            Cheryl C. Bazzle
                                            Chief Executive Officer, President
                                            and Secretary





CONTRIBUTION AND INDEMNIFICATION AGREEMENT - Page 4

                                        PHYSICIANS HOME HEALTH NETWORK, INC.



                                        By:
                                            -----------------------------------
                                            Cheryl C. Bazzle
                                            Chairman of the Board, President
                                            and Secretary


                                        RTA INFUSION, INC.



                                        By:
                                            -----------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------


                                        RTA HOMECARE, INC.



                                        By:
                                            -----------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------


                                        MCDUFFIE'S RENTALS, INC.



                                        By:
                                            -----------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------


                                        SPECIALTY MED-EQUIP, INC.



                                        By:
                                            -----------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------





CONTRIBUTION AND INDEMNIFICATION AGREEMENT - Page 5

                                        SUPERIOR MED-EQUIP, INC.



                                        By:
                                            -----------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------





CONTRIBUTION AND INDEMNIFICATION AGREEMENT - Page 6

                                  EXHIBIT "I"

                 Matters to be Addressed in Opinion of Counsel


    All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement to which this is an Exhibit (the "Credit Agreement").

               1. Each Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. Except where failure would not have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties, each Company is duly qualified to transact business as a foreign corporation in each jurisdiction where such Company conducts any substantial business or has any property, which includes, without limitation, those jurisdictions named for each Company on Schedule 2 to the Credit Agreement.

               2. Each of the Borrowers has the corporate power and authority to execute, deliver, and perform the Credit Agreement, the Note, and the other Loan Documents to which such Borrower is a party. The execution, delivery, and performance by each of the Borrowers of the Credit Agreement, the Note, and the other Loan Documents to which such Borrower is a party and compliance with the terms and provisions thereof have been duly authorized by all requisite corporate action on the part of such Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the certificate of incorporation or bylaws of such Borrower, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Borrower is a party or by which such Borrower or any of its properties is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except Liens created in favor of the Agent for the benefit of itself, the Banks and the Issuing Banks pursuant to the Loan Documents) upon any of the revenues or assets of such Borrower.

               3. Each Guarantor has the corporate power and authority to execute, deliver, and perform its respective Guaranty and each of the other Loan Documents to which such Guarantor is a party. The execution, delivery, and performance by each Guarantor of its respective Guaranty and each of the other Loan Documents to which such Guarantor is a party and compliance with the terms and provisions thereof have been duly authorized by all requisite corporate action on the part of such Guarantor and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles or certificate of incorporation or bylaws of such Guarantor, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Guarantor is a party or by which it or any of its property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except Liens created in favor of the Agent for the benefit of itself, the Banks and the Issuing Banks pursuant to the Loan Documents) upon any of the revenues or assets of such Guarantor.

               4. The Credit Agreement, the Notes, and the other Loan Documents to which either Borrower is a party have been duly executed and delivered by such Borrower and constitute the legal, valid, and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

               5. Each Guaranty and each of the other Loan Documents to which each Guarantor is a party have been duly executed and delivered by each Guarantor and constitute the legal, valid, and binding obligations of each Guarantor enforceable against such Guarantor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

               6. There are no legal or arbitral proceedings, and no proceedings by or before any Governmental Authority, pending or, to our knowledge, threatened against or affecting either Borrower, any Guarantor or any properties or rights of either Borrower or any Guarantor, which if adversely determined, would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of either Borrower or any Guarantor.

               7. No authorization, consent, or approval of, or filing or registration with, any Governmental Authority is required for the execution, delivery, and performance by either Borrower of the Credit Agreement, the Note, or any other Loan Documents to which either Borrower is a party, or the execution, delivery, and performance by any Guarantor of such Guarantor's Guaranty or any other Loan Document to which such Guarantor is a party.

               8. None of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               9. To our knowledge, after reasonable investigation, the proceeds of the Advances under the Credit Agreement are not intended to be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended.

               10. The extensions of credit by the Banks to the Borrowers provided for in the Loan Documents are not usurious.

               11. The mandatory redemption date for the Preferred Stock has been extended to a date no earlier than October 15, 2001. All required shareholder approvals have been obtained in connection with the foregoing, and all necessary and appropriate documentation has been filed with the Secretary of State of Delaware in connection with the foregoing.

               12. That certain Convertible Preferred Stock Purchase Agreement dated October 18, 1989 and that certain Series B Convertible Preferred Stock Purchase Agreement dated June 1, 1992, relating to the Preferred Stock, have each been amended to extend the date specified in Section 11(a)(i) of each such agreement to a date no earlier than October 15, 2001.

                                                                     EXHIBIT "J"

                           ASSIGNMENT AND ACCEPTANCE

                           Dated _____________, 19__


    Reference is made to the Credit Agreement dated as of May 16, 1996 (as the same may be amended and in effect from time to time, the "Credit Agreement"), among HEALTHCOR, INC., a Delaware corporation, HEALTHCOR HOLDINGS, INC., a Delaware corporation (collectively, "the Borrowers"), the lenders from time to time party thereto (the "Banks"), Texas Commerce Bank National Association, as an issuing bank (in such capacity, an "Issuing Bank") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as agent for itself, the Issuing Banks and the other Banks (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

    ________________________ (the "Assignor") and _________________ (the
"Assignee") agree as follows:

    1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _________% interest in and to all the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Revolving Credit Commitment of the Assignor on the Effective Date and such percentage interest in Assignor's pro rata interest in the Term Loans and Revolving Loans and pro rata participation interests in the Letter of Credit Liabilities outstanding on the Effective Date together with such percentage interest in all unpaid interest and fees accrued from the Effective Date). This Assignment and Acceptance is made by Assignor without recourse.

    2. The Assignor (i) represents that as of the date hereof, its Revolving Credit Commitment is equal to $_______________, the outstanding principal balance of its Revolving Loans is $______________, the outstanding principal balance of its Term Loans is $_____________, and its participation in outstanding Letters of Credit is $______________ (all as unreduced by any assignments which have not yet become effective); (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;
               (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any Obligated Party or the performance or observance by the Borrowers or any other Obligated Party of any of their obligations under the Agreement or any other Loan Document; and (iv) attaches the Notes held by





ASSIGNMENT AND ACCEPTANCE  - Page 1

               Assignor and requests that the Agent exchange such Notes for new Notes payable to the order of (a) the Assignee and in the case of the Revolving Credit Note, in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and in the case of the Term Note, in an amount equal to the outstanding principal amount of the Term Loans purchased, and (b) the Assignor and in the case of the Revolving Credit Note, in an amount equal to the Revolving Credit Commitment retained by the Assignor under the Credit Agreement and in the case of the Term Note, in an amount equal to the outstanding principal amount of the Term Loans retained thereby, respectively, as specified above.

    3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.1(a) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Agent, the Assignor, any Issuing Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (d) confirms that it is eligible to be an Assignee;
               (e) appoints and authorizes Texas National Bank National Association to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Bank; [and]
               (g) agrees that it will keep confidential all information with respect to the Borrowers or any Obligated Party furnished to it by the Borrowers or any Obligated Party or the Assignor (other than information generally available to the public or otherwise available to the Assignor on a nonconfidential basis) [; and (h) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Documents or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty].(1)

    4. The effective date for this Assignment and Acceptance shall be ______________, 19__ (the "Effective Date").(2) Following the execution of this Assignment and


- -----------------------

  (1) If the Assignee is organized under the laws of a jurisdiction outside the United States.

  (2) Such date shall be at least ten (10) Business Days after the execution of this Assignment and Acceptance and delivery thereof to the Agent.




ASSIGNMENT AND ACCEPTANCE  - Page 2

               Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

    5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Bank thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

    6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees, and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

    7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas and applicable laws of the United States of America.

                                           [NAME OF ASSIGNOR],


Original
Revolving Credit Commitment:               By:
                                              ---------------------------------
                                              Name:
$                                             Title:
 ---------------------------------

Effective Date
Revolving Credit Commitment:

$
 ---------------------------------

Amount of Term Note as of
Effective Date:

$
 ---------------------------------





ASSIGNMENT AND ACCEPTANCE  - Page 3

                                           [NAME OF ASSIGNEE],



Revolving Credit Commitment:               By:
                                              ---------------------------------
                                              Name:
$                                             Title:
 ---------------------------------

Amount of Term Note:

$
 ---------------------------------


Accepted on the _____ day
of __________, 19__.

TEXAS COMMERCE BANK
NATIONAL ASSOCIATION
as agent for itself, the Issuing Banks
and the other Banks



By:
    -----------------------------------
    Name:
    Title:





ASSIGNMENT AND ACCEPTANCE  - Page 4

                                                                     EXHIBIT "K"

                            HEALTHCOR HOLDINGS, INC.
                                HEALTHCOR, INC.

                             COMPLIANCE CERTIFICATE

                   FOR THE PERIOD ENDING ___________________

The undersigned officer of HealthCor Holdings, Inc. or HealthCor, Inc. (as applicable) does hereby certify that the following covenants and financial tests, as defined in the Credit Agreement dated as of May 16, 1996 (the "Agreement"), among HealthCor, Inc., HealthCor Holdings, Inc., Texas Commerce Bank National Association, as agent (in such capacity, the "Agent"), the lenders from time to time party thereto (the "Banks") and the Issuing Banks (as defined therein) are as follows on a consolidated basis for HealthCor Holdings, Inc., and its subsidiaries:

                                                                                                             In Compliance
                                                                                                           (Please indicate)
                                                                                                           -----------------
1.       Financial Statements and Reports
         (i)     Annual CPA audited consolidated and consolidating FYE
                 financial statements together with a Compliance Certificate
                 within 90 days after the end of each fiscal year.                                             Yes     No
         (ii)    Monthly unaudited consolidated and consolidating
                 financial statements within 45 days of each month end.
                 Such financial statements have been prepared in accordance with
                 GAAP and fairly and accurately present (subject to year-end audit adjustments and disclosure) the financial condition and results of operations of the Companies, on a consolidated and
                 consolidating basis, at the date and for the periods indicated therein.                       Yes     No
         (iii)   Monthly "Executive Summary" Accounts Receivable Aging
                 within 45 days of each month end.                                                             Yes     No
         (iv)    Quarterly Compliance Certificate within 45 days of each fiscal quarter end.                   Yes     No

2.       Funded Debt Ratio (To be calculated on a consolidated basis.)
         Maximum of 3.00 to 1.00 allowed at all times.

         As of the month ending _________________:

         $__________________     /    $__________ =     _____________                                          Yes     No
           Funded Debt                 EBITDAA              Ratio

3.       Fixed Charge Coverage Ratio (To be calculated at each month end on a consolidated basis.)
         Minimum of 1.2 to 1.0 required at end of each calculated period.

         Two times the following for the last 6 months:
         Net income before provision
            for income taxes                   $____________________
         Plus: Interest Expense                $____________________
               Depreciation                    $____________________
               Amortization                    $____________________
               Other non-cash charges          $____________________
         Minus:  Extraordinary income          $____________________
         Plus:  Extraordinary losses           $____________________
         Minus:  Two times Unleveraged
           Non Reimbursed  Capital
           Expenditures for last 6 months      $____________________
         Plus:  Two times the amount of
           capital expenditures made during
           the last 6 months that were paid in
           cash in connection with the Rockwell
           Project and reimbursed in advance
           by Medicare                         $____________________

         Plus:  Acquired EBITDA for all
            Acquired Subsidiaries              $____________________

         Minus:  two times cash taxes
            paid in last 6 months              $____________________

         Total Available Cash Flow             $____________________

         Scheduled principal payments and
            prepayments on long-term debt
            and capital lease obligations
            during next 12 months              $____________________
         Plus:  two times Interest
            Expense for last 6 months          $____________________
         Total Debt Service             =      $____________________

         $_____________________  /  $___________________       =   ___________________
            Total Available          Total Debt Service                   Ratio
               Cash Flow                                                                                       Yes     No

4.       Litigation
         Litigation against any Company seeking damages in excess of $100,000.00 or which, if determined adversely, could have a material adverse effect on the business, condition
         (financial or otherwise), operations, prospects, or properties of such Company is as follows:

               Plaintiff                       Dollar Amount of Claim

         _________________________             ________________________
         _________________________             ________________________
         _________________________             ________________________                                        Yes     No

5.       Dividends and Distributions
         No dividends and distributions to shareholders of any Company at any time.
         As of _________________ dividends and distributions are $____________________.                        Yes     No

6.       Regulatory Compliance
         Maintain compliance with all regulatory agencies, including satisfactory audits and examinations.     Yes     No

7.       Insurance Coverage
         Maintain insurance coverage as required by Section 8.5 of the Credit Agreement, including:
               Property/Casualty, coverage per incident of
                  $1,000,000.00 for each Company:              $___________________
               Property/Casualty, maximum coverage of
                  $2,000,000.00 for each Company:              $___________________
               Medical Malpractice, coverage per incident of
                 $1,500,000.00 for each Company:               $___________________
               Medical Malpractice, maximum coverage of
                 $3,000,000.00 for each Company:               $___________________                            Yes     No

8.       Additional Funded Debt
         Except as provided in the Agreement, no additional Funded Debt at any
         time without prior written consent of the Lender.                                                     Yes     No

THE ABOVE SUMMARY REPRESENTS ONLY A SMALL PORTION OF THE COVENANTS AND AGREEMENTS CONTAINED IN THE AGREEMENT AND DOES NOT IN ANY WAY RESTRICT OR MODIFY THE TERMS AND CONDITIONS OF THE AGREEMENT. IN CASE OF CONFLICT BETWEEN THIS CERTIFICATE AND THE AGREEMENT, THE AGREEMENT SHALL CONTROL.

All capitalized terms used and not defined herein shall have their respective meanings as set forth in the Agreement.

The undersigned hereby certifies that the above information and computations are true and correct and not misleading as of the date hereof, and that no Default exists. The undersigned hereby further certifies that the representations and warranties contained in Article IX of the Credit Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

Executed this ________ day of ______________________, 19___.

COMPANY NAME:   HEALTHCOR, INC./HEALTHCOR HOLDINGS, INC.

SIGNATURE:____________________________________________

NAME:_________________________________________________

TITLE:________________________________________________

ADDRESS:______________________________________________